     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1998

                                                    REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                              APPLIED POWER INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

    WISCONSIN                        3444                               39-
 (STATE OR OTHER         (PRIMARY STANDARD INDUSTRIAL                 0168610
   JURISDICTION           CLASSIFICATION CODE NUMBER)                  (I.R.S.
 OF INCORPORATION                                                     EMPLOYER
 OR ORGANIZATION)                                           IDENTIFICATION NO.)

                        13000 WEST SILVER SPRING DRIVE
                         BUTLER, WISCONSIN 53007-1093
                                (414) 781-6600
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ROBERT C. ARZBAECHER
                  VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              APPLIED POWER INC.
                        13000 WEST SILVER SPRING DRIVE
                         BUTLER, WISCONSIN 53007-1093
                                (414) 781-6600
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

          BRUCE C. DAVIDSON                         PETER F. ZIEGLER
           QUARLES & BRADY                    GIBSON, DUNN & CRUTCHER LLP
      411 EAST WISCONSIN AVENUE                  333 SOUTH GRAND AVENUE
      MILWAUKEE, WISCONSIN 53202             LOS ANGELES, CALIFORNIA 90071
            (414) 277-5000                           (213) 229-7000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                         PROPOSED
 TITLE OF EACH CLASS                       PROPOSED      MAXIMUM
         OF                 AMOUNT         MAXIMUM      AGGREGATE    AMOUNT OF
  SECURITIES TO BE          TO BE       OFFERING PRICE   OFFERING   REGISTRATION
     REGISTERED        REGISTERED(1)(4)    PER UNIT      PRICE(2)      FEE(3)
--------------------------------------------------------------------------------
Class A Common Stock,
 $.20 par value        11,174,998 shs.       N/A       $361,133,222   $106,535
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Based upon the maximum number of shares and options to acquire shares of ZERO Corporation ("ZERO") Common Stock, par value $.01 per share ("ZERO Common Stock"), to be converted into shares and options to acquire shares of Applied Power Inc. ("API") Class A Common Stock, par value $.20 per share ("API Common Stock"), at the exchange ratio of 0.85 of a share of API Common Stock for each share of ZERO Common Stock pursuant to the Agreement and Plan of Merger (the "Merger Agreement") to which this Registration Statement relates.
(2) Estimated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, based upon the $27.46875 average of the high and low sales prices for shares of ZERO Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on June 24, 1998, multiplied by 13,147,057, the maximum number of shares of ZERO Common Stock, assuming the exercise of all outstanding options to purchase ZERO Common Stock, to be converted into API Common Stock under the Merger Agreement.
(3) Includes the fee of $81,308 paid to the Commission on May 6, 1998, upon the joint filing of preliminary proxy materials of API and ZERO with respect to this transaction. Pursuant to Rule 457(b), the $25,227 balance of the registration fee is being paid to the Commission upon filing of this Registration Statement.
(4) To the extent that less than the maximum number of shares registered hereby are issued at closing pursuant to the Merger Agreement, API may use the remaining shares to cover the exercise of ZERO stock options assumed pursuant to the Merger Agreement by filing one or more post-effective amendments hereto on the appropriate registration form.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  This Joint Proxy Statement/Prospectus will be in two forms to be delivered separately to shareholders of Applied Power Inc. ("API") in connection with a Special Meeting of API shareholders and to stockholders of ZERO Corporation ("ZERO") in connection with a Special Meeting of ZERO stockholders, respectively. The Joint Proxy Statement/Prospectus to be delivered to API shareholders will contain a letter to API shareholders and a Notice of the API Special Meeting. The Joint Proxy Statement/Prospectus to be delivered to ZERO stockholders will contain a letter to ZERO stockholders and a Notice of the ZERO Special Meeting. The content of the Joint Proxy Statement/Prospectus otherwise will be the same.

                                     LOGO

                                                                   July 1, 1998

Dear Fellow Shareholder:

  On behalf of the Board of Directors and management, I cordially invite you to attend a Special Meeting of Shareholders of Applied Power Inc. ("API") to be held at API's offices located at 13000 West Silver Spring Drive, Butler, Wisconsin, on Friday, July 31, 1998, at 11:00 a.m., local time.

  At the Special Meeting, you will be asked to approve the issuance of API Class A Common Stock (the "Share Issuance") pursuant to an Agreement and Plan of Merger, dated as of April 6, 1998 (the "Merger Agreement"), by and among API, ZERO Corporation ("ZERO") and STB Acquisition Corporation, a wholly owned subsidiary of API ("Acquisition"). The Merger Agreement provides for the merger of Acquisition into ZERO (the "Merger"), with ZERO surviving as a wholly owned subsidiary of API. Subject to the terms and conditions of the Merger Agreement, each share of ZERO common stock outstanding immediately prior to the effective time of the Merger will be converted into 0.85 of a share of API Class A Common Stock. Any resulting fractional share interests will be paid in cash.

  THE BOARD OF DIRECTORS OF API HAS UNANIMOUSLY DETERMINED THAT THE MERGER AND THE SHARE ISSUANCE ARE IN THE BEST INTERESTS OF API AND ITS SHAREHOLDERS AND HAS APPROVED THE MERGER AGREEMENT. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE SHARE ISSUANCE AT THE SPECIAL MEETING.

  The Merger, the Merger Agreement and the Share Issuance are described in the accompanying Joint Proxy Statement/Prospectus, to which a copy of the Merger Agreement is attached as Appendix A. We urge you to read this material carefully. If you have any questions about the Special Meeting or the Merger, please call Georgeson & Company Inc., our proxy solicitation agent, toll-free at (800) 223-2064 or collect at
(212) 440-9800.

  Your vote is important no matter how many shares you hold. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. If you do attend and you wish to vote in person, you can revoke your proxy at that time.

                                          Sincerely,

                                          LOGO
                                          Richard G. Sim
                                          Chairman, President and Chief
                                           Executive Officer

                              APPLIED POWER INC.
                        13000 WEST SILVER SPRING DRIVE
                            BUTLER, WISCONSIN 53007
                                (414) 781-6600

                               ----------------

                           NOTICE OF SPECIAL MEETING
                          OF SHAREHOLDERS TO BE HELD
                               ON JULY 31, 1998

                               ----------------

To the Shareholders of Applied Power Inc.:

  A Special Meeting of Shareholders (the "Special Meeting") of Applied Power Inc., a Wisconsin corporation ("API"), will be held at the offices of API located at 13000 West Silver Spring Drive in Butler, Wisconsin, on Friday, July 31, 1998, at 11:00 a.m., local time, to consider and vote on a proposal to approve the issuance of shares of Class A Common Stock, $.20 par value, of API ("API Common Stock") pursuant to an Agreement and Plan of Merger, dated as of April 6, 1998 (the "Merger Agreement"), by and among API, ZERO Corporation, a Delaware corporation ("ZERO"), and STB Acquisition Corporation ("Acquisition"), a Delaware corporation and a wholly owned subsidiary of API (the "Share Issuance"), to effect the transactions contemplated by the Merger Agreement.

  A copy of the Merger Agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Appendix A. The Merger Agreement provides for the merger of Acquisition into ZERO (the "Merger"), with ZERO surviving as a wholly owned subsidiary of API. Subject to the terms and conditions of the Merger Agreement, each share of ZERO Common Stock, $.01 par value, outstanding immediately prior to the effective time of the Merger will be converted into
0.85 of a share of API Common Stock, with cash being paid in lieu of any fractional share of API Common Stock.

  Shareholders of record at the close of business on June 19, 1998, are entitled to receive notice of and to vote at the Special Meeting and any adjournment or postponement of the meeting. Approval of the Share Issuance requires the affirmative vote of a majority of the votes cast on the Share Issuance, provided that the total number of votes cast on the proposal represents more than 50% of the outstanding shares of API Common Stock entitled to vote thereon at the Special Meeting.

  It is important that your shares of API Common Stock be represented at the Special Meeting regardless of the number of shares you hold. You are urged to specify your voting preference by marking, dating and signing the enclosed proxy card and returning it in the enclosed business reply envelope. No postage is required if mailed in the United States. If you wish to vote in accordance with the recommendations of the API Board of Directors, you need only date and sign the proxy card and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          Anthony W. Asmuth III
                                          Secretary

Milwaukee, Wisconsin
July 1, 1998

  WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

                                     LOGO

                                                                   July 1, 1998

Dear Stockholder:

  We are pleased to extend to you an invitation to attend the Special Meeting of Stockholders of ZERO Corporation ("ZERO") to be held at the Los Angeles Marriott Downtown, Concourse 3, 333 South Figueroa Street, Los Angeles, California, on Friday, July 31, 1998, at 9:00 a.m. local time (the "Special Meeting").

  The purpose of the Special Meeting is to consider a proposal to approve the merger of STB Acquisition Corporation ("Acquisition"), a wholly owned subsidiary of Applied Power Inc. ("API"), with and into ZERO (the "Merger") pursuant to an Agreement and Plan of Merger dated as of April 6, 1998 (the "Merger Agreement") among API, ZERO and Acquisition, as a result of which ZERO will become a wholly owned subsidiary of API.

  Subject to the terms and conditions of the Merger Agreement, each share of Common Stock, $.01 par value per share, of ZERO ("ZERO Common Stock") outstanding immediately prior to the effective time of the Merger will be converted into 0.85 shares of Class A Common Stock, $.20 par value per share, of API ("API Common Stock"). Cash will be paid in lieu of any fractional share of API Common Stock.

  It is intended that ZERO stockholders will have a "tax-free transaction" (i.e. will not recognize gain or loss for federal income tax purposes) to the extent API Common Stock is received in the Merger in exchange for ZERO Common Stock, although the receipt of cash in lieu of fractional shares will be taxable.

  A Joint Proxy Statement/Prospectus accompanies this letter. It will provide you with a detailed description of the Merger Agreement and the transactions contemplated by the Merger Agreement. It also includes other important information relating to ZERO, API and Acquisition. Please read the Joint Proxy Statement/Prospectus carefully and in its entirety. If you have any questions about the Special Meeting, please telephone Morrow & Co., our proxy solicitation agent, toll free at (800) 662-5200 or collect at (212) 754-8000.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY (I) HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF ZERO AND ITS STOCKHOLDERS, (II) HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN, AND (III) RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AT THE SPECIAL MEETING. THE BOARD'S REASONS ARE DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, UNDER THE CAPTION "THE MERGER AND THE MERGER AGREEMENT--ZERO'S REASONS FOR THE MERGER; RECOMMENDATION OF THE ZERO BOARD." SEE ALSO, "THE MERGER AND THE MERGER AGREEMENT--INTERESTS OF CERTAIN PERSONS IN THE MERGER."

  In determining that the Merger is in the best interests of ZERO and its stockholders and to recommend approval of the Merger, the Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement, as well as numerous other factors. The Board has also received the opinion dated April 6, 1998 of Salomon Smith Barney, ZERO's financial advisor, to the effect that, based upon and subject to the various considerations set forth in their opinion, the consideration to be paid to ZERO's stockholders in connection with the Merger was fair from a financial point of view to ZERO's stockholders. The full text of the opinion is set forth as Appendix C to the accompanying Joint Proxy Statement/Prospectus.

  ZERO Common Stock is listed on the New York Stock Exchange and the Pacific Exchange and API Common Stock is listed on the New York Stock Exchange. As a result, holders of ZERO Common Stock will not be entitled to dissenting stockholders' appraisal rights under the Delaware General Corporation Law in connection with the Merger.

  Your vote is important to us, regardless of the number of shares owned by you. Approval of the Merger requires the affirmative vote of holders of a majority of the outstanding shares of ZERO. Therefore, we urge you to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. This will not prevent you from attending the Special Meeting or voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting. You may revoke your proxy at any time by filing a written notice of revocation with, or by delivering a fully executed proxy bearing a later date to, the Corporate Secretary of ZERO at ZERO's main office prior to the Special Meeting, or by attending the Special Meeting and voting in person.

  HOLDERS OF ZERO COMMON STOCK SHOULD NOT RETURN TO ZERO ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. After the Merger has been consummated, stockholders will receive instructions and a letter of transmittal for the submission of their stock certificates.

  On behalf of your Board of Directors, thank you for your support. We urge you to vote "FOR" approval of the Merger.

              Sincerely,

                                               LOGO
              LOGO


              Howard W. Hill                   Wilford D. Godbold, Jr.
              Chairman of the Board            President and Chief Executive
                                               Officer

                               ZERO CORPORATION
                      444 SOUTH FLOWER STREET, SUITE 2100
                      LOS ANGELES, CALIFORNIA 90071-2922

                               ----------------

                           NOTICE OF SPECIAL MEETING
                          OF STOCKHOLDERS TO BE HELD
                               ON JULY 31, 1998

                               ----------------

To the Stockholders of
 ZERO Corporation:

  A Special Meeting of Stockholders (the "Special Meeting") of ZERO Corporation, a Delaware corporation ("ZERO"), will be held on Friday, July 31, 1998, at 9:00 a.m., local time, at the Los Angeles Marriott Downtown, Concourse 3, 333 South Figueroa Street, Los Angeles, California, to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 6, 1998 (the "Merger Agreement"), by and among Applied Power Inc., a Wisconsin corporation ("API"), ZERO and STB Acquisition Corporation ("Acquisition"), a Delaware corporation and a wholly owned subsidiary of API, and the transactions contemplated by the Merger Agreement.

  A copy of the Merger Agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Appendix A. The Merger Agreement provides for the merger of Acquisition into ZERO (the "Merger"), with ZERO surviving as a wholly owned subsidiary of API. Subject to the terms and conditions of the Merger Agreement, each share of ZERO Common Stock, $.01 par value ("ZERO Common Stock"), outstanding immediately prior to the effective time of the Merger will be converted into 0.85 of a share of API Class A Common Stock, $.20 par value ("API Common Stock"), with cash being paid in lieu of any fractional share of API Common Stock.

  Stockholders of record at the close of business on June 19, 1998 are entitled to receive notice of and to vote at the Special Meeting and any adjournment or postponement of the meeting. The affirmative vote of the holders of a majority of the outstanding shares of ZERO Common Stock entitled to vote at the Special Meeting is required for approval of the Merger Agreement and the transactions contemplated by the Merger Agreement.

  It is important that your shares of ZERO Common Stock be represented at the Special Meeting regardless of the number of shares you hold. You are urged to specify your voting preference by marking, dating and signing the enclosed proxy card and returning it in the enclosed business reply envelope. No postage is required if mailed in the United States. If you wish to vote in accordance with the recommendations of the ZERO Board of Directors, you need only date and sign the proxy card and return it in the enclosed envelope.

  In accordance with the Delaware General Corporation Law, a complete list of the holders of record of ZERO Common Stock entitled to vote at the Special Meeting will be open for examination by any stockholder, for any purpose germane to the Special Meeting, for a period of 10 days prior to the date of the meeting during ordinary business hours at the executive offices of ZERO, 444 South Flower Street, Suite 2100, Los Angeles, California 90071.

                                          By Order of the Board of Directors

                                          Howard W. Hill         Anita J.
                                          Chairman of the Board   Cutchall

Los Angeles, California                                          Corporate
July 1, 1998                                                      Secretary

  WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

                             JOINT PROXY STATEMENT
                                      OF
                              APPLIED POWER INC.
                                      AND
                               ZERO CORPORATION

                                ---------------

                                  PROSPECTUS
                                      OF
                              APPLIED POWER INC.

                                ---------------

  This Joint Proxy Statement/Prospectus is being furnished to the holders of Class A Common Stock, $.20 par value ("API Common Stock"), of Applied Power Inc., a Wisconsin corporation ("API"), in connection with the solicitation of proxies by the Board of Directors of API (the "API Board") for use at a Special Meeting of Shareholders of API to be held at the offices of API located at 13000 West Silver Spring Drive in Butler, Wisconsin, on July 31, 1998, and at any and all adjournments or postponements thereof (the "API Special Meeting").

  This Joint Proxy Statement/Prospectus is also being furnished to the holders of Common Stock, par value $.01 per share ("ZERO Common Stock"), of ZERO Corporation, a Delaware corporation ("ZERO"), in connection with the solicitation of proxies by the Board of Directors of ZERO (the "ZERO Board") for use at a Special Meeting of Stockholders of ZERO to be held at the Los Angeles Marriott Downtown, Concourse 3, 333 South Figueroa Street, Los Angeles, California, on July 31, 1998, and at any and all adjournments or postponements thereof (the "ZERO Special Meeting" and, together with the API Special Meeting, the "Special Meetings").

  This Joint Proxy Statement/Prospectus relates to the Agreement and Plan of Merger, dated as of April 6, 1998 (the "Merger Agreement"), by and among API, ZERO and STB Acquisition Corporation ("Acquisition"), a Delaware corporation and a wholly owned subsidiary of API, which provides for the merger of Acquisition with and into ZERO (the "Merger"), with ZERO surviving as a wholly owned subsidiary of API. Subject to the terms and conditions of the Merger Agreement, each share of ZERO Common Stock outstanding immediately prior to the Effective Time of the Merger (as hereinafter defined) will be converted into 0.85 (the "Exchange Ratio") of a share of API Common Stock. Cash will be paid in lieu of any fractional share of API Common Stock.

  The consummation of the Merger is subject, among other things, to (i) the approval of the issuance of API Common Stock pursuant to the Merger in accordance with the terms of the Merger Agreement (the "Share Issuance") by the affirmative vote of a majority of the votes cast on the Share Issuance proposal at the API Special Meeting, provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of API Common Stock entitled to vote thereon at the API Special Meeting; (ii) the approval of the Merger Agreement by holders of a majority of the outstanding shares of ZERO Common Stock entitled to vote thereon at the ZERO Special Meeting; and (iii) certain other conditions as provided in the Merger Agreement. A copy of the Merger Agreement is attached hereto as Appendix A.

  This Joint Proxy Statement/Prospectus also constitutes the Prospectus of API filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of API Common Stock constituting the Share Issuance. It is anticipated that up to approximately 11,175,000 shares of API Common Stock will be issued in the Share Issuance, representing approximately 29% of the shares of API Common Stock expected to be outstanding after the Merger based on the number of shares outstanding at the date hereof.

  API Common Stock is listed for trading under the symbol "APW" on the New York Stock Exchange (the "NYSE"), and ZERO Common Stock is listed for trading under the symbol "ZRO" on the NYSE and the Pacific Exchange (the "PCX"). On April 6, 1998, the last trading day prior to the execution of the Merger Agreement (which occurred after the close of trading on that day), the last reported sale prices of API Common Stock and ZERO Common Stock, as reported on the NYSE Composite Transactions Tape, were $38.1875 per share and $28.875 per share, respectively. The averages of the last reported sale prices for the 20 consecutive trading days prior to April 6 were $36.88 for API and $27.68 for ZERO. On June 30, 1998, the last trading day prior to the date of this Joint Proxy Statement/Prospectus, the last reported sale prices of API Common Stock and ZERO Common Stock, as reported on the NYSE Composite Transactions Tape, were $34.375 per share and $28.375 per share, respectively, and the equivalent pro forma sale price of ZERO Common Stock (determined by multiplying the last reported sale price of API Common Stock by the Exchange Ratio) was $29.21875 per share.

  SEE "RISK FACTORS" BEGINNING ON P. 20 FOR A DESCRIPTION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE MERGER.

  This Joint Proxy Statement/Prospectus and the respective forms of proxy are first being mailed to shareholders of API and stockholders of ZERO on or about July 2, 1998.

                                ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
     PASSED   UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  JOINT   PROXY
       STATEMENT/PROSPECTUS. ANY  REPRESENTATION TO  THE CONTRARY  IS A
        CRIMINAL OFFENSE.

                                ---------------

      The date of this Joint Proxy Statement/Prospectus is July 1, 1998.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................   4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   4
CAUTIONARY STATEMENT.......................................................   5
SUMMARY....................................................................   6
  The Parties..............................................................   6
  The Special Meetings.....................................................   7
  The Merger and the Merger Agreement......................................   8
  Comparison of Shareholder Rights.........................................  11
  API Selected Consolidated Financial Data.................................  12
  ZERO Selected Consolidated Financial Data................................  13
  API Selected Unaudited Pro Forma Combined Financial Data.................  14
  Comparative Per Share Data of API and ZERO...............................  16
  Comparative Market Prices and Dividends..................................  18
  Recent Developments......................................................  19
RISK FACTORS...............................................................  20
THE SPECIAL MEETINGS.......................................................  23
  API Special Meeting......................................................  23
  ZERO Special Meeting.....................................................  24
  Absence of Dissenters' Rights of Appraisal...............................  26
THE MERGER AND THE MERGER AGREEMENT........................................  27
  General..................................................................  27
  Background of the Merger.................................................  27
  API's Reasons for the Merger; Recommendation of the API Board............  30
  Opinion of API's Financial Advisor.......................................  32
  ZERO's Reasons for the Merger; Recommendation of the ZERO Board..........  36
  Opinion of ZERO's Financial Advisor......................................  37
  Interests of Certain Persons in the Merger...............................  41
  Employee Plans...........................................................  45
  Management and Operations of ZERO After the Merger.......................  46
  Conduct of Business Pending the Merger...................................  46
  Representations, Warranties and Covenants................................  47
  Conditions to Consummation of the Merger.................................  48
  No Solicitation; Special Fee.............................................  49
  Termination; Amendment; Waiver...........................................  50
  Standstill Provisions....................................................  52
  Fees and Expenses........................................................  52
  Conversion of Shares in the Merger.......................................  52
  Exchange of ZERO Certificates; No Fractional Shares......................  53
  Assumption and Conversion of ZERO Stock Options..........................  54
  Governmental and Regulatory Approvals....................................  55

                                                                            PAGE
                                                                            ----
  Certain Federal Income Tax Consequences..................................  55
  Resale of API Common Stock...............................................  57
  Accounting Treatment.....................................................  57
BUSINESS OF THE PARTIES....................................................  58
  API......................................................................  58
  Acquisition..............................................................  59
  ZERO.....................................................................  59
DESCRIPTION OF API CAPITAL STOCK...........................................  60
  Preferred Stock..........................................................  60
  Common Stock.............................................................  60
  General..................................................................  61
  Certain Statutory Provisions.............................................  61
COMPARISON OF SHAREHOLDER RIGHTS...........................................  63
  Comparison of API Articles and Bylaws to ZERO Certificate and Bylaws.....  63
  Comparison of Delaware and Wisconsin Law.................................  72
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.........................  79
CERTAIN INFORMATION CONCERNING API AND ZERO................................  89
LEGAL OPINIONS.............................................................  89
EXPERTS....................................................................  89
SHAREHOLDER PROPOSALS......................................................  89
APPENDIX A: MERGER AGREEMENT
APPENDIX B: OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION
APPENDIX C: OPINION OF SALOMON SMITH BARNEY

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

                             AVAILABLE INFORMATION

  API and ZERO are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site that contains reports, proxy and information statements, and other information regarding registrants (including API and ZERO) that file electronically with the SEC (http://www.sec.gov). API Common Stock is listed on the NYSE and reports, proxy statements and other information relating to API can be inspected at the NYSE, 20 Broad Street, New York, New York 10005. ZERO Common Stock is listed on the NYSE and the PCX and reports, proxy statements and other information relating to ZERO can be inspected at the NYSE, 20 Broad Street, New York, New York 10005 or the PCX, 301 Pine Street, San Francisco, California 94104.

  This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and the exhibits thereto for further information. Exhibits to the Registration Statement that are omitted from the Joint Proxy Statement/Prospectus may also be obtained at the SEC's World Wide Web site described above. Statements contained or incorporated by reference herein concerning the provisions of any agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and readers are referred to the copy so filed for more detailed information, each such statement being qualified in its entirety by such reference.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF SHARES OF API COMMON STOCK OR ZERO COMMON STOCK TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS SENT, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO API, INVESTOR RELATIONS, APPLIED POWER INC., 13000 WEST SILVER SPRING DRIVE, BUTLER, WISCONSIN 53007 (TELEPHONE: (414) 781-6600) AND, IN THE CASE OF DOCUMENTS RELATING TO ZERO, ANITA J. CUTCHALL, CORPORATE SECRETARY, ZERO CORPORATION, 444 SOUTH FLOWER STREET, SUITE 2100, LOS ANGELES, CALIFORNIA 90071-2922 (TELEPHONE: (213) 629-
7000). IN ORDER TO ENSURE DELIVERY OF DOCUMENTS PRIOR TO THE APPLICABLE SPECIAL MEETING, ANY SUCH REQUEST SHOULD BE MADE NOT LATER THAN JULY 24, 1998.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed with the SEC pursuant to the Exchange Act by API (File No. 1-11288) or ZERO (File No. 1-5260) are incorporated herein by reference:

    1. API's Annual Report on Form 10-K for the fiscal year ended August 31, 1997 (as amended by Amendment No. 1 thereto on Form 10-K/A filed June 19,
  1998);

    2. API's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1997 and February 28, 1998;

    3. API's Current Reports on Form 8-K reporting events occurring on October 3, 1997 (as amended by Amendment No. 1 thereto on Form 8-K/A filed December 17, 1997), November 4, 1997, April 6, 1998, April 16, 1998 and
  June 5, 1998 (as amended by Amendment No. 1 thereto on Form 8-K/A filed July 1, 1998).

    4. ZERO's Annual Report on Form 10-K for the fiscal year ended March 31,
  1998;

    5. ZERO's Current Reports on Form 8-K reporting events occurring on April 6, 1998 and May 1, 1998; and

    6. The description of ZERO Common Stock contained in ZERO's Registration Statement on Form 8-B filed on September 7, 1988, including any amendments or reports filed for the purpose of updating such description.

  In lieu of incorporating by reference the description of API Common Stock contained in API's Current Report on Form 8-K dated January 28, 1991, filed for the purpose of updating the description of API Common Stock contained in API's registration statement filed with respect thereto under the Exchange Act, such description is included in this Joint Proxy Statement/Prospectus. See "Description of API Capital Stock."

  All reports and other documents filed by either API or ZERO pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the date of its Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER API OR ZERO. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF API OR ZERO SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             CAUTIONARY STATEMENT

  WHEN USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT TO API AND ZERO, THE WORDS "ESTIMATE," "PROJECT," "INTEND," "BELIEVE," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE THOSE RISKS, UNCERTAINTIES AND RISK FACTORS IDENTIFIED UNDER THE HEADING "RISK FACTORS" IN THIS JOINT PROXY STATEMENT/PROSPECTUS, UNDER THE HEADING "RISK FACTORS THAT MAY AFFECT FUTURE RESULTS" IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN API'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1997, AND UNDER THE HEADING "SAFE HARBOR STATEMENT" ACCOMPANYING "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN ZERO'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1998, OR UNDER SIMILAR CAUTIONARY CAPTIONS IN OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE. API AND ZERO DO NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                               ----------------

  As used in this Joint Proxy Statement/Prospectus, unless the context otherwise clearly requires: "API" refers to Applied Power Inc. and its consolidated subsidiaries, and "ZERO" refers to ZERO Corporation and its consolidated subsidiaries. All information contained in this Joint Proxy Statement/Prospectus with respect to API and Acquisition has been provided by API. All information contained in this Joint Proxy Statement/Prospectus with respect to ZERO has been provided by ZERO.

                                    SUMMARY

  The following is a summary of certain important terms and conditions of the Merger and related information. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information appearing in this Joint Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated herein by reference. Shareholders are urged to read this Joint Proxy Statement/ Prospectus and the Appendices in their entirety. Unless otherwise indicated, all financial and other data contained in this Joint Proxy Statement/Prospectus have been restated to give retroactive effect to API's two-for-one stock split in the form of a 100% share dividend effected on February 3, 1998. Capitalized terms used and not otherwise defined in this Summary have the meanings given to them elsewhere in this Joint Proxy Statement/Prospectus or in the Merger Agreement.

THE PARTIES

  API. API is a diversified global company engaged in the business of providing tools, equipment, systems, and supply items to a variety of end-users and original equipment manufacturers ("OEMs") in the manufacturing, computer, semiconductor, telecommunication, datacom, construction, electrical, transportation, recreational vehicle, natural resources, aerospace, defense, and other industries. API's operations are divided into three segments: (i) Technical Environments and Enclosures ("TEE")--Technical environment solutions for computer rooms, offices, laboratories and manufacturing, and enclosures for electronic equipment; (ii) Tools and Supplies--Industrial and electrical tools and supplies sold primarily through distribution; and (iii) Engineered Solutions--Motion and vibration control products and systems customized and primarily sold to OEM customers. API has had an active acquisition program and regularly reviews acquisition opportunities in the ordinary course of its business, some of which may be potentially material. See "--Recent Developments." Such opportunities may be under investigation, discussion, or negotiation at any particular time or from time to time. API and its subsidiaries are sometimes referred to in the Merger Agreement and herein as the "API Companies." API's principal executive offices are located at 13000 West Silver Spring Drive, Butler, Wisconsin 53007 (telephone: (414) 781-6600). API was incorporated in Wisconsin in 1910. See "Business of the Parties-- API."

  Acquisition. Acquisition, a wholly owned subsidiary of API, is a Delaware corporation which was incorporated by API for the purpose of consummating the Merger. Acquisition will have no operations except as contemplated by the Merger Agreement. At the Effective Time of Merger (as defined below), Acquisition will be merged with and into ZERO, which will be the surviving corporation in the Merger (the "Surviving Corporation"). As a result, immediately following the Merger, Acquisition will cease to exist and ZERO will be a wholly owned subsidiary of API. Acquisition's principal executive offices and telephone number are the same as API's. See "Business of the Parties-- Acquisition."

  ZERO. ZERO's operations have two business segments: "Enclosures and Accessories" for the electronics industry and "Other." ZERO's primary business is "Enclosures and Accessories" for the system packaging, thermal management and engineered case requirements of the telecommunications, instrumentation and data processing markets of the electronics industry. ZERO's "Other" segment serves the air cargo and consumer/other markets. Air Cargo designs, manufactures and markets a broad range of specialized and general-purpose cargo containers as well as a patented telescoping baggage/cargo system. In addition, ZERO produces and markets the well-known line of ZERO Halliburton(R) luggage, carrying cases and attaches for consumers worldwide, food service containers and other specialized enclosures. ZERO and its subsidiaries are sometimes referred to in the Merger Agreement and herein as the "ZERO Companies." ZERO's principal executive offices are located at 444 South Flower Street, Suite 2100, Los Angeles, California 90071-2922 (telephone: (213) 629-7000). ZERO was incorporated in Delaware in 1988 as a successor to a California corporation of the same name that was originally incorporated in 1952. See "Business of the Parties--ZERO."

THE SPECIAL MEETINGS

  API SPECIAL MEETING

  Purpose. The API Special Meeting will be held at the offices of API located at 13000 West Silver Spring Drive, Butler, Wisconsin, on Friday, July 31, 1998, to consider and vote on a proposal to approve the Share Issuance (defined above as the issuance of API Common Stock pursuant to the Merger in accordance with the terms of the Merger Agreement). The Wisconsin Business Corporation Law (the "WBCL") provides that only business within the purpose described in the Notice of the API Special Meeting may be conducted at the API Special Meeting.

  Record Date. Only holders of record of API Common Stock at the close of business on June 19, 1998 (the "API Record Date") are entitled to receive notice of and to vote at the API Special Meeting. At the close of business on the API Record Date, there were 27,937,056 shares of API Common Stock outstanding and entitled to vote. Each such share entitles the registered holder thereof to one vote.

  Quorum. A majority of the votes entitled to be cast by the shares entitled to vote must be represented in person or by proxy at the API Special Meeting in order for a quorum to be present.

  Required Vote. If a quorum exists, approval of the Share Issuance will require the affirmative vote of a majority of the votes cast on the Share Issuance, provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of API Common Stock entitled to vote thereon at the API Special Meeting.

  Share Ownership of Management. At the close of business on the API Record Date, directors and executive officers of API and their affiliates were the beneficial owners of an aggregate of 1,031,026 (approximately 3.7%) of the shares of API Common Stock then outstanding and eligible to vote. All of the directors and executive officers of API have indicated their intention to vote their shares FOR approval of the Share Issuance.

  See "The Special Meetings--API Special Meeting."

  ZERO SPECIAL MEETING

  Purpose. The ZERO Special Meeting will be held at the Los Angeles Marriott Downtown, Concourse 3, 333 South Figueroa Street, Los Angeles, California, on Friday, July 31, 1998, to consider and vote on a proposal to approve and adopt the Merger Agreement.

  Record Date. Only holders of record of ZERO Common Stock at the close of business on June 19, 1998 (the "ZERO Record Date") are entitled to receive notice of and to vote at the ZERO Special Meeting. At the close of business on the ZERO Record Date, there were 12,451,958 shares of ZERO Common Stock outstanding and entitled to vote. Each such share entitles the registered holder thereof to one vote.

  Quorum. A majority of the outstanding shares of ZERO Common Stock entitled to vote must be represented in person or by proxy at the ZERO Special Meeting in order to constitute a quorum for the transaction of business.

  Required Vote. Approval and adoption of the Merger Agreement will require the affirmative vote of holders of a majority of the outstanding shares of ZERO Common Stock entitled to vote thereon at the ZERO Special Meeting.

  Share Ownership of Management. At the close of business on the ZERO Record Date, directors and executive officers of ZERO and their affiliates were the beneficial owners of an aggregate of 277,731 (approximately 2.2%) of the shares of ZERO Common Stock then outstanding and eligible to vote. All of the directors and executive officers of ZERO have indicated their intention to vote their shares FOR approval of the Merger Agreement.

  See "The Special Meetings--ZERO Special Meeting."

  ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL

  Under the WBCL, the shareholders of API are not entitled to dissenters' rights with respect to the Share Issuance. Under the Delaware General Corporation Law (the "DGCL"), the stockholders of ZERO are not entitled to appraisal rights with respect to the Merger. See "The Special Meetings--Absence of Dissenters' Rights of Appraisal."

THE MERGER AND THE MERGER AGREEMENT

  General. At the Effective Time of Merger (as defined below), Acquisition will be merged with and into ZERO, with ZERO surviving as a wholly owned subsidiary of API. As a result of the Merger, the separate corporate existence of Acquisition will cease and ZERO will succeed to all the rights and be responsible for all the obligations of Acquisition in accordance with the DGCL. Subject to the terms and conditions of the Merger Agreement, each share of ZERO Common Stock outstanding immediately prior to the Effective Time of Merger will be converted into 0.85 of a share of API Common Stock. Cash will be paid in lieu of any fractional share of API Common Stock. See "The Merger and the Merger Agreement--Conversion of Shares in the Merger."

  The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware unless API and ZERO agree to, and the Certificate of Merger provides for, a later date of effectiveness (not to exceed 90 days after the date that the Certificate of Merger is so filed). The filing of the Certificate of Merger will occur as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. The date and time on which the Merger shall become effective is referred to herein and in the Merger Agreement as the "Effective Time of Merger." See "The Merger and the Merger Agreement--Conditions to Consummation of the Merger."

  Recommendation of the API Board. The API Board has unanimously determined that the Merger and the Share Issuance are in the best interests of API and its shareholders and has approved the Merger Agreement. THE API BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF API VOTE IN FAVOR OF THE SHARE ISSUANCE AT THE API SPECIAL MEETING. See "The Merger and the Merger Agreement--API's Reasons for the Merger; Recommendation of the API Board."

  Opinion of API's Financial Advisor. Credit Suisse First Boston Corporation ("CSFB") has acted as exclusive financial advisor to API in connection with the Merger and has delivered its written opinion dated April 6, 1998 to the API Board that, as of such date and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Exchange Ratio was fair to API from a financial point of view. CSFB delivered to the API Board its updated opinion, dated the date of this Joint Proxy Statement/Prospectus, that as of such date and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Exchange Ratio is fair to API from a financial point of view. The full text of the written opinion of CSFB dated the date hereof, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached hereto as Appendix B and should be read carefully in its entirety. CSFB has consented to the use of its opinion in this Joint Proxy Statement/Prospectus and a copy of its consent is filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part. The opinion of CSFB is directed to the API Board and relates only to the fairness to API of the Exchange Ratio from a financial point of view, and does not address any other aspect of the Merger or any related matters. See "The Merger and the Merger Agreement--Opinion of API's Financial Advisor."

  Recommendation of the ZERO Board. The ZERO Board has unanimously determined that the Merger is in the best interests of ZERO and its stockholders and has approved the Merger Agreement. THE ZERO BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF ZERO VOTE IN FAVOR OF

APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE ZERO SPECIAL MEETING. For a discussion of the interests that certain directors and executive officers of ZERO have with respect to the Merger in addition to their interests as stockholders of ZERO generally, and information regarding the treatment of options to purchase shares of ZERO Common Stock held by members of the ZERO Board, see "The Merger and the Merger Agreement--Interests of Certain Persons in the Merger." Such interests, together with other relevant factors, were considered by the ZERO Board in making its recommendation and approving the Merger Agreement. See "The Merger and the Merger Agreement--ZERO's Reasons for the Merger; Recommendation of the ZERO Board."

  Opinion of ZERO's Financial Advisor. Salomon Brothers Inc and Smith Barney Inc. (collectively, "Salomon Smith Barney" or "Salomon") has acted as financial advisor to ZERO in connection with the Merger and has delivered its opinion dated April 6, 1998 to the ZERO Board to the effect that, based upon and subject to the various considerations set forth therein, as of the date of such opinion, the Exchange Ratio was fair from a financial point of view to ZERO stockholders. The full text of Salomon's written opinion, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached hereto as Appendix C and should be read carefully in its entirety. Salomon has consented to the use of its opinion in this Joint Proxy Statement/Prospectus and a copy of its consent is filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part. Salomon's opinion is directed to the ZERO Board and relates only to the fairness of the Exchange Ratio to the ZERO stockholders from a financial point of view. Salomon's opinion does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder of ZERO as to how such stockholder should vote with respect to the Merger. See "The Merger and the Merger Agreement--Opinion of ZERO's Financial Advisor."

  Interests of Certain Persons in the Merger. In considering the recommendation of the Merger by the ZERO Board, the stockholders of ZERO should be aware that certain directors and executive officers of ZERO have certain interests in the consummation of the Merger other than solely as holders of ZERO Common Stock. Such interests, together with other relevant factors, were considered by the ZERO Board in recommending the Merger to the stockholders of ZERO and approving the Merger Agreement. Generally, (i) ZERO will, immediately prior to the Merger, enter into one-year employment agreements with its executive officers and certain other executives, (ii) prior to the "change in control" that will occur as a result of the Merger, rabbi trusts will be funded with respect to ZERO's Executive Deferred Compensation Plan, Directors' Deferred Compensation Plan and Joint Life Insurance Plans, and (iii) at the Effective Time of Merger, each outstanding option to purchase shares of ZERO Common Stock, including the options held by directors and executive officers, will be assumed by API and converted into an option to purchase shares of API Common Stock on terms adjusted to reflect the Exchange Ratio. In the case of options held by nonemployee directors of ZERO (who will cease to be directors of ZERO as of the Effective Time of Merger as provided in the Merger Agreement), each such option which has not been fully vested will become fully vested at that time. Nonvested options held by executive officers of ZERO will become fully vested if the executive officer's employment with ZERO is terminated by the executive or is terminated by ZERO without Cause (as defined) within one year after the Effective Time of Merger as provided in the option documents. In addition, ZERO directors and officers will continue to have the benefit of indemnification, as well as directors' and officers' insurance protection for six years after the Effective Time of Merger. See "The Merger and the Merger Agreement--Interests of Certain Persons in the Merger."

  Certain Federal Income Tax Consequences. The consummation of the Merger is conditioned upon the receipt by ZERO of an opinion of its counsel, Gibson, Dunn & Crutcher LLP, dated prior to the date of this Joint Proxy Statement/Prospectus, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that API, Acquisition and ZERO will each be a party to that reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect as of the Closing Date (as defined in the Merger Agreement) or the Effective Time of Merger. Such opinion has been delivered and is filed as an exhibit to the Registration Statement. As a reorganization under Section 368, no gain or loss will be recognized by the holders of ZERO Common Stock upon the conversion of shares of ZERO Common Stock into shares of API Common Stock, except with respect to cash, if any, received in lieu of fractional shares of API Common Stock. See "The Merger and the Merger Agreement--Certain Federal Income Tax Consequences."

  Accounting Treatment. The Merger is expected to be accounted for as a pooling of interests in accordance with generally accepted accounting principles. It is a condition to the consummation of the Merger that API receive an opinion from Coopers & Lybrand L.L.P. to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with the Merger Agreement. See "The Merger and the Merger Agreement--Accounting Treatment."

  Management and Operations of ZERO After the Merger. At the Effective Time of Merger, ZERO, as the Surviving Corporation in the Merger, will become a wholly owned subsidiary of API. The other ZERO Companies will become indirect subsidiaries of API. The directors and officers of Acquisition immediately prior to the Effective Time of Merger, who will be officers of API, will be the directors and officers of the Surviving Corporation. See "The Merger and the Merger Agreement--Management and Operations of ZERO After the Merger."

  Conditions to Consummation of the Merger. The respective obligations of API, Acquisition and/or ZERO to effect the Merger are subject, among other things, to the fulfillment of certain conditions, including without limitation: (i) approval of the Merger Agreement by the requisite vote of the stockholders of ZERO and approval of the Share Issuance by the requisite vote of the shareholders of API; (ii) the absence of any suit, action or other proceeding in which the consummation of the transactions contemplated by the Merger Agreement is restrained or enjoined; (iii) the performance of and compliance by the respective parties with their respective obligations under the Merger Agreement, except for a failure to perform or comply that would not result in a ZERO Material Adverse Effect or an API Material Adverse Effect (as defined in the Merger Agreement), respectively; (iv) the accuracy of the representations and warranties of the respective parties made in the Merger Agreement, except for breaches which would not result in a ZERO Material Adverse Effect or an API Material Adverse Effect, respectively; (v) the non-existence on the Closing Date of any ZERO Material Adverse Effect or any API Material Adverse Effect, respectively; (vi) the effectiveness of the Registration Statement and the absence of a stop order suspending such effectiveness; (vii) the expiration or termination of any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (which condition was satisfied on May 5, 1998); (viii) the listing on the NYSE, subject to official notice of issuance, of the shares of API Common Stock constituting the Share Issuance; (ix) API having received an opinion from Coopers & Lybrand L.L.P. to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with the Merger Agreement; and (x) the tax opinion of Gibson, Dunn & Crutcher LLP received by ZERO having not been withdrawn or modified in any material respect.

  No Solicitation; Special Fee. The Merger Agreement provides that ZERO shall not solicit, initiate, facilitate, encourage, negotiate with respect to, discuss or agree to any Other Transaction or Other Proposal (as defined in the Merger Agreement), subject to exceptions which permit the ZERO Board to furnish information and participate in discussions and negotiations with a person making a Superior Proposal (as defined in the Merger Agreement) if the ZERO Board determines to do so in good faith, upon the advice of outside legal counsel that such action is required by its fiduciary duties under applicable law and permit ZERO to comply with its obligations under the Exchange Act with respect to an Other Proposal by means of a tender offer. ZERO may, by notice to API at any time prior to the Effective Time of Merger, terminate the Merger Agreement if ZERO enters into, executes or agrees to an Other Transaction following a good faith determination by the ZERO Board (after compliance by ZERO with the applicable provisions of the Merger Agreement), based upon the advice of outside legal counsel, that such action is required by its fiduciary duties under applicable law. The Merger Agreement also provides that if the Merger is not consummated by reason of the occurrence of certain events, such as the consummation of or ZERO's pursuit of an Other Transaction (such as a Superior Proposal), ZERO will pay API a special fee of $15,000,000. See "The Merger and the Merger Agreement--No Solicitation; Special Fee."

  Termination or Amendment of the Merger Agreement. The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of API of the Share Issuance or approval by the stockholders of ZERO of the Merger Agreement:

    (a) by mutual written agreement of API and ZERO, duly authorized by the API and ZERO Boards;

    (b) by either API or ZERO by written notice to the other party if: (i) any court of competent jurisdiction shall have permanently restrained, enjoined or otherwise prohibited the Merger by a final and nonappealable action; or (ii) the Effective Time of Merger has not occurred by September 30, 1998 (but the right to terminate under clause (ii) will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has caused or resulted in the failure to consummate the Merger by that date);

    (c) by API by written notice to ZERO if one or more of the circumstances permitting such termination under Section 9.1(c) of the Merger Agreement shall have occurred or exist; and

    (d) by ZERO by written notice to API if one or more of the circumstances permitting such termination under Section 9.1(d) of the Merger Agreement shall have occurred or exist.

  The Merger Agreement may be amended by the parties at any time before or after approval of the Merger Agreement by the holders of ZERO Common Stock or the Share Issuance by the holders of API Common Stock, except that after such approval, no amendment may be made without the further approval of such holders if such amendment changes the Exchange Ratio or materially adversely effects the rights of such holders.

  See "The Merger and the Merger Agreement--Termination; Amendment; Waiver."

  Percentage Ownership Interest of ZERO Stockholders After the Merger. Based on the number of shares of API Common Stock outstanding on the date hereof and assuming the issuance of up to approximately 11,175,000 shares of API Common Stock constituting the Share Issuance, after giving effect to the consummation of the Merger there will be approximately 39,112,000 shares of API Common Stock issued, of which the former stockholders of ZERO will own approximately 29%.

  Risk Factors. FOR A DESCRIPTION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE MERGER, SEE "RISK FACTORS."

COMPARISON OF SHAREHOLDER RIGHTS

  API is incorporated in the State of Wisconsin and is governed by Wisconsin law. ZERO is incorporated in the State of Delaware and is governed by Delaware law. For a discussion of certain differences in the rights of shareholders under Wisconsin law and Delaware law, and under the respective charters and bylaws of API and ZERO, see "Comparison of Shareholder Rights."

                               APPLIED POWER INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth selected historical consolidated financial data for API as of and for each of the five years in the period ended August 31, 1997 and for the six-month periods ended February 28, 1998 and 1997. Such data as of August 31, 1997 and 1996 and for each of the three years in the period ended August 31, 1997 have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in API's Annual Report on Form 10-K for the fiscal year ended August 31, 1997, including the notes thereto, incorporated by reference herein. Such data as of February 28, 1998 and 1997 and for the six-month periods ended February 28, 1998 and 1997 have been derived from, and should be read in conjunction with, the unaudited consolidated interim financial information contained in API's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, including the notes thereto, incorporated by reference herein. See "Available Information" and "Incorporation of Certain Documents By Reference." Such data as of August 31, 1995, 1994 and 1993 and for each of the two years in the period ended August 31, 1994 have been derived from audited consolidated financial statements, including the notes thereto, not incorporated by reference herein.

                              SIX MONTHS
                                 ENDED
                             FEBRUARY 28,    FOR THE YEARS ENDED AUGUST 31,
                             ------------- ----------------------------------
                              1998   1997   1997   1996   1995   1994   1993
                             ------ ------ ------ ------ ------ ------ ------
                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Net Sales..................  $425.8 $310.3 $672.3 $571.2 $527.1 $433.6 $398.7
Gross Profit...............   149.2  121.1  252.9  219.9  201.4  163.5  151.0
Operating Earnings.........    46.4   33.7   72.9   57.3   48.8   37.1   21.1(1)
Net Earnings from
 Continuing Operations.....  $ 24.1 $ 19.0 $ 42.0 $ 33.7 $ 25.0 $ 16.9 $  7.1(1)
Diluted Net Earnings from
 Continuing Operations Per
 Share.....................  $ 0.82 $ 0.67 $ 1.46 $ 1.21 $ 0.91 $ 0.64 $ 0.27(1)
Dividends Per Common Share.  $ 0.03 $ 0.03 $ 0.06 $ 0.06 $ 0.06 $ 0.06 $ 0.06
                             FEBRUARY 28,              AUGUST 31,
                             ------------- ----------------------------------
                              1998   1997   1997   1996   1995   1994   1993
                             ------ ------ ------ ------ ------ ------ ------
Total Assets...............  $679.4 $440.8 $463.6 $381.2 $332.9 $317.4 $306.3
Long-term Obligations......  $272.3 $120.3 $101.7 $ 76.5 $ 74.3 $ 88.7 $ 97.5
Shareholders' Equity.......  $227.7 $184.2 $204.1 $168.5 $131.7 $107.3 $ 88.0
Actual Shares Outstanding..    27.8   27.6   27.6   27.3   26.8   26.3   26.0

--------
(1) Operating Earnings and Net Earnings from Continuing Operations for 1993 reflect after-tax restructuring charges of $5.0 ($0.19 per share)

                                ZERO CORPORATION

                      SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth selected historical consolidated financial data for ZERO as of and for each of the five years in the period ended March 31, 1998. Such data as of March 31, 1998 and 1997 and for each of the three years in the period ended March 31, 1998 have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in ZERO's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, including the notes thereto, incorporated by reference herein. See "Available Information" and "Incorporation of Certain Documents By Reference." Such data as of March 31, 1996, 1995 and 1994 and for each of the two years in the period ended March 31, 1995 have been derived from audited consolidated financial statements, including the notes thereto, not incorporated by reference herein.

                                FOR THE YEARS ENDED MARCH 31,
                              -------------------------------------
                               1998      1997   1996   1995   1994
                              ------    ------ ------ ------ ------
                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Net Sales.................... $258.7    $225.4 $206.2 $179.7 $171.8
Gross Profit.................   87.4      74.3   70.5   61.6   55.9
Operating Income.............   31.9(1)   28.8   26.6   21.8   19.4
Net Income................... $ 24.4(2) $ 15.9 $ 17.0 $ 14.8 $ 12.9
Diluted Earnings Per Share... $ 1.93(2) $ 1.28 $ 1.07 $ 0.93 $ 0.81
Dividends Per Common Share... $ 0.12    $ 0.12 $ 0.44 $ 0.41 $ 0.40
                                          MARCH 31,
                              -------------------------------------
                               1998      1997   1996   1995   1994
                              ------    ------ ------ ------ ------
Total Assets................. $217.0    $186.0 $165.8 $171.5 $158.7
Long-term Debt............... $ 50.6    $ 51.5 $ 51.5 $  --  $  --
Stockholders' Equity......... $126.1    $101.3 $ 84.8 $145.6 $136.5
Actual Shares Outstanding....   12.4      12.3   12.1   16.0   15.9

--------
(1) Operating Income in 1998 includes a $4,500,000 pretax provision for estimated loss on sale of subsidiary.
(2) Net Income includes approximately $3,900,000 ($7,024,000 pretax) of special items (gain from life insurance and sale of property net of provision for estimated loss on sale of subsidiary) recognized by ZERO during 1998.

                               APPLIED POWER INC.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following table sets forth selected unaudited pro forma combined financial data for API as of and for each of the three years in the period ended August 31, 1997, and as of and for the six-month periods ended February 28, 1998 and 1997, which are presented to reflect the estimated impact on the historical consolidated financial statements of API of the Merger, which will be accounted for as a pooling of interests, and the issuance of approximately 11,175,000 shares of API Common Stock constituting the Share Issuance. The income statement data assume that the Merger had been consummated at the beginning of the earliest period presented. The balance sheet data assume that the Merger had been consummated on February 28, 1998. The unaudited pro forma combined financial data do not reflect any costs savings and other synergies nor merger related expenses anticipated by API management as a result of the Merger and are not necessarily indicative of the results of operation or the financial position which would have occurred had the Merger been consummated at the beginning of the earliest period presented, nor are they necessarily indicative of API's future results of operations or financial position. The unaudited pro forma combined data should be read in conjunction with the historical consolidated financial statements of API and ZERO and the Unaudited Pro Forma Combined Financial Information, including the notes thereto, incorporated by reference or appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Available Information," "Incorporation of Certain Documents By Reference" and "Unaudited Pro Forma Combined Financial Information."

                           SIX MONTHS ENDED
                             FEBRUARY 28,       FOR THE YEARS ENDED AUGUST 31,
                          --------------------  ----------------------------------
                           1998(1)    1997(1)     1997(1)     1996(1)    1995(1)
                          ----------  --------  -----------  ---------- ----------
                                            (IN THOUSANDS)
OPERATIONS:
Net Sales...............  $  650,466  $422,199  $ 1,175,401  $ 777,462  $ 706,752
Cost of products sold...     429,273   264,546      761,160    486,991    443,705
                          ----------  --------  -----------  ---------  ---------
 Gross profit...........     221,193   157,653      414,241    290,471    263,047
Engineering, selling and
 administrative
 expenses...............     141,747   105,549      271,227    201,332    187,954
Amortization of
 intangible assets......       8,636     3,903       16,274      5,140      4,394
                          ----------  --------  -----------  ---------  ---------
 Operating earnings.....      70,810    48,201      126,740     83,999     70,699
Other Expenses(Income):
 Net financing costs....      18,880     7,849       39,471      7,892      9,250
 Other--net.............      (2,327)   (1,421)      (2,699)    (1,307)       350
                          ----------  --------  -----------  ---------  ---------
Net Earnings from
 Continuing Operations
 Before Income Tax
 Expense................      54,257    41,773       89,968     77,414     61,099
Income Tax Expense......      19,802    14,843       34,598     26,735     21,269
                          ----------  --------  -----------  ---------  ---------
Net Earnings from
 Continuing Operations..  $   34,455  $ 26,930  $    55,370  $  50,679  $  39,830
                          ==========  ========  ===========  =========  =========
FINANCIAL POSITION (END
 OF PERIOD):
Total assets............  $1,127,114
Total liabilities.......  $  781,749
Long-term debt..........  $  526,470
Shareholders' equity....  $  345,365

--------
(1) The API consolidated statements of earnings for the six months ended February 28, 1998 and 1997 (both unaudited) and for the fiscal years ended August 31, 1997, 1996 and 1995 have been combined with the ZERO consolidated statements of income for the six months ended December 31, 1997 and 1996, for the twelve months ended June 30, 1997 (all unaudited) and for the fiscal years ended March 31, 1996 and 1995, respectively. This presentation has the effect of excluding ZERO's results of operations for the three-month period ended June 30, 1996 in the unaudited pro forma combined statements of operations. Unaudited net sales and net income for ZERO were $54,664,000 and $3,800,000, respectively, for the three-month period ended June 30, 1996. ZERO's results of operations for this period are reflected in shareholders' equity in the pro forma combined balance sheet at February 28, 1998. API's February 28, 1998 unaudited consolidated balance sheet has been combined with ZERO's December 31, 1997 unaudited consolidated balance sheet and VERO's December 31, 1997 audited consolidated balance sheet.

  On April 23, 1998, API announced that it had reached an agreement with the Board of Directors of VERO Group plc ("VERO") on the terms of a recommended cash offer (with a guaranteed loan note alternative) to be made by Applied Power Limited, a United Kingdom subsidiary of API, to acquire the entire issued share capital of VERO at a price of 157 pence per VERO share. On May 5, 1998, Pentair, Inc. announced the terms of a competing cash offer with a guaranteed loan note alternative), to be made through a wholly owned subsidiary, to acquire the entire issued share capital of VERO at a price of 170 pence per VERO share. On May 12, 1998, in response to the offer by Pentair, Inc., API increased its cash offer to 192 pence per VERO share. Pentair, Inc. subsequently withdrew its offer. On May 15, 1998, the Applied Power Limited offering documents were sent to the VERO shareholders. On June 5, 1998, the initial tender offer period expired, and API announced that Applied Power Limited had accepted for payment the VERO stock tendered, which totaled over 72% of the outstanding VERO shares. Applied Power Limited had previously acquired approximately 10% of VERO's shares, so that after accepting the shares tendered, Applied Power Limited owned or had accepted over 82% of VERO's shares. The shares accepted were paid for on June 19, 1998. The tender offer remained open. On June 19, 1998, Applied Power Limited announced that the additional shares tendered brought the total of the shares it owned or had accepted for payment to over 90% of all VERO's shares, sufficient to invoke procedures under the U.K. Companies Act of 1985 which, when completed, will result in Applied Power Limited owning all of the outstanding shares of VERO. The unaudited pro forma combined financial data for the six months ended February 28, 1998 includes the operating results of Versa Technologies, Inc. ("Versa/Tek"), which was acquired by API on October 6, 1997, for the period from September 1, 1997 to February 28, 1998 and the operating results of VERO for the six months ended December 31, 1997. The unaudited pro forma combined financial data for API for the year ended August 31, 1997 includes the operating results of Everest Electronics Equipment, Inc. ("Everest"), which was acquired by API on September 26, 1996, for the period from September 1, 1996 to August 31, 1997, and the operating results of Versa/Tek and VERO for their respective twelve months ended June 30, 1997. The operating results of Versa/Tek and Everest subsequent to their acquisition dates, are included in API's historic results (presented in the first column of the accompanying combined financial statements) for the six months ended February 28, 1998 and the year ended August 31, 1997.

  VERO's reporting currency is the pound sterling and its financial information in the accompanying pro forma combined financial statements has been translated to the U.S. dollar in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." VERO's historic financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), however, VERO's financial information in the accompanying pro forma combined financial statements has been adjusted to conform with generally accepted accounting principles in the United States ("US GAAP"). The only material adjustment required to conform with US GAAP related to goodwill. Under UK GAAP purchased goodwill may be written off on acquisition directly against reserves. Under US GAAP, goodwill is capitalized and amortized by charges against income over the period during which it is estimated it will be of benefit subject to a maximum of 40 years. Accordingly, goodwill, net of amortization, was recorded in the pro forma combined balance sheet at February 28, 1998 and the related amortization expense included in the pro forma combined statements of earnings for the six months ended February 28, 1998 and the twelve months ended August 31, 1997.

                   COMPARATIVE PER SHARE DATA OF API AND ZERO

  The following table sets forth certain earnings, dividend and book value per share data for API and ZERO on historical and pro forma bases. The unaudited pro forma combined financial data for the six months ended February 28, 1998 includes the operating results of Versa/Tek, which was acquired by API on October 6, 1997, for the period from September 1, 1997 to February 28, 1998 and the operating results of the pending VERO acquisition, as described in "Selected Unaudited Pro Forma Combined Financial Data", for the six months ended December 31, 1997. The unaudited pro forma combined financial data for the year ended August 31, 1997 includes the operating results of Everest, which was acquired by API on September 26, 1996, for the period from September 1, 1996 to August 31, 1997, and the operating results of Versa/Tek and VERO for their respective twelve months ended June 30, 1997. The pro forma operating income data are derived from the Unaudited Pro Forma Combined Statements of Earnings appearing elsewhere herein, which give effect to the Merger as a pooling of interests as if the Merger had been consummated at the beginning of the earliest period presented. The pro forma dividend data assume dividend payments consistent with API's historical payments. Book value data for all pro forma presentations is based upon the number of outstanding shares of API Common Stock, adjusted to include the shares of API Common Stock constituting the Share Issuance. The information set forth below should be read in conjunction with the historical consolidated financial statements of API and of ZERO and the Unaudited Pro Forma Combined Financial Information, including the notes thereto, incorporated by reference or appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Available Information," "Incorporation of Certain Documents By Reference" and "Unaudited Pro Forma Combined Financial Information."

  The pro forma data do not reflect any cost savings and other synergies or merger related expenses anticipated by API management as a result of the Merger.

                                            SIX MONTHS
                                               ENDED
                                             FEBRUARY           FOR THE YEARS
                                                28,           ENDED AUGUST 31,
                                            -----------       -----------------
                                            1998  1997        1997  1996  1995
                                            ----- -----       ----- ----- -----
API HISTORICAL
  Basic earnings per share (1)............. $0.87 $0.69       $1.53 $1.25 $0.94
  Diluted earnings per share (1)...........  0.82  0.67        1.46  1.21  0.91
  Cash dividends paid per share............  0.03  0.03        0.06  0.06  0.06
  Book value per share (2).................  8.19              7.39
                                            SIX MONTHS
                                               ENDED      FOR THE YEARS
                                             DECEMBER         ENDED
                                                31,         MARCH 31,
                                            ----------- -----------------
                                            1997  1996  1998  1997  1996
                                            ----- ----- ----- ----- -----
ZERO HISTORICAL
  Basic earnings per share (1)............. $0.95 $0.65 $1.98 $1.30 $1.08
  Diluted earnings per share (1)...........  0.93  0.64  1.93  1.28  1.07
  Cash dividends paid per share............  0.06  0.06  0.12  0.12  0.44
  Book value per share (2).................  9.49       10.15
                                            SIX MONTHS
                                               ENDED
                                             FEBRUARY           FOR THE YEARS
                                                28,           ENDED AUGUST 31,
                                            -----------       -----------------
                                            1998  1997        1997  1996  1995
                                            ----- -----       ----- ----- -----
API UNAUDITED PRO FORMA (3)(6)
  Basic earnings per share from continuing
   operations.............................. $0.92 $0.71       $1.49 $1.26 $0.99
  Diluted earnings per share from
   continuing operations...................  0.87  0.69        1.44  1.22  0.97
  Cash dividends paid per share............  0.03  0.03        0.06  0.06  0.06
  Book value per share (5).................  9.00              8.14
PRO FORMA ZERO EQUIVALENT (4)
  Basic earnings per share................. $0.78 $0.60       $1.27 $1.07 $0.84
  Diluted earnings per share...............  0.74  0.59        1.22  1.04  0.82
  Cash dividends paid per share............  0.03  0.03        0.05  0.05  0.05
  Book value per share.....................  7.65              6.92

--------
(1) The historical earnings per share information is based on the weighted average number of common shares (basic EPS) and the weighted average number of common and equivalent shares (diluted EPS) of API and ZERO for each period.
(2) The historical book value per share is computed by dividing shareholders' equity by the number of common shares outstanding at the end of each period.
(3) The API unaudited pro forma per share information is based upon the pro forma weighted average number of common shares (basic EPS) and the pro forma weighted average number of common and equivalent shares outstanding (diluted EPS) of API and ZERO for each period at the Exchange Ratio of 0.85 shares of API Common Stock for each share of ZERO Common Stock. Net earnings from continuing operations of API for the six months ended February 28, 1998 and 1997 and for the fiscal years ended August 31, 1997, 1996 and 1995 has been combined with the net earnings of ZERO for the six months ended December 31, 1997 and 1996, for the twelve months ended June 30, 1997 and for the fiscal years ended March 31, 1996 and 1995, respectively. The presentation has the effect of excluding ZERO's results of operations for the three-month period ended June 30, 1996 in the unaudited pro forma combined statements of earnings. Net sales and net income for ZERO were $54,664,000 and $3,800,000, respectively, for the three-month period ended June 30, 1996. ZERO's results of operations for this period are reflected in shareholders' equity in the pro forma combined balance sheet at February 28, 1998. The pro forma and equivalent pro forma book value per share data reflect API's per share data as of February 28, 1998 and ZERO's per share data as of December 31, 1997.
(4) The unaudited pro forma combined net earnings per equivalent ZERO share amounts and the unaudited pro forma book value per equivalent ZERO share amounts are calculated by multiplying the respective unaudited pro forma combined API per share amounts by the Exchange Ratio of 0.85 shares of API Common Stock for each share of ZERO Common Stock.
(5) The unaudited pro forma combined book value per share is computed by dividing unaudited pro forma combined shareholders' equity by the unaudited pro forma number of common shares outstanding at the end of the period giving effect to the Exchange Ratio of 0.85 shares of API Common Stock for each share of ZERO Common Stock.
(6) API's diluted earnings per share on an unaudited pro forma basis, excluding ZERO, are $0.79 for the six months ended February 28, 1998 and $1.38 for the year ended August 31, 1997. See "Unaudited Pro Forma Combined Financial Information."

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

  API Common Stock is listed for trading on the NYSE under the symbol "APW." ZERO Common Stock is listed for trading on the NYSE and the PCX under the symbol "ZRO." The following table sets forth, for the periods indicated, the range of the high and low sales prices of API Common Stock and ZERO Common Stock, as reported on the NYSE Composite Transactions Tape, and the dividends paid per share of API Common Stock and dividends paid per share of ZERO Common Stock. API's information gives effect to the two-for-one split of API Common Stock effected on February 3, 1998.

                                 API
                             COMMON STOCK
API FISCAL YEARS     ----------------------------
ENDED AUGUST 31        HIGH       LOW    DIVIDEND
----------------     --------- --------- --------
1995
  First Quarter      $12 9/16  $10 13/16  $0.015
  Second Quarter      12 7/8    10 3/8     0.015
  Third Quarter       13 1/2    11 5/8     0.015
  Fourth Quarter      16 11/16  12 1/4     0.015
1996
  First Quarter      $17 9/16  $14 3/8    $0.015
  Second Quarter      16 3/16   13 3/8     0.015
  Third Quarter       16 1/2    14 7/16    0.015
  Fourth Quarter      15 3/16   13 9/16    0.015
1997
  First Quarter      $18 3/4   $14 11/16  $0.015
  Second Quarter      21 7/16   18 3/16    0.015
  Third Quarter       22 9/16   19 9/16    0.015
  Fourth Quarter      31 3/4    21 7/8     0.015
1998
  First Quarter      $34 1/16  $29 5/8    $0.015
  Second Quarter      36 11/16  30 7/16    0.015
  Third Quarter       39 3/4    33 13/16   0.015
  Fourth Quarter      34 11/16  31
   (through June 30,
   1998)

                             ZERO
                         COMMON STOCK
ZERO FISCAL YEARS  -------------------------
ENDED MARCH 31       HIGH     LOW   DIVIDEND
-----------------  -------- ------- --------
1995
  First Quarter    $14 1/4  $11 3/8  $0.100
  Second Quarter    13 1/2   12 1/8   0.100
  Third Quarter     14       12 1/8   0.100
  Fourth Quarter    14 3/4   12 5/8   0.110
1996
  First Quarter    $15 1/4  $13      $0.110
  Second Quarter    16 7/8   14 5/8   0.110
  Third Quarter     17 7/8   14 7/8   0.110
  Fourth Quarter    18 1/4   15 1/8   0.110
1997
  First Quarter    $22 7/8  $16 5/8  $0.030
  Second Quarter    22 1/8   17 7/8   0.030
  Third Quarter     20 7/8   17 1/8   0.030
  Fourth Quarter    23 3/4   18 3/4   0.030
1998
  First Quarter    $26 1/2  $17 3/4  $0.030
  Second Quarter    29 3/16  24 5/8   0.030
  Third Quarter     32 1/16  24 5/8   0.030
  Fourth Quarter    29 7/8   25       0.030
1999
  First Quarter    $33 1/4  $26 1/4  $0.030
   (through
   June 30, 1998)

  Set forth below are the last reported sale prices of API Common Stock and ZERO Common Stock on April 6, 1998, the last trading day prior to the execution and public announcement of the Merger Agreement (which occurred after the close of trading on that day), and on June 30, 1998, the last trading day prior to the date of this Joint Proxy Statement/Prospectus, as well as the equivalent pro forma sale prices of ZERO Common Stock on such dates, as determined by multiplying the applicable last reported sale price of API Common Stock by the Exchange Ratio.

                       API     ZERO
                      COMMON  COMMON     ZERO
                      STOCK    STOCK  EQUIVALENT
                     -------- ------- ----------
      April 6, 1998  $38 3/16 $28 7/8  $32 7/16
      June 30, 1998  $34  3/8 $28 3/8  $29 7/32

RECENT DEVELOPMENTS

  ACQUISITION OF VERO

  On April 23, 1998, API announced that it had reached agreement with the Board of Directors of VERO Group plc ("VERO") on the terms of a recommended cash offer (with a guaranteed loan note alternative) to be made by Applied Power Limited, a United Kingdom subsidiary of API, to acquire the entire issued share capital of VERO. VERO stock is publicly traded on the London Stock Exchange. Pursuant to the tender offer, which would be made by Schroders, an investment banking firm, on behalf of Applied Power Limited, Applied Power Limited would pay 157 pence in cash for each of VERO's approximately 60 million issued shares. On May 5, 1998, Pentair, Inc. ("Pentair") announced the terms of a competing cash offer (with a guaranteed loan note alternative), to be made through a wholly owned subsidiary, to acquire the entire issued share capital of VERO at a price of 170 pence per VERO share.

  On May 12, 1998, API announced that Applied Power Limited would increase the amount of its tender offer to 192 pence for each VERO share. This values VERO's issued share capital at approximately ^(Pounds)115.5 million, or approximately $193 million. Pentair subsequently withdrew its offer. On May 15, 1998, the Applied Power Limited offering documents were sent to the VERO shareholders. On June 5, 1998, the initial tender offer period expired, and API announced that Applied Power Limited had accepted for payment the VERO stock tendered, which totaled over 72% of the outstanding VERO shares. Applied Power Limited had previously acquired approximately 10% of VERO's shares, so that after accepting the shares tendered, Applied Power Limited owned or had accepted over 82% of VERO's shares. The shares accepted were paid for on June 19, 1998.

  The tender offer remained open. On June 19, 1998, Applied Power Limited announced that the additional shares tendered brought the total of the shares it owned or had accepted for payment to over 90% of VERO's issued share capital. Applied Power Limited also announced that it would invoke Section 429 of the U.K. Companies Act of 1985, as amended, to acquire the remaining outstanding shares of VERO stock, so that after the required procedures are completed, Applied Power Limited will own all of the issued share capital of VERO. The purchase of the VERO shares is being funded through expanded credit facilities of API.

  VERO is a United Kingdom company that manufactures electronic enclosures, racks, backplanes and power supplies. The acquisition of VERO will broaden API's electronic enclosures capabilities in Europe, and VERO's backplanes and power supplies products will strengthen API's overall product offerings. In calendar year 1997, VERO earned (Pounds)10.3 million of operating profit (approximately $17 million) on sales of (Pounds)101.2 million (approximately $170 million). Of those 1997 sales, 19% were outside Europe.


  RECENTLY COMPLETED ACQUISITIONS

  On May 1, 1998, API announced that it had acquired Premier Industries, Inc., which manufacturers enclosures and provides integration services for electronic equipment OEMs and is located in Hudson, New Hampshire, and Product Technology, Inc., which provides electronic manufacturing and integration services for a diverse customer base and is located in Irvine, California. The total consideration paid in these transactions was approximately $21.8 million and $17 million, respectively. Funding was provided through API's existing credit facilities.

  API THIRD QUARTER EARNINGS

  On June 23, 1998, API reported sales and net earnings for the third quarter ended May 31, 1998. Sales for the third quarter were $241.7 million, an increase of 39% over the comparable prior year period. Net earnings for the quarter were $14.9 million, or $0.51 on a diluted per share basis, an increase of 31% over the $11.1 million, or $0.39 per share, reported in third quarter fiscal 1997. Third quarter operating profit grew 50% to $29.0 million over the comparable prior year period.

  For the first nine months of fiscal 1998, earnings were $1.33 on a diluted per share basis, an increase of 27% over the $1.05 per share reported for the same period in fiscal 1997. Sales were $667.5 million, an increase of 37.9% over the comparable prior year period. Year-to-date operating profit for the nine month period increased to $75.4 million from $53.1 million in fiscal 1997, an increase of 42%.

                                 RISK FACTORS

  In considering whether to approve the Share Issuance or to approve and adopt the Merger Agreement, as the case may be, the shareholders of API and stockholders of ZERO should consider, among other things, the following matters:

  FIXED EXCHANGE RATIO DESPITE CHANGE IN RELATIVE STOCK PRICES. The Exchange Ratio is expressed in the Merger Agreement as a fixed ratio. Accordingly, the Exchange Ratio will not be adjusted in the event of any increase or decrease in the price of either API Common Stock or ZERO Common Stock. The price of API Common Stock at the Effective Time of Merger may vary from its price at the date of this Joint Proxy Statement/Prospectus and at the date of the Special Meetings. Such variations may be the result of changes in the business, operations or prospects of API or ZERO, market assessments of the likelihood that the Merger will be consummated and timing thereof, regulatory considerations, general market and economic conditions and other factors. Because the Effective Time of Merger will occur at a date later than the Special Meetings, there can be no assurance that the price of API Common Stock on the date of the Special Meetings will be indicative of its price at the Effective Time of Merger. The Effective Time of Merger will occur as soon as practicable following the Special Meetings and the satisfaction or waiver of the other conditions set forth in the Merger Agreement. Shareholders of API and stockholders of ZERO are urged to obtain current market quotations for API Common Stock and ZERO Common Stock. See "The Merger and the Merger Agreement-- Conditions to Consummation of the Merger."

  UNCERTAINTIES IN INTEGRATING BUSINESS OPERATIONS AND ACHIEVING COST SAVINGS. In determining that the Merger is in the best interests of API or ZERO, as the case may be, each of the API Board and the ZERO Board addressed the cost savings, operating efficiencies and other synergies that may result from the consummation of the Merger. The consolidation of functions, the integration of departments, systems and procedures, and relocation of staff present significant management challenges. There can be no assurance that such actions will be successfully accomplished as rapidly as currently expected. Moreover, although the primary purpose of such action will be to realize direct cost savings and other operating efficiencies, there can be no assurance of the extent to which such cost savings and efficiencies will be achieved.

  RAPID GROWTH AND EXPANSION. API is currently experiencing significant growth, both from internal sales efforts and from acquisitions. API sales in fiscal year 1997 were $671 million and its pro forma sales for fiscal year 1998 will be approximately $1.2 billion, an increase of approximately 79%. At the end of API's fiscal year 1997, it had 4,235 employees and the pro forma number of employees at the end of fiscal year 1998 will be approximately 9,650, which represents an increase of approximately 128%. As API continues to experience rapid growth, demands on API's technical, operational and administrative resources will continue to increase. API believes the combination of its existing personnel plus the level of management experience gained through the acquisitions will enable it to manage its growth, but this cannot be assured.

  RISKS ASSOCIATED WITH LEVERAGE. The unaudited pro forma combined balance sheet as of February 28, 1998 included herein reflects a debt to total capital ratio of approximately 61.1%, compared to approximately 30.5% for ZERO prior to the Merger. API's pro forma indebtedness could pose several risks to the holders of API's Common Stock, including but not limited to: (i) increased costs due to the vulnerability to increases in interest rates; (ii) lack of assurance that existing bank debt can continue to be refinanced on terms as favorable as those for current debt; and (iii) unavailability of additional financing for future acquisitions and expansion of the existing businesses. The ability of the combined company to satisfy its debt obligations will depend primarily on its future performance, which will be subject to economic, financial and other factors, many of which are beyond its control. The ratio of EBITDA (earnings before interest, income taxes, depreciation and amortization) to interest is one measure of API's ability to satisfy its debt obligations. The EBITDA to interest expense ratio of the combined company for the six months ended February 28, 1998, based on the pro forma combined balance sheet and statement of earnings, would have been approximately 5.3 times. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, management believes that it is useful to an investor in evaluating a company's ability to service its debt obligations. See "Unaudited Pro Forma Combined Financial Information."

  INTERNATIONAL EXPANSION. The Merger, coupled with the acquisition of VERO, presents the combined API/ZERO enterprise with greater global opportunities for its products and engineered solutions. However, global expansion also will present challenges including greater regulatory barriers, the necessity of adapting to new regulatory systems, and problems related to entering new markets with different cultural bases and political systems. Operating in broader international markets also exposes the combined enterprise to certain risks including, among other things: (i) changes in or interpretations of foreign regulations that may limit the enterprise's ability to sell certain products or repatriate profits to the United States; (ii) exposure to currency fluctuations; (iii) the potential imposition of trade or foreign currency exchange restrictions or increased tariffs; and (iv) political instability. As the combined enterprise expands its international presence, these and other risks associated with international operations are likely to be encountered.

  POTENTIAL DILUTION. Voting. The shares of API Common Stock to be issued to ZERO stockholders at the Effective Time of Merger are expected to represent up to approximately 29% of the number of shares of API Common Stock outstanding immediately after the Effective Time of Merger. Accordingly, the Merger will have the effect of reducing the percentage voting interest in API represented by a share of API Common Stock immediately prior to the Effective Time of Merger, and the percentage voting interest represented by a share of ZERO Common Stock immediately prior to the Effective Time of Merger. However, as a result of the Merger, shareholders of API and stockholders of ZERO will each own a voting interest in a significantly larger enterprise.

  Earnings Per Share and Book Value. See "Summary--Comparative Per Share Data of API and ZERO" for a table setting forth certain earnings, dividend and book value per share data for API and ZERO on historical and pro forma bases. For the holders of API Common Stock, on a pro forma basis, the Merger and the other acquisitions reflected in the pro forma data would have had a dilutive effect on diluted earnings per share for the fiscal year ended August 31, 1997 (from $1.46 per share to $1.44 per share) and an accretive effect for the six-month period ended February 28, 1998 (from $0.82 per share to $0.87 per share) and an accretive effect on book value per share for the fiscal year ended August 31, 1997 (from $7.39 per share to $8.14 per share) and for the six-month period ended February 28, 1998 (from $8.19 per share to $9.00 per share). However, when compared to the API pro forma data reflecting such other acquisitions excluding the Merger, the Merger would have had an accretive effect on pro forma diluted earnings per share for the fiscal year ended August 31, 1997 (from $1.38 per share to $1.44 per share) and for the six-month period ended February 28, 1998 (from $0.79 per share to $0.87 per share). For the holders of ZERO Common Stock, on a pro forma basis, the Merger would have had a dilutive effect on diluted earnings per share for the six-month period ended December 31, 1997 (from $0.93 per share to $0.74 per share) and a dilutive effect on book value per share for the six-month period ended December 31, 1997 (from $9.49 per share to $7.65 per share). Excluding the effect of the life insurance proceeds of $1,709,000 included in Other Income-- net in the Unaudited Pro Forma Combined Statement of Earnings for the six months ended February 28, 1998 (see "Unaudited Pro Forma Combined Financial Information"), the Merger would have had a dilutive effect on diluted earnings per share for the six-month period ended December 31, 1997 (from $0.79 per share to $0.71 per share) and a dilutive effect on book value per share for the six-month period ended December 31, 1997 (from $9.36 per share to $7.61 per share).

  The pro forma data do not reflect any cost savings or other synergies or merger related expenses anticipated by API management as a result of the Merger. Whether the Merger will in fact be accretive or dilutive to API shareholders with respect to future earnings per share and book value will depend on the actual results achieved by the combined company in the future as compared to the results that could have been achieved by API on a stand-alone basis over the same period, given the number of shares of API Common Stock to be issued in the Share Issuance. No assurance can be given as to such future results, and, accordingly, as to whether the Merger will be accretive or dilutive to API shareholders with respect to future earnings per share or book value.

  Price-Earnings Multiples. Holders of API Common Stock should note that, prior to the date of the Merger Agreement, ZERO Common Stock has generally been valued at a lower price-earnings market trading multiple than API Common Stock. There are many reasons different trading multiples are accorded to different companies, including differences in their businesses, financial performance, management, size, acquisition activity and other factors. To the extent that the Merger represents a possible diversification by API into businesses which the market has historically valued at lower multiples than API's, the Merger could possibly have the effect of lowering the price-earnings multiple accorded to API Common Stock after the Merger. Holders of ZERO Common Stock, in considering the accretive or dilutive effect of the Merger, should note that the comparability from a valuation perspective of historical earnings per share for ZERO Common Stock to pro forma earnings per share for API Common Stock would be affected by any difference in the price-earnings multiples accorded to API Common Stock and ZERO Common Stock. Holders of ZERO Common Stock should also review "The Merger and the Merger Agreement-- Opinion of ZERO's Financial Advisor" for an analysis of ZERO's contribution on a pro forma basis to the combined entity resulting from the Merger of, among other things, cash flow and net income.

  INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION. In considering the recommendation of the Merger Agreement by the ZERO Board, the stockholders of ZERO should be aware that certain directors and executive officers of ZERO have certain interests in the consummation of the Merger other than solely as holders of ZERO Common Stock. These interests relate to employment agreements, change of control provisions that impact certain benefit plans, option agreements and indemnification agreements. Such interests, together with other relevant factors, were considered by the ZERO Board in recommending the Merger to the stockholders of ZERO and approving the Merger Agreement. See "The Merger and the Merger Agreement--Interests of Certain Persons in the Merger."

                             THE SPECIAL MEETINGS

  This Joint Proxy Statement/Prospectus is being furnished to the holders of API Common Stock in connection with the solicitation of proxies by the API Board from the holders of API Common Stock for use at the API Special Meeting, and to the holders of ZERO Common Stock in connection with the solicitation of proxies by the ZERO Board from the holders of ZERO Common Stock for use at the ZERO Special Meeting.

API SPECIAL MEETING

  Purpose. At the API Special Meeting, the shareholders of API will consider and vote on a proposal to approve the Share Issuance to effect the transactions contemplated by the Merger Agreement.

  The API Board has unanimously determined that the Merger and the Share Issuance are in the best interests of API and its shareholders and has approved the Merger Agreement. THE API BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF API VOTE IN FAVOR OF THE SHARE ISSUANCE AT THE API SPECIAL MEETING. See "The Merger and the Merger Agreement--API's Reasons for the Merger; Recommendation of the API Board."

  The API Board is not aware, as of the date of mailing of this Joint Proxy Statement/Prospectus, of any other matters which may properly come before the API Special Meeting. The WBCL provides that only business within the purpose described in the Notice of the API Special Meeting may be conducted at the API Special Meeting. If any other matters properly come before the API Special Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their best judgment on such matters.

  Pursuant to the Merger Agreement, consummation of the Merger is conditioned upon approval of the Share Issuance by the shareholders of API. Although API is not a party to the Merger, the approval of API shareholders is required under the NYSE's shareholder approval policy because the number of shares of API Common Stock to be issued pursuant to the Merger Agreement will exceed 20% of the number of shares outstanding before such issuance.

  Record Date; Voting Rights. Only holders of record of API Common Stock at the close of business on the API Record Date, June 19, 1998, are entitled to receive notice of and to vote at the API Special Meeting. At the close of business on the API Record Date, there were 27,937,056 shares of API Common Stock outstanding and entitled to vote. Each such share entitles the registered holder thereof to one vote. A list of shareholders of record entitled to vote at the API Special Meeting will be available for inspection by API shareholders at API's principal office at 13000 West Silver Spring Drive, Butler, Wisconsin prior to the API Special Meeting. A list will also be available on the day of the API Special Meeting at the meeting site.

  Quorum. A majority of the votes entitled to be cast by the shares entitled to vote must be represented in person or by proxy at the API Special Meeting in order for a quorum to be present. Shares of API Common Stock represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum. In the event that a quorum is not present at the API Special Meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

  Proxies. All shares of API Common Stock represented by properly executed proxies that are received in time for the API Special Meeting and have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted in favor of the Share Issuance. In addition, the persons designated in such proxy will have discretion to vote on matters incident to the conduct of the API Special Meeting. If API proposes to adjourn the API Special Meeting, the persons named in the enclosed proxy card will vote all shares for which they have voting authority (other than those that have been voted against the Share Issuance) in favor of such adjournment. Any proxy in the enclosed form may be revoked by the shareholder executing it at any time prior to its exercise by giving written notice thereof to the Corporate Secretary of API, by signing and returning a later-dated proxy or by voting in person at the API Special Meeting; however, mere attendance at the API Special Meeting will not in and of itself have the effect of revoking the proxy.

  Shares held for the accounts of participants in API's Employee Stock Purchase Plan and 401(k) Plan will be voted in accordance with the instructions of the participants or otherwise in accordance with the terms of such plans.

  Proxies will be received by API's independent transfer agent, Firstar Trust Company. Firstar Trust Company has been appointed inspector of election for the API Special Meeting and any adjournment or postponement thereof, and will conduct and tabulate the results of the voting at such meeting.

  If the API Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the API Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the API Special Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

  Solicitation of Proxies. Proxies are being solicited hereby on behalf of the API Board. Pursuant to the Merger Agreement, the entire cost of proxy solicitation for the API Special Meeting, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding solicitation material to beneficial owners, will be borne by API, except that API and ZERO will share equally all printing expenses and filing fees. In addition to solicitation by mail, officers and regular employees of API may solicit proxies personally or by telephone, facsimile transmission or otherwise. Such officers and regular employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, the expense of such solicitation would be nominal. API has retained Georgeson & Company Inc., at an estimated cost of approximately $7,500, plus reimbursement of out-of-pocket expenses, to assist in its solicitation of proxies. Arrangements will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of API Common Stock held of record by such custodians, nominees and fiduciaries, and API will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

  Required Vote. If a quorum exists, approval of the Share Issuance will require the affirmative vote of a majority of the votes cast on the Share Issuance, provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of API Common Stock entitled to vote thereon at the API Special Meeting.

  An abstention with respect to the Share Issuance will have no effect on the vote so long as enough votes are cast to satisfy the 50% requirement referred to above. Brokers who hold shares of API Common Stock as nominees will not have discretionary authority to vote such shares on the Share Issuance in the absence of instructions from the beneficial owners thereof. Any votes that are not cast because the nominee-broker lacks such discretionary authority will not be counted as votes cast on such proposal and will have no effect on the vote.

  Share Ownership of Management. At the close of business on the API Record Date, directors and executive officers of API and their affiliates were the beneficial owners of an aggregate of 1,031,026 (approximately 3.7%) of the shares of API Common Stock then outstanding and eligible to vote. All of the directors and executive officers of API have indicated their intention to vote their shares for approval of the Share Issuance.

ZERO SPECIAL MEETING

  Purpose. At the ZERO Special Meeting, the stockholders of ZERO will consider and vote on a proposal to approve and adopt the Merger Agreement.

  The ZERO Board has unanimously determined that the Merger is in the best interests of ZERO and its stockholders and has approved the Merger Agreement. THE ZERO BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF ZERO VOTE IN FAVOR OF APPROVAL AND

ADOPTION OF THE MERGER AGREEMENT AT THE ZERO SPECIAL MEETING. See "The Merger and the Merger Agreement--ZERO's Reasons for the Merger; Recommendation of the ZERO Board." For a discussion of the interests that certain directors and executive officers of ZERO have with respect to the Merger in addition to their interests as stockholders of ZERO generally, and information regarding the treatment of options to purchase shares of ZERO Common Stock held by members of the ZERO Board, see "The Merger and the Merger Agreement--Interests of Certain Persons in the Merger" and "--Assumption and Conversion of ZERO Stock Options." Such interests, together with other relevant factors, were considered by the ZERO Board in making its recommendation and approving the Merger Agreement.

  The ZERO Board is not aware, as of the date of mailing of this Joint Proxy Statement/Prospectus, of any other matters which may properly come before the ZERO Special Meeting. If any other matters properly come before the ZERO Special Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their best judgment on such matters.

  Record Date; Voting Rights. Only holders of record of ZERO Common Stock at the close of business on the ZERO Record Date, June 19, 1998, are entitled to receive notice of and to vote at the ZERO Special Meeting. At the close of business on the ZERO Record Date, there were 12,451,958 shares of ZERO Common Stock outstanding and entitled to vote. Each such share entitles the registered holder thereof to one vote. As noted in the Notice of the ZERO Special Meeting, a list of the stockholders entitled to vote at the Special Meeting will be open for examination by any stockholder, for any purpose germane to the Special Meeting, for a period of 10 days prior to the date of the Special Meeting at the executive offices of ZERO.

  Quorum. A majority of the outstanding shares of ZERO Common Stock entitled to vote must be represented in person or by proxy at the ZERO Special Meeting in order to constitute a quorum for the transaction of business. Shares of ZERO Common Stock represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum. In the event that a quorum is not present at the ZERO Special Meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

  Proxies. All shares of ZERO Common Stock represented by properly executed proxies that are received in time for the ZERO Special Meeting and have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted in favor of the Merger Agreement and the transactions contemplated thereby. In addition, the persons designated in such proxy will have discretion to vote on any matters incident to the conduct of the ZERO Special Meeting. If ZERO proposes to adjourn the ZERO Special Meeting, the persons named in the enclosed proxy card will vote all shares for which they have voting authority (other than those that have been voted against approval of the Merger Agreement) in favor of such adjournment. Any proxy in the enclosed form may be revoked by the stockholder executing it at any time prior to its exercise by giving written notice thereof to the Corporate Secretary of ZERO, by signing and returning a later-dated proxy or by voting in person at the ZERO Special Meeting; however, mere attendance at the ZERO Special Meeting will not in and of itself have the effect of revoking the proxy.

  Shares held for the accounts of participants in the ZERO Corporation Retirement Savings Plan will be voted in accordance with the instructions of the participants or otherwise in accordance with the terms of such plan.

  Proxies will be received by ZERO's independent transfer agent, ChaseMellon Shareholder Services, and the vote will be certified by independent inspectors.

  If the ZERO Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the ZERO Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the ZERO Special Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

  Solicitation of Proxies. Proxies are being solicited hereby on behalf of the ZERO Board. Pursuant to the Merger Agreement, the entire cost of proxy solicitation for the ZERO Special Meeting, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding solicitation material to beneficial owners, will be borne by ZERO, except that ZERO and API will share equally all printing expenses and filing fees. In addition to solicitation by mail, directors, officers and employees of ZERO may solicit proxies personally or by telephone, facsimile transmission or otherwise. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, the expense of such solicitation would be nominal. ZERO has retained Morrow & Co., at an estimated cost of approximately $5,000, plus reimbursement of out-of-pocket expenses, to assist in its solicitation of proxies. Arrangements will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of ZERO Common Stock held of record by such custodians, nominees and fiduciaries, and ZERO will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

  HOLDERS OF ZERO COMMON STOCK SHOULD NOT RETURN TO ZERO ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. After the Merger has been consummated, stockholders will receive instructions and a letter of transmittal for the submission of their stock certificates.

  Required Vote. Approval and adoption of the Merger Agreement will require the affirmative vote of holders of a majority of the outstanding shares of ZERO Common Stock entitled to vote thereon at the ZERO Special Meeting.

  An abstention will have the effect of a vote cast against the Merger Agreement. Brokers who hold shares of ZERO Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Broker non-votes will have the same effect as votes cast against the Merger Agreement.

  Share Ownership of Management. At the close of business on the ZERO Record Date, directors and executive officers of ZERO and their affiliates were the beneficial owners of an aggregate of 277,731 (approximately 2.2%) of the shares of ZERO Common Stock then outstanding and eligible to vote. All of the directors and executive officers of ZERO have indicated their intention to vote their shares for approval of the Merger Agreement.

ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL

  Under the WBCL, the shareholders of API are not entitled to dissenters' rights with respect to the Share Issuance. Under the DGCL, the stockholders of ZERO are not entitled to appraisal rights with respect to the Merger.

                      THE MERGER AND THE MERGER AGREEMENT

  The description of the Merger and the Merger Agreement contained in this Joint Proxy Statement/Prospectus describes the material terms of the Merger Agreement, but does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference.

GENERAL

  At the Effective Time of Merger, Acquisition will be merged with and into ZERO, with ZERO surviving as a wholly owned subsidiary of API. As a result of the Merger, the separate corporate existence of Acquisition will cease and ZERO will succeed to all the rights and be responsible for all the obligations of Acquisition in accordance with the DGCL. Subject to the terms and conditions of the Merger Agreement, each share of ZERO Common Stock outstanding immediately prior to the Effective Time of Merger will be converted into 0.85 of a share of API Common Stock. Cash will be paid in lieu of any fractional share of API Common Stock. See "--Conversion of Shares in the Merger" below.

  The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware unless API and ZERO agree to, and the Certificate of Merger provides for, a later date of effectiveness (not to exceed 90 days after the date that the Certificate of Merger is so filed). The filing of the Certificate of Merger will occur as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "--Conditions to Consummation of the Merger" below.

BACKGROUND OF THE MERGER

  ZERO. At a meeting of the ZERO Board on October 23, 1996, the ZERO Board reviewed with management in general terms a number of strategic alternatives available to ZERO, including: (1) continuing with ZERO's then current business plan--i.e., achieving internal growth and making smaller acquisitions; (2) acquiring larger companies valued at $50 million to $200 million; (3) repurchasing outstanding shares of ZERO Common Stock; (4) restructuring ZERO via a leveraged buy-out; (5) entering into joint ventures or partnerships with larger companies; (6) merging with a larger company; and (7) combinations thereof. The ZERO Board agreed that ZERO management should examine each of these strategic alternatives in further detail to determine which strategy or combination of strategies would be most likely to increase stockholder value. The Board agreed to retain Salomon to assist ZERO in its analysis of such alternatives.

  During the period from October 23, 1996 to January 16, 1997, ZERO management held several meetings with representatives of Salomon to discuss ZERO's business, markets and prospects and the various growth strategies available to ZERO. At a meeting of the ZERO Board on January 22, 1997, Salomon made a full presentation outlining each of the strategic alternatives. While the ZERO Board thoroughly discussed with Salomon the viability of each strategic option, no decision was made at that time to pursue any particular strategy.

  The ZERO Board held a telephonic meeting with Salomon's participation on January 28, 1997 to further discuss the strategic alternatives available to ZERO. At that meeting, the ZERO Board authorized ZERO to continue its current business strategy and to pursue at least two strategic alternatives in parallel: to (1) seek larger acquisition targets and (2) establish a process to test the attractiveness of ZERO as an acquisition candidate and possibly to pursue merger discussions with one or more larger companies.

  From February to April 1997, ZERO, with the assistance of Salomon, solicited the interest of approximately ten companies regarding a possible business combination with ZERO, which resulted in five companies evidencing a desire to receive further confidential information and to pursue discussions with ZERO. API was not among these companies. ZERO then held discussions with each of these companies regarding a possible business combination with ZERO. In May 1997, ZERO received preliminary indications of value from three of the five companies that had been active in the process.

  On April 25, 1997, the ZERO Board held a meeting at which the ZERO Board discussed the status of the various strategic alternatives that ZERO was pursuing and received a status report from Salomon regarding several meetings with companies that had expressed an interest in a possible business combination with ZERO.

  In May 1997, the ZERO Board evaluated each of the potential business combinations and their respective potential impact on ZERO's stockholders. The ZERO Board concluded that, given the expressed value levels, ZERO could achieve higher value for stockholders by remaining independent, aggressively seeking larger acquisitions and joint ventures and continuing its current business plan. Therefore, ZERO terminated discussions with each of the three companies.

  API. Business combinations have been a significant part of the business strategies of both API and ZERO. Both API and ZERO have active corporate development programs to review and evaluate potential business acquisition opportunities, strategic alliances, joint ventures and other strategic transactions involving other participants in the electronic and electrical enclosure market with the goal of obtaining and developing access to complementary production capabilities, products, and distribution channels. Over the past three years, API has completed seven transactions in the electronic and electrical enclosure market, while ZERO has completed six transactions. API also completed six other transactions which complement API's other business segments.

  In 1996, API decided to expand the business of its Wright Line subsidiary by entering through acquisition the electronic enclosures business. At the time, the Wright Line subsidiary manufactured and sold furnishings utilized in technology intensive business environments, including modular workstations used in the computerized office. Management believed that electronic enclosures was a fast growing market which would complement the existing Wright Line business.

  In September 1996, API acquired Everest Electronic Equipment Inc., located in Anaheim, California, a manufacturer of custom and standard electronic enclosures used by the computer, telecom, datacom and other industries. In January 1997, C Fab Group Limited, a manufacturer of electronic enclosures headquartered in Dublin, Ireland was acquired. In June 1997, Hormann Security Systems Limited, which assembles electronic equipment for a variety of customers and is located in Cork, Ireland was acquired. In January 1998, Performance Manufactured Products, Inc., a manufacturer and integrator of custom electronic enclosures located in San Jose, California, was acquired. In February 1998, AA Manufacturing, Inc., a manufacturer and integrator of custom electronic enclosures located in Garland, Texas, was acquired. On May 1, 1998, API announced that it had completed the acquisitions of Premier Industries, Inc., which manufactures enclosures and provides integration services for electronic equipment OEMs and is located in Hudson, New Hampshire and Product Technology, Inc., which provides electronic manufacturing and integration services for a diverse customer base and is located in Irvine, California.

  On June 5, 1998, API announced that Applied Power Limited, a United Kingdom subsidiary of API, had agreed to acquire through a tender offer and made market purchases totaling, in the aggregate, 82% of the shares of VERO. The shares accepted were paid for on June 19, 1998. The tender offer remained open. On June 19, 1998, Applied Power Limited announced that the additional shares tendered brought the total of the shares it owned or had accepted for payment to over 90% of all VERO's shares, sufficient to invoke procedures under the U.K. Companies Act of 1985 which, when completed, will result in Applied Power Limited owning all of the outstanding shares of VERO. VERO is a United Kingdom company that manufactures electronic enclosures, racks, backplanes and power supplies. The acquisition of VERO will broaden API's electronic enclosures capabilities in Europe, and VERO's backplanes and power supplies products will strengthen API's overall product offerings. See "Summary--Recent Developments--Acquisition of VERO."

  ZERO/API. In its pursuit of acquisitions in the electronic enclosures business, in 1997, API analyzed other companies in the electronic enclosure business that would fit into API's strategy profile. ZERO was one of the companies identified. There were some initial telephone contacts made in late 1997, and on January 21, 1998, Richard G. Sim, the Chief Executive Officer of API, met with Wilford D. Godbold, Jr., the Chief Executive Officer of ZERO, at ZERO's headquarters in Los Angeles. At that meeting, the possibility of API acquiring

ZERO was discussed and Mr. Godbold indicated a willingness to review any transaction which significantly enhanced ZERO stockholder value.

  API began to assess the desirability of acquiring ZERO and decided to formally retain CSFB, which had been advising API on this potential transaction since the fall of 1997. A formal engagement letter between API and CSFB with respect to the possible acquisition of ZERO was executed on February 16, 1998.

  On March 2, 1998, Mr. Sim called Mr. Godbold and indicated API's interest in acquiring ZERO in a stock transaction qualifying as a pooling of interests for accounting purposes. He further indicated that API had determined a preliminary value for ZERO of $31.50 per share, but the price could increase depending upon the results of the due diligence process.

  On March 16, 1998, Mr. Godbold called Mr. Sim and indicated that the parties should execute customary confidentiality agreements so that a further exchange of information could occur and stated that he thought a transaction might be possible at a price level of $33.00 to $34.00 per ZERO share for purposes of determining an exchange ratio.

  On March 21, 1998 Mr. Sim called Mr. Godbold to discuss entering into the confidentiality agreements and the due diligence process. On March 23, 1998, API and ZERO entered into mutual confidentiality agreements (the "Confidentiality Agreements"). Thereafter, there was an exchange of information between the parties. On March 27, 1998, Mr. Sim and Robert C. Arzbaecher, the Chief Financial Officer of API, and their CSFB advisors met with Mr. Godbold, George A. Daniels, the Chief Financial Officer of ZERO, and their Salomon advisors to discuss the proposed acquisition, including the structure of the transaction as a stock-for-stock exchange qualifying for pooling-of-interests accounting treatment, a pricing range, and a break-up fee. The meeting concluded with API willing to establish a price of $32.50 per share for ZERO stock for exchange ratio purposes and ZERO requiring a higher price per share. Over the next week, there were further exchanges of information, API executives visited the primary ZERO facilities in the United States, and counsel for the parties worked on preliminary drafts of the Merger Agreement.

  On March 29, 1998, there was a telephonic meeting of the API Board. At that meeting, the API Board considered the strategic fit of ZERO with API's enclosure businesses, information on ZERO's businesses and ZERO's recent financial results, the status of the initial negotiations, the prospects for ZERO's thermal management businesses, the possibility of cost savings, the pricing of the exchange ratio, the possibility of using collars and a break-up fee. At the conclusion of the meeting, the API Board indicated its approval of continuing the exchange of information, due diligence and further negotiation with ZERO.

  On March 30, 1998, the ZERO Board held a telephonic meeting, in which Salomon and ZERO's legal counsel participated. At that meeting, the ZERO Board discussed the tax-free nature of the proposed transaction with API, the ability to treat the merger with API as a pooling of interests for accounting purposes and the potential synergies and cost savings to be achieved upon the consummation of a merger with API. ZERO's legal counsel discussed with the ZERO Board its fiduciary duty obligations in connection with the proposed transaction with API. In addition, the ZERO Board reviewed the various other strategic alternatives that ZERO had considered during the previous year. Specifically, the ZERO Board reviewed ZERO's recent conversations with the corporation which had expressed the highest level of value during ZERO's earlier merger discussions, and concluded that ZERO should continue to analyze the proposed transaction with API as well as any other indications of interest from any other corporations.

  On March 30, 1998, Mr. Godbold called the Chief Executive Officer of the corporation which had expressed the highest level of value during ZERO's earlier merger discussions to determine if that corporation had a continuing interest in ZERO. The CEO indicated that the corporation did have an interest. Mr. Godbold informed him that if he desired to explore a merger with ZERO he needed to express that interest by the morning of April 3, 1998. The CEO stated that he would be meeting with the management of the corporation that next morning and would contact ZERO. On April 2, 1998, an investment banker for the corporation contacted Salomon and stated that the corporation's interest in ZERO was "at the market," which at that time was approximately $28.50 per share. Upon receiving such information, ZERO indicated that it was not interested in further pursuing discussions.

  On April 1, 1998, Howard W. Hill, Chairman of the Board of ZERO, and Mr. Godbold met with officers of API in Milwaukee, Wisconsin, including Messrs. Sim and Arzbaecher, and Messrs. Theodore Lecher, President of API's Gardner Bender subsidiary, Gustav Boel, President of API's Enerpac division, and Phillip Malliet, General Manager of API's Engineered Solutions Americas business, to discuss the business of API, its history and its prospects. They, and other officers of ZERO, visited a number of plants of API both in Wisconsin as well as in California and Massachusetts.

  On April 3, 1998, there was a meeting between Mr. Sim, Mr. Arzbaecher and their CSFB advisors, and Mr. Godbold, Mr. Hill and their Salomon advisors. At this meeting, the parties negotiated the major outstanding issues including the exchange ratio, the break-up fee and certain terms of the definitive agreement.

  On April 4, 1998, there was a meeting of the ZERO Board. All of the directors, outside legal counsel and Salomon were present. At that meeting, the ZERO Board considered the status of the negotiations with API, API's financial position, operations and prospects, ZERO's financial position, operations and prospects, the strategic fit of ZERO and API, the future prospects of combining ZERO and API, the proposed Exchange Ratio, the terms of the definitive merger agreement and other matters relating to the combination of ZERO and API. Salomon made a full presentation regarding its assessment of API and its preliminary conclusions as to the fairness of the Exchange Ratio from a financial point of view. ZERO's management and legal counsel reviewed the final terms of the transaction and discussed the due diligence conducted. The ZERO Board authorized continued data exchange, due diligence and further negotiations with API to attempt to finalize outstanding issues on the definitive agreement.

  On April 6, 1998, the API Board met to consider the proposed transaction. API's management and legal counsel reviewed the final terms of the transaction and discussed the due diligence conducted. There was a discussion regarding the valuation of the transaction and synergies that could be achieved. Representatives of CSFB made a presentation and delivered the written opinion of CSFB to the API Board that, as of the date thereof and based upon and subject to the limitations, qualifications and assumptions discussed therein, the Exchange Ratio was fair to API from a financial point of view.

  On the afternoon of April 6, 1998, there was a telephonic meeting of the ZERO Board. At that meeting, the ZERO Board reviewed the final terms of the transaction and Salomon delivered its written opinion to the effect that the Exchange Ratio was fair to the ZERO stockholders from a financial point of view. The ZERO Board unanimously approved the Merger, Merger Agreement and the transactions contemplated thereunder and recommended that the ZERO stockholders approve and adopt the Merger Agreement and the transactions contemplated thereunder. On the same afternoon, there was a telephonic meeting of the API Board. At that meeting, the API Board unanimously approved the Merger, the Merger Agreement, and the transactions contemplated by the Merger Agreement and recommended that the API shareholders approve the Share Issuance to effect the transactions contemplated by the Merger Agreement.

  Immediately following these telephonic Board meetings, API and ZERO executed the Merger Agreement. The terms of the Merger were announced in a joint press release issued immediately after the execution of the Merger Agreement.

API'S REASONS FOR THE MERGER; RECOMMENDATION OF THE API BOARD

  THE API BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER AND THE SHARE ISSUANCE ARE IN THE BEST INTERESTS OF API AND ITS SHAREHOLDERS AND HAS APPROVED THE MERGER AGREEMENT. THE API BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF API VOTE IN FAVOR OF THE SHARE ISSUANCE AT THE API SPECIAL MEETING.

  The API Board believes that the Merger represents a unique opportunity to create a stronger company with a broader base in electronic enclosure systems and that ZERO's thermal management business also presents new opportunities for API within its engineered solutions segment, potentially by expanding into the recreational vehicle, industrial and other associated markets. Both API's and ZERO's management believe that the enclosure systems industry is consolidating and that to be successful companies need a broad product offering, multiple manufacturing locations, a global capability and additional content that can be integrated into enclosures. Both API's and ZERO's management believe that the Merger is a significant step toward building a critical mass capability in North America and Europe that is responsive to and takes account of the changes occurring in the industry. The combined company would have approximately $1.4 billion in sales, with the electronic and electrical enclosure sales representing approximately $.5 billion in annualized sales. The API Board believes that while the Merger has some cost saving synergies in the areas of corporate headquarters and certain manufacturing efficiencies, the major value created is the ability to increase sales of enclosure systems and the opportunity to increase sales of thermal management products associated with enclosures and in other markets where API has an established presence. The Merger will consolidate API's position in North America and bring increased presence in Europe. API's goal is to emerge as an important player in the industry on a global basis. API expects that the immediate cost savings combined with increased sales will enhance API's future cash flow and earnings, and by so doing, deliver additional value to its shareholders.

  For the foregoing reasons, the API Board believes that the terms and conditions of the Merger Agreement are in the best interests of API and its shareholders. The following are the material factors considered by the API Board in reaching its conclusions, certain of which factors contain both positive and negative elements:

  . ZERO and API share the vision of creating a worldwide company which can support customers with a broad spectrum of electronic packaging products and services on a global basis.

  . The Merger will enhance API's ability to provide electronic packaging to a wide variety of end users, from standard to highly customized and from basic to fully integrated with connectors, cables, printed circuit boards, backplanes, power management and thermal management systems.

  . The Merger, through ZERO's thermal management businesses, will position the combined company as a leader in North America in providing thermal management and air handling systems. API believes climate control technology will have broad applications within both its Technical Environments and Enclosures and Engineered Solutions business segments.

  . Given the continued consolidation in the electronic enclosure industry, it is in the shareholders' best interests that the company maintain its leadership position through strategic acquisitions in the highly fragmented electronic enclosure industry.

  . API has adopted a strategy to diversify its risk in its electronic enclosure businesses by focusing on different end user markets served by its customers. The Merger will further strengthen the company's ability to participate in the computer, telecom and datacom industries which are the principal customers of both ZERO's and API's electronic enclosure businesses.

  . The judgment, advice and analysis of its management with respect to the strategic, financial, and operational benefits of the Merger was supported by the business, financial, accounting and legal due diligence investigations performed with respect to ZERO.

  . There are certain synergies, cost reductions and operating efficiencies that become available to the combined enterprise as a result of the Merger, as well as challenges associated with successfully integrating the businesses, cultures and managements of the two companies.

  . The express terms and conditions of the Merger Agreement are viewed as providing an equitable basis for the Merger from the standpoint of API.

  . The advice of, and financial analyses prepared by, CSFB (see "--Opinion of API's Financial Advisor") concludes with the opinion that the Exchange Ratio is fair to API from a financial point of view based on the results of all such analyses taken as a whole.

  . API analyzed both the historical and projected pro forma financial statement impact of the Merger. Because the Merger consideration is API stock, API analyzed the historical market prices and trading information with respect to both API and ZERO Common Stock and their respective effects on the Merger.

  . API's independent auditors advised management that the Merger would be eligible to be accounted for as a pooling of interests.

  . The number of shares of API Common Stock to be issued will increase API's outstanding shares by approximately 38%. This increase in shares creates more equity market value, better visibility of API to its institutional shareholder base and higher share float available in the marketplace.

  The foregoing discussion of the information and factors considered and given weight by the API Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the API Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the API Board may have given different weights to different factors.

  THE API BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF API VOTE IN FAVOR OF THE SHARE ISSUANCE AT THE API SPECIAL MEETING.

OPINION OF API'S FINANCIAL ADVISOR

  GENERAL

  CSFB has acted as exclusive financial advisor to API in connection with the Merger. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

  In connection with CSFB's engagement, API requested that CSFB evaluate the fairness of the Exchange Ratio to API from a financial point of view. At a meeting of the API Board held on April 6, 1998, CSFB delivered its written opinion to the API Board that, as of such date and based upon and subject to the limitations, qualifications and assumptions discussed therein, the Exchange Ratio was fair to API from a financial point of view. CSFB delivered to the API Board its updated opinion, dated the date hereof, that, as of such date and based upon and subject to the limitations, qualifications and assumptions discussed therein, the Exchange Ratio is fair to API from a financial point of view (the "CSFB Opinion").

  In arriving at its opinion, CSFB (i) reviewed the Merger Agreement and certain publicly available business and financial information relating to ZERO, (ii) reviewed certain other information, including financial forecasts, provided to CSFB by API and ZERO's financial advisor, (iii) met with the managements of API and ZERO and ZERO's financial advisor to discuss the businesses and prospects of ZERO, (iv) considered certain financial and stock market data of ZERO and compared those data with similar data for other publicly held companies in businesses similar to ZERO, (v) considered the financial terms of certain other business combinations and other transactions which have recently been effected, and (vi) considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CSFB deemed relevant.

  In connection with the CSFB Opinion, CSFB did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by CSFB and relied upon its being complete and accurate in all material respects. With respect to the financial forecasts reviewed, CSFB assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of API and ZERO as to the future financial performance of ZERO. CSFB also assumed, with the consent of API, that the Merger will be accounted for as a "pooling of interests" under Accounting Principles Board Opinion No. 16 and will qualify as a tax-free reorganization pursuant to Section 368 of the Code. In addition, CSFB was not asked to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of ZERO, nor was CSFB furnished with any such evaluations or appraisals. The CSFB Opinion is necessarily based on information available to it and financial, economic, market and other conditions as they existed and could be evaluated on the date of the CSFB Opinion.

  CSFB expressed no opinion as to what the value of the API Common Stock actually would be when issued pursuant to the Merger or the prices at which the API Common Stock would trade subsequent to the Merger. Although CSFB evaluated the fairness to API from a financial point of view of the Exchange Ratio, CSFB was not requested to, and did not, recommend the Exchange Ratio, which was determined by API and ZERO through arm's-length negotiation. No other limitations were imposed by API on CSFB with respect to the investigations made or procedures followed by CSFB.

  The full text of the CSFB Opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by CSFB in connection with the opinion, is attached as Appendix B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. CSFB has consented to the use of the CSFB Opinion in this Joint Proxy Statement/Prospectus, a copy of which has been filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part. SHAREHOLDERS ARE URGED TO READ THE CSFB OPINION CAREFULLY IN ITS ENTIRETY. The CSFB Opinion is directed only to the fairness of the Exchange Ratio to API from a financial point of view and does not address any other aspects of the Merger or any related transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the proposed Merger or the approval of the issuance of shares of API Common Stock in the proposed Merger. The summary of the CSFB Opinion set forth in this Joint Proxy Statement/ Prospectus is qualified in its entirety by reference to the full text of the CSFB Opinion.

  SUMMARY OF ANALYSES

  The following is a summary of the material financial analyses performed by CSFB in connection with its presentation to the API Board on April 6, 1998, and delivery of the CSFB Opinion. Such description does not purport to be a complete description of the analyses concluded by CSFB in arriving at its opinion.

  Discounted Cash Flow Analysis. CSFB performed a discounted cash flow analysis of the projected unlevered free cash flows of ZERO for the fiscal years ended March 31, 1999 through 2008, based upon earnings per share ("EPS") estimates of $1.88 and $2.20 for ZERO for fiscal years 1999 and 2000 provided by ZERO's financial advisor, the historical financial performance of ZERO and discussions with both ZERO and API managements regarding the outlook for the business (the "Base Case"). The Base Case resulted in an enterprise value reference range for ZERO of $550 million to $650 million. In addition, CSFB developed a sensitivity case reflecting decreased revenue growth and operating margin assumptions (the "Reduced Margin & Growth Case"). The Reduced Margin & Growth Case resulted in an enterprise value reference range for ZERO of $405 million to $505 million. Based on the foregoing discounted cash flow analyses an enterprise value reference range for ZERO was determined to be $475 million to $575 million.

  Comparable Company Analysis. CSFB performed a comparable company analysis in which it compared certain publicly available financial data and operating and stock market information of selected publicly traded companies engaged in the enclosures for the electronic and consumer markets business (the "Enclosures Comparables") and in the thermal management products business (the "Thermal Management Comparables") which were considered by CSFB to be reasonably comparable to certain business units of ZERO with similar financial data of ZERO. The Enclosures Comparables included: Altron Incorporated; API; Kent Electronics Corporation; Pentair, Inc.; and Plexus Corp. The Thermal Management Comparables included: Aavid Thermal Technologies, Inc.; Altron Incorporated; API; EFTC Corporation; The JPM Company; Pentair, Inc.; Plexus Corp.; and Sanmina Corporation. The foregoing comparable company analysis resulted in an enterprise value reference range for ZERO of $455 million to $605 million.

  Comparable Acquisition Analysis. Using publicly available information, CSFB reviewed selected business combinations involving companies in the enclosure and electronic supplier business (the "Enclosures

Comparable Acquisitions") and in the thermal management products business (the "Thermal Management Comparable Acquisitions"). The group of transactions comprising the Enclosures Comparable Acquisitions included: Kohlberg Kravis Roberts & Co./Amphenol Corporation; Thomas & Betts Corporation/Augat Inc.; API/Everest Electronic Equipment, Inc.; Kuhlman Corporation/Communication Cable, Inc.; Thomas & Betts Corporation/Amerace Corporation; Pentair, Inc./Schroff Group; Thomas & Betts Corporation/FL Industries Holdings, Inc.; and Pentair, Inc./Federal-Hoffman, Inc. The Thermal Management Comparable Acquisitions included: Computer Products, Inc./Zytec Corporation; Kohlberg Kravis Roberts & Co./Amphenol Corporation; API/Versa Technologies, Inc.; Thomas & Betts Corporation/Augat Inc.; MicroTel International, Inc./XIT Corporation; Kuhlman Corporation/Communication Cable, Inc.; General Signal Corporation/Best Power Technology, Incorporated; Eaton Corporation/Distribution and Control Business Unit (Westinghouse); and Thomas & Betts Corporation/FL Industries Holdings, Inc. The foregoing comparable acquisition analysis resulted in an enterprise value reference range for ZERO of $390 million to $590 million.

  Equity Value Reference Range. Based upon the foregoing analyses, CSFB determined an overall enterprise value reference range for ZERO, and then made adjustments based on amounts reported in ZERO's financial statements for ZERO's Air Cargo Equipment Corporation and Samuel Groves & Co. Ltd. business units, as well as for cash, debt, corporate overhead, potential tax benefits, and other outstanding liabilities, to determine an equity valuation range for ZERO. For purposes of calculating the appropriate per share reference range CSFB assumed the exercise of all the outstanding options of ZERO. The foregoing analysis resulted in an implied equity value reference range per share of ZERO Common Stock of $30.28 to $42.03.

  Additional Information. CSFB also reviewed with the API Board the following:
(i) the per share daily closing market price of ZERO Common Stock over the three-year period ended April 3, 1998; (ii) the relative closing market prices of the API Common Stock, the ZERO Common Stock and the Standard & Poor's 400 Industrial Index over the one year and three year periods ended April 3, 1998; and (iii) ZERO's stockholder profile, executive officers and board of directors.

  CSFB reviewed with the API Board certain summary historical and projected financial information, including projections for ZERO for fiscal years ending March 31, 1999 and 2000 developed from earnings estimates provided by ZERO's financial advisor, Salomon, and reviewed in subsequent discussions between ZERO management and CSFB in which ZERO indicated it was not uncomfortable with the estimates utilized (the "Base Case Forecasts"). The Base Case Forecasts included: (i) revenues of $287.7 million and $322.4 million in fiscal years 1999 and 2000, respectively; (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA") of $53.6 million and $61.3 million in fiscal years 1999 and 2000, respectively; and (iii) earnings before interest and taxes ("EBIT") of $42.9 million and $49.4 million in fiscal years 1999 and 2000, respectively. CSFB also reviewed with the API Board certain projections (the "Reduced Margin & Growth Case Forecasts") for ZERO for fiscal years 1999 and 2000 developed by CSFB which reflected decreased revenue growth and operating margin assumptions. The Reduced Margin & Growth Case Forecasts included: (i) revenues of $282.7 million and $311.1 million in fiscal years 1999 and 2000, respectively; (ii) EBITDA of $45.0 million and $50.5 million in fiscal years 1999 and 2000, respectively; and (iii) EBIT of $34.3 million and $38.5 million in fiscal years 1999 and 2000, respectively.

  In addition, CSFB reviewed with the API Board a comparison of certain market trading multiples derived by CSFB based upon the closing prices of the ZERO Common Stock and the API Common Stock as of April 3, 1998, certain publicly available financial information of ZERO and API, and, for ZERO, the Base Case Forecasts, and, for API, certain projections provided to CSFB by management of API which included sales increases of approximately 19% and 13% and EPS increases of approximately 29% and 21% for the years ending August 31, 1999 and 2000, respectively. CSFB derived enterprise value (share price multiplied by shares outstanding (including options) plus total debt less cash and marketable securities and option proceeds) as a multiple of projected fiscal year ending March 31, 1999 ("ZERO Forward") and latest twelve months ended March 31, 1998 ("ZERO LTM") revenues, EBITDA and EBIT for ZERO and enterprise value as a multiple of projected fiscal year ending August 31, 1998 ("API Forward") and latest twelve months ended February 28, 1998 ("API LTM") revenues, EBITDA and EBIT for API. This analysis resulted in: (i) an enterprise value to

ZERO Forward revenues multiple of 1.3x for ZERO and an enterprise value to API Forward revenues multiple of 1.6x for API; (ii) an enterprise value to ZERO Forward EBITDA multiple of 7.1x for ZERO and an enterprise value to API Forward EBITDA multiple of 9.9x for API; (iii) an enterprise value to ZERO Forward EBIT multiple of 8.8x for ZERO and an enterprise value to API Forward EBIT multiple of 13.2x for API; (iv) an enterprise value to ZERO LTM revenues multiple of 1.5x for ZERO and an enterprise value to API LTM revenues multiple of 1.8x for API; (v) an enterprise value to ZERO LTM EBITDA multiple of 8.1x for ZERO and an enterprise value to API LTM EBITDA multiple of 12.5x for API;
(vi) an enterprise value to ZERO LTM EBIT multiple of 10.0x for ZERO and an enterprise value to API LTM EBIT multiple of 16.6x for API. As part of such analysis, CSFB also derived the share price of ZERO as a multiple of ZERO Forward and ZERO LTM EPS and the share price of API as a multiple of API Forward and API LTM EPS, as well as share price of each of ZERO and API as a multiple of projected 1998 calendarized EPS (based upon publicly available calendarized analysts' estimates). This analysis resulted in: (i) a share price to ZERO Forward EPS multiple of 15.5x for ZERO and a share price to API Forward EPS multiple of 21.6x for API; (ii) a share price to ZERO LTM EPS multiple of 18.0x for ZERO and a share price to API LTM EPS multiple of 24.9x for API; and (iii) share price to 1998 calendarized EPS multiples of 16.3x and 20.2x for ZERO and API, respectively.

  CSFB also reviewed with the API Board certain multiples derived by CSFB based upon the Exchange Ratio, the closing price of the API Common Stock as of April 3, 1998, certain publicly available financial information of ZERO and the Base Case Forecasts. CSFB derived enterprise value as a multiple of projected fiscal year 1999 and latest twelve months revenues, EBITDA and EBIT for ZERO. This analysis resulted in: (i) an enterprise value to projected fiscal 1999 revenues multiple of 1.5x; (ii) an enterprise value to ZERO Forward EBITDA multiple of 8.2x; (iii) an enterprise value to ZERO Forward EBIT multiple of 10.3x; (iv) an enterprise value to ZERO LTM revenues multiple of 1.7x; (v) an enterprise value to ZERO LTM EBITDA multiple of 9.4x; (vi) an enterprise value to ZERO LTM EBIT multiple of 11.7x. As part of such analysis, CSFB also derived share price of ZERO as a multiple of ZERO Forward and ZERO LTM EPS as well as a multiple of projected 1998 calendarized EPS (based upon publicly available calendarized analysts' estimates). This analysis resulted in: (i) a share price to ZERO Forward EPS multiple of 18.1x; (ii) a share price to ZERO LTM EPS multiple of 21.0x; and (iii) a share price to 1998 calendarized EPS multiple of 19.0x. In addition, CSFB derived an equity value to tangible book value multiple for ZERO of 5.3x.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of its analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the processes underlying such analyses and the CSFB Opinion. In performing the foregoing analyses in order to determine the reference range set forth above, CSFB did not form a conclusion as to whether any individual analysis, considered singly, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, CSFB considered the results of each analysis and ultimately reached its opinion as to fairness based on the results of all such analyses taken as a whole. Furthermore, in arriving at its fairness opinion, CSFB did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. No company or transaction used in the above analyses as a comparison is identical to API, ZERO, or the Merger. The analyses were prepared solely for the purposes of CSFB providing its opinion to API as to the fairness of the Exchange Ratio from a financial point of view, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results which may be significantly more or less favorable than suggested by such analyses. Such analyses are based upon numerous factors or events beyond the control of API, ZERO, their respective advisors or any other person and are inherently uncertain. Actual future results may be different from those forecasts.

  FEE AND OTHER INFORMATION

  Pursuant to the terms of CSFB's engagement, for its services in connection with the Merger, API paid to CSFB a financial advisory fee of $50,000. In addition, API has agreed to pay CSFB a transaction fee of

$3,000,000, payable upon consummation of the Merger. API also has agreed to reimburse CSFB for its reasonable out-of-pocket expenses, including the fees and expenses of its counsel, and to indemnify CSFB and certain related persons against certain liabilities, including liabilities under the federal securities laws.

  In the ordinary course of business, CSFB and its affiliates may actively trade the debt and equity securities of both API and ZERO for their own account and for accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

ZERO'S REASONS FOR THE MERGER; RECOMMENDATION OF THE ZERO BOARD

  The ZERO Board has unanimously approved and adopted the Merger Agreement, determined that the Merger is fair to, and in the best interests of, ZERO and its stockholders, and recommends that holders of shares of ZERO Common Stock vote FOR approval and adoption of the Merger Agreement.

  In reaching its conclusions, the ZERO Board considered a number of factors, including the following:

  . The value of the investment of ZERO's stockholders should be enhanced by the transactions contemplated by the Merger Agreement. In this regard, the ZERO Board reviewed a number of strategic alternatives including: continuing the path ZERO was currently following--i.e. achieving internal growth and making smaller acquisitions; acquiring larger companies in the $50 million to $200 million purchase price range; repurchasing additional outstanding shares of ZERO Common Stock; restructuring the company through a leveraged buy-out; joint venturing with larger companies; combining with a larger company; or combinations of the foregoing. Based upon API's history of operations, markets served, management, perceived future potential, and the level of the Exchange Ratio, the Board determined it was in the best interests of the stockholders to pursue the API strategic alternative.

  . ZERO and API share the vision of creating a worldwide company which can support customers with a broad spectrum of electronic packaging products and services on a global basis. The combination of ZERO and API creates a leader in North America in providing thermal management systems, electronic enclosures and other systems packaging products to the telecommunications, instrumentation, and data processing markets. Given the continued consolidation in the electronics packaging industry, which may result in the establishment of several larger world-wide companies, the continued growth and profitability of ZERO might have become increasingly more difficult as a smaller independent company conducting business primarily in the United States.

  . The API Common Stock has a broader trading market and a larger public float than the ZERO Common Stock which, will be further enhanced upon the issuance of API Common Stock pursuant to the Merger Agreement. The compounded annual growth rate of API Common Stock over the past five years, three years and one year ended April 3, 1998 has exceeded that of ZERO's Common Stock. The exchange of API Common Stock for ZERO Common Stock pursuant to the Merger Agreement will provide current ZERO stockholders with an ownership interest in a leading company in the electronics packaging industry, the same industry in which ZERO occupies a smaller market position. Accordingly, the API Common Stock tends to represent a similar kind of investment opportunity as the ZERO Common Stock but has had a history of growth that exceeds the growth history of ZERO's Common Stock.

  . The Exchange Ratio represented a premium of approximately 17% above the twenty-day closing trading price of ZERO immediately prior to the execution and public announcement of the Merger Agreement and a premium of approximately 12% above the closing price on April 6, 1998, the day of the announcement.

  . The "tax-free" nature of the transaction allows ZERO stockholders to defer recognition of taxable gains for U.S. income tax purposes.

  . The advice of its independent auditors that the Merger should be able to be accounted for as a pooling-of-interests transaction from ZERO's standpoint.

  . The combination of API and ZERO, pursuant to a transaction in which ZERO stockholders receive API Common Stock, permits ZERO stockholders to participate in the financial and business prospects for the combined entity, including anticipated synergies, cost reductions and operating efficiencies.

  . Salomon has reviewed the transaction and has rendered its opinion dated April 6, 1998 to the effect that the Exchange Ratio was fair to the ZERO stockholders from a financial point of view. Stockholders are urged to read the opinion of Salomon attached in its entirety to this Joint Proxy Statement/Prospectus as Appendix C.

  . ZERO engaged in a process in the Spring of 1997 that the ZERO Board believed was conducted in a manner calculated to result in identifying the most attractive potential merger partner for the stockholders of ZERO. In connection with the API transaction, the ZERO Board considered the history of ZERO's contacts with other parties as part of the earlier process, contacted the party that had indicated the highest value for ZERO, and could not generate an alternative transaction which they believed offered a value to ZERO stockholders which exceeded the value of the API transaction. As a result, the Board concluded that it is unlikely that a more attractive offer could have been obtained from another party. See "--Background of the Merger" above.

  . In accordance with its charter, the ZERO Board considered the impact of the proposed transaction on its employees, customers, suppliers and other constituents and concluded that the combination of API and ZERO will produce a larger company which the ZERO Board expects will be more competitive in the marketplace than ZERO on a stand alone basis.

  The foregoing discussion of the information and factors considered by the ZERO Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the ZERO Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the ZERO Board may have given different weights to different factors. For a discussion of the interests of certain members of ZERO's management and ZERO's Board in the Merger, see "--Interests of Certain Persons in the Merger."

  THE ZERO BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF ZERO COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF ZERO'S FINANCIAL ADVISOR

  On April 6, 1998, Salomon rendered an oral and written opinion to the ZERO Board to the effect that, subject to the assumptions, procedures and limitations set forth therein, as of such date, the Exchange Ratio was fair, from a financial point of view, to the ZERO stockholders.

  In arriving at its opinion, Salomon reviewed or discussed: (i) a draft of the Merger Agreement that ZERO advised was substantially in the form to be executed by the parties; (ii) certain publicly available business and financial information relating to ZERO and API; (iii) certain internal information, primarily financial in nature, including data relating to strategic implications and operational benefits anticipated to result from the Merger; (iv) certain publicly available and other information concerning the trading of, and the trading market for, the publicly traded securities of ZERO and API; (v) certain publicly available information with respect to other companies that Salomon believed to be comparable in certain respects to ZERO and API; and (vi) certain publicly available information with respect to other merger and acquisition transactions that Salomon believed to be comparable in certain respects to the Merger. Salomon also held discussions with members of the senior managements of ZERO and API regarding ZERO's and API's views as to the financial and other information described above and the strategic rationale for, and potential benefits of, the Merger.

  In rendering its opinion, Salomon assumed and relied upon the accuracy and completeness of all information provided to or reviewed by them or publicly available, and Salomon did not assume any responsibility for any independent verification of any such information. Salomon further relied on the assurances of the managements of ZERO and API that they were unaware of any facts that would make the information or forecasts reviewed by them incomplete or misleading. With respect to pending legal and regulatory proceedings involving ZERO and API, Salomon was not in a position to evaluate the impact of such proceedings and Salomon assumed that these matters would be resolved in a manner that would not adversely affect, in any material respect, the financial forecasts on which Salomon has relied for purposes of its opinion. Salomon did not make and was not provided with any independent evaluations or appraisals of any of ZERO's or API's assets, properties, liabilities, or securities. Salomon assumed that API would account for the Merger as a pooling of interests in accordance with generally accepted accounting principles ("GAAP"), and that the Merger qualifies for such accounting treatment under GAAP. Salomon also assumed that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and neither ZERO, API nor holders of ZERO Common Stock will recognize a gain or loss for U.S. federal and state income tax purposes as a result of the Merger.

  The full text of the Salomon opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Salomon in connection with the opinion is attached as Appendix C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Salomon has consented to the use of the Salomon opinion in this Joint Proxy Statement/Prospectus, a copy of which has been filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part. STOCKHOLDERS ARE URGED TO READ THE SALOMON OPINION CAREFULLY IN ITS ENTIRETY. The Salomon opinion relates to the relative values of ZERO and API and does not imply any conclusions as to what the value of API Common Stock actually will be when issued pursuant to the Merger, or the price at which such stock will trade following the consummation of the Merger. The Salomon opinion is based upon the conditions and circumstances as they existed on April 6, 1998 and can only be evaluated as of such date and does not address the underlying business decision of ZERO to enter into the Merger Agreement or complete the Merger. Specifically, Salomon was not asked to, nor did it, express an opinion as to the relative merits of the Merger as compared to any alternative business strategies that might exist for ZERO or the effect of any other transaction in which ZERO might engage. No limitations were imposed upon Salomon with respect to the investigations made or procedures followed by Salomon in rendering its opinion.

  SUMMARY OF ANALYSES

  The following is a brief summary of the principal analyses performed by Salomon and reported to the ZERO Board. All analyses discussed below, unless otherwise indicated, exclude estimated operating synergies.

  Common Stock Performance. Salomon's analysis of API's Common Stock performance consisted of a historical analysis of the relative trading prices of API, the S&P Midcap 400 Index, and a customized index of comparable electrical equipment and enclosure companies including Avid Thermal Technologies, The Allen Group, Oak Industries, Pentair, Inc. and ZERO. Salomon believes that the indexed companies were comparable to API in terms of markets served, margins and prospects. During the one year period ended April 3, 1998, API outperformed both the S&P Index and the comparable company index by approximately 38.3% and 24.0%, respectively. Salomon's analysis of ZERO's Common Stock also consisted of a historical analysis of ZERO's closing market prices for a twelve month period ending April 3, 1998. On December 19, 1997, ZERO's Common Stock reached a twelve month high closing price of $31.25 per share, and on April 7, 1997, ZERO's Common Stock closed at a twelve month low closing price of $18.25 per share. Salomon's analysis of ZERO's Common Stock also consisted of a twelve month analysis (ended April 1, 1998) of ZERO's trading volumes and corresponding market prices. During such period, 9.7% of ZERO's trading volume occurred above $28.00 and 2.3% occurred over $30.00 per share.

  Historical Exchange Ratio Analysis. Salomon's analysis of the historical exchange ratio between ZERO's Common Stock and API's Common Stock consisted of a twelve month and one month historical comparison. During the twelve month period (ended April 3, 1998) the exchange ratio reached a high of 1.100 and a low of 0.700. During the one month period (ended April 3, 1998) the exchange ratio reached a high of 0.810 and a low of 0.710. The average implied exchange ratio for the month ending April 3, 1998, was 0.750.

  Premium Analysis. Salomon performed an analysis comparing the implied price of the transaction to ZERO's market price, 5 day, 10 day, 20 day and 30 day average prices for the period ended April 3, 1998. The implied price of $33.63 was based on a fixed exchange ratio of 0.85 and API's April 3, 1998 closing market price of $39.56 the ("Implied Price"). The premiums were 16.5%, 17.3%, 16.7%, 21.5% and 22.5% respectively.

  Relative Contribution Analysis. Salomon analyzed the relative contribution of ZERO and API to the revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT") and net income of the combined entity for the pro forma year ending August 31, 1998. Salomon compared these relative contributions to the pro forma ownership of the combined entity and the relative market capitalization and firm value (defined as market value of common equity plus book value of total debt and preferred stock less cash) contributions of ZERO and API. As this analysis incorporated one year of operating data with no analysis of the relative growth prospects and outlook for ZERO and API, it is not in itself meaningful, and must be considered in conjunction with other analyses.

  Based on the estimated August 31, 1998, pro forma fiscal year end, ZERO's revenues, EBITDA, EBIT and net income represented 22.8%, 24.9%, 26.9% and 28.7% respectively, of the combined entity. As of April 3, 1998, ZERO's market capitalization represented 24.6% of the combined entity's market capitalization and 21.3% of the firm value. Based on the Implied Price, ZERO's market capitalization represented 27.5% of the combined entity's market capitalization and 24.0% of the firm value.

  Comparable Company Analysis. No company utilized in the Comparable Company Analysis is identical to ZERO or API. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of ZERO and API and other factors that could affect the public trading value of the Comparable Companies or company to which they are being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data.

  Salomon analyzed the operating performance of ZERO and API relative to six companies deemed by Salomon to be reasonably comparable in terms of markets served, margins and prospects to ZERO and API: Aavid Thermal Technologies, Inc., Allen Telecom Inc., Channell Commercial Corporation, Oak Industries Inc., Pentair, Inc., and Reltec Corporation (the "Comparable Companies").

  Salomon analyzed the relative performance and value for ZERO and API by comparing certain market trading statistics for ZERO and API with those of the Comparable Companies. Salomon examined certain publicly available financial data of the Comparable Companies including firm value as a multiple of the latest publicly available twelve month revenues, EBITDA, EBIT, and price to earnings ratios ("P/E's") based on estimated and projected Earnings Per Share ("EPS") for the calendar years ending 1998 and 1999. As of April 3, 1998, this analysis resulted in (i) a range of 1.0x to 2.9x latest twelve months revenues with a mean and median of 1.9x, compared to 1.8x for API, 1.4x for ZERO and 1.7x for ZERO at the Implied Price, (ii) a range of 4.8x to 20.5x latest twelve months EBITDA with a mean of 11.9x and a median of 11.7x, compared to 13.6x for API, 8.0x for ZERO and 9.4x for ZERO at the Implied Price, (iii) a range of 5.5x to 35.5x latest twelve months EBIT with a mean of 17.5x and a median of 16.4x, compared to 18.6x for API, 9.9x for ZERO and 11.5x for ZERO at the Implied Price, (iv) a range of 9.3x to 23.1x 1998E EPS with a mean of 17.0x and a median of 18.5x, compared to 20.2x for API, 15.9x for ZERO and 18.4x for ZERO at the Implied Price and , (v) a range of 7.9x to 18.2x 1999E EPS with a mean of 14.1x and a median of 16.0x, compared to 16.5x for API, 14.0x for ZERO and 15.9x for ZERO at the Implied Price. Salomon did not include ZERO or API in any of the mean or median calculations. EPS estimates for the Comparable Companies were based on the First Call Research Network.

  Comparable Transaction Analysis. No transaction utilized in the Comparable Transaction Analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of ZERO and API and other factors that could affect the acquisition value of the companies to which they are being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable transaction data.

  Salomon performed an analysis of 19 merger and acquisition transactions in the low-technology electronic equipment and enclosure industries that occurred between the years of 1988 and 1997. Multiples of firm value to revenues, firm value to EBITDA and firm value to EBIT, along with equity value to net income were calculated for these transactions, resulting in a range of firm value to EBITDA multiples from 3.2x to 14.2x and a range of firm value to EBIT multiples from 4.3x to 22.2x. A mean firm value to EBITDA multiple of 9.4x and a median multiple of 9.2x were calculated, and a mean firm value to EBIT multiple of 12.6x and a median of 11.8x were calculated. A range of equity values to net income was comprised of multiples from 6.9x to 53.3x with a mean calculation of 22.3x and a median calculation of 19.7x. The implied multiples for ZERO based on the Implied Price were 9.4x firm value to EBITDA, 11.5x firm value to EBIT and 15.5x equity value to net income.

  Discounted Cash Flow Analysis. Salomon performed a five year discounted cash flow analysis on the stand-alone unlevered free cash flows of both ZERO and API in order to arrive at a range of equity values per share. This range was determined by using a weighted average cost of capital of 8.1% to 12.1%. Salomon calculated terminal values by applying a range of estimated EBITDA multiples of 6.0x to 10.0x to the projected EBITDA of ZERO and API, respectively, in fiscal year 2003. From these assumptions, Salomon calculated per share equity values of ZERO ranging from $26.04 to $48.21 and per share equity values of API ranging from $34.67 to $65.18. Using these valuation ranges, and the same assumptions, a range of implied exchange ratios were calculated from 0.740x to 0.751x.

  Pro Forma Merger Analysis. Salomon analyzed the pro forma effects on API's projected earnings per share for 1998-2002 adjusted August fiscal year end including, without independent verification, the synergies expected to result from the Merger. This analysis is based upon a number of assumptions including, among other things, estimated amounts and timing of synergies, the projected financial performance of ZERO and prevailing interest rates. Based on a fixed Exchange Ratio of 0.85, the analysis indicated that the transaction, accounted for as a pooling of interests and with the benefit of the synergies, would be accretive to API's stand-alone earnings per share for each of the projected fiscal years ending August 31.

  The summary set forth above does not purport to be a complete description of the analyses performed by Salomon, but describes, in summary form, the principal elements of the analyses performed by Salomon in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Salomon was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Salomon did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Salomon considered the results of the analyses in light of each of the other analyses and the other information available and ultimately reached their opinion based on the results of the analyses and other information taken as a whole. Salomon did not place particular reliance or weight on any individual factor, but instead concluded that, taken as a whole, the analyses and other information supported their respective determination. Accordingly, notwithstanding the separate factors summarized above, the analyses must be considered as a whole, and selecting portions of the analysis and the factors considered by Salomon, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying Salomons' opinions. In performing these analyses, Salomon made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by Salomon are not necessarily indicative of actual values or future results, which may be materially more or less favorable than suggested by such analyses.

  ADDITIONAL INFORMATION

  In preparing its opinion, Salomon utilized earnings estimates for both ZERO and API which were drawn from public research reports and analysts' estimates, and which Salomon discussed with each respective management team. API, through CSFB, and ZERO each indicated that they were not uncomfortable with their respective currently available EPS estimates as prepared by research analysts and reported in public research reports. Based on this information, and with the approval of ZERO, Salomon utilized EPS estimates of $2.30 and $2.86 for API for the fiscal years ending August 31, 1999 and 2000, and EPS estimates of $1.88 and $2.20 for ZERO for the fiscal years ending March 31, 1999 and 2000 for purposes of preparing its opinion.

  The estimates used by Salomon were not necessarily prepared in compliance with either the published guidelines of the SEC regarding projections or forecasts or the American Institute of Certified Public Accountants' Guide for Prospective Financial Statements. The estimates were not necessarily prepared in accordance with GAAP and were not audited or reviewed by independent accountants. The assumptions underlying the estimates are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those projected. Accordingly, there can be no assurance that projected results are indicative of the future performance of either ZERO or API, or that the actual results will not be materially higher or lower than those projected.

  FEE AND OTHER INFORMATION

  Salomon was selected to render an opinion in connection with the Merger based upon its qualifications, expertise and reputation, including the fact that Salomon is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

  Pursuant to a letter agreement between ZERO and Salomon dated February 3, 1998 (the "Engagement Letter"), upon delivering its opinion, and before disclosing the conclusion reached therein, Salomon was entitled to a fee of $250,000. Upon consummation of the Merger, Salomon is entitled to additional cash compensation of $4,750,000. ZERO has agreed to reimburse Salomon for out-of-pocket expenses, including reasonable fees and expenses of counsel, and to indemnify Salomon for liabilities and expenses arising out of the Merger or the transactions in connection therewith, including liabilities under federal securities laws. The terms of the fee arrangement with Salomon, which Salomon and ZERO believe are customary in transactions of this nature, were negotiated at arm's length between ZERO and Salomon, and the ZERO Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Salomon is contingent upon consummation of the Merger.

  OTHER BUSINESS RELATIONSHIPS

  Salomon provides a full range of financial, advisory and brokerage services, and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities of ZERO and API for its own account and for the account of customers, and, accordingly, Salomon may at any time hold long or short positions in such securities. Salomon has performed investment banking and other services in the past for ZERO for which it has received customary compensation. Compensation paid to Salomon by ZERO in the two years ended April 3, 1998 totaled $150,000. Salomon and its affiliates may maintain other business and financial relationships with ZERO and API, and from time to time Salomon may perform such financial advisory and other services for ZERO and API.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Merger by the ZERO Board, the stockholders of ZERO should be aware that certain directors and executive officers of ZERO have certain interests in the consummation of the Merger other than solely as holders of ZERO Common Stock that are described below.

  Employment Agreements. Under the Merger Agreement, ZERO has the obligation to retain the services of its present officers and key employees. ZERO will, therefore, immediately prior to the Merger, enter into employment agreements for one-year terms with certain of its executives. The agreements will contain the same terms and conditions except for specified base salary, position, reporting assignments and participation in the Joint Life Insurance Plans. The executive officers of ZERO who will enter into employment agreements, and their respective positions, and current base salaries are as follows: Wilford
D. Godbold, Jr., President and CEO, $400,000; James F. Hermanson, Vice President, $224,000; George A. Daniels, Vice President and Chief Financial Officer, $224,000; Michael D. LeRoy, Vice President--Corporate Development, $220,000; John G. Mogler, Vice President, $215,000; and Anita J. Cutchall, Vice President--Legal and Corporate Secretary, $120,500. Employment agreements for terms of one year will also be entered into with ZERO's division presidents and general managers.

  Each agreement provides that the executive will participate in the ZERO benefit plans and programs including those providing for annual bonus, long-term incentives, retirement benefits, employment benefits and perquisites. If an executive's employment terminates prior to the end of the term of the agreement by reason of retirement after age 55, death, disability, voluntary termination, or termination by ZERO for cause, the executive shall receive salary through the date of termination, vested benefits and a prorated cash bonus for the year. If the executive's employment is terminated by ZERO without cause, or by the executive for good reason, as defined in the agreement, he or she shall receive salary and benefits through the duration of the one-year term and a cash bonus award equal to awards received in the 12 months preceding the effective date of the agreement prorated for the original employment term, all benefits and perquisites and all unvested options held by such employee shall become vested. Disputes under the agreement can be resolved either by litigation or arbitration at the election of the executive.

  In the Merger Agreement, after the Effective Time of Merger, API has agreed to cooperate in taking any actions with respect to those employees of the ZERO Companies with written employment agreements so as to avoid any payments due pursuant to such agreements becoming "excess parachute payments" within the meaning of Section 280G of the Code, provided that such cooperation shall not include any increase in the obligations of any of the API Companies or any of the ZERO Companies pursuant to such employment agreements or otherwise.

  Executive Deferred Compensation Plan. ZERO maintains the ZERO Corporation Executive Deferred Compensation Plan, a nonqualified deferred compensation plan for certain executives. The plan was originally adopted October 20, 1993, and was amended and restated effective January 1, 1996, which version also governs amounts deferred under the ZERO Corporation Deferred Compensation Plan as amended as of April 1, 1986 (including the "Basic" and "Alt I" plans), and the ZERO Corporation Alternate II Deferred Compensation Plan ("Alt II") dated April 1, 1986. Deferrals under the Basic, Alt I and Alt II plans are no longer being made. Executives selected to participate in the plan can elect each year to defer at least $5,000 of compensation. Deferred amounts are credited with interest on a quarterly basis equal to the Moody's Seasoned Corporate Bond Rate for the last month of each quarter on which earnings are applied plus 3%. Amounts deferred under the Basic, Alt I and Alt II plans are credited with interest at rates varying from individual to individual and range from the prime rate to 13.25%. Amounts are distributed following termination of employment as specified by each participant in either lump sum, five year or 10 year installments. Notwithstanding such elections, distributions may be made in the event of hardship suffered by the executive or at any other time subject to a penalty. The penalty is (i) a forfeiture of 5% of the amount to be distributed, coupled with a two year suspension from future deferrals into the plan in the case of any distributions to actively employed executives from portions of the plan other than amounts attributable to the Basic, Alt I and Alt II plans and (ii) a 10% distribution forfeiture in all other cases. The plan can be amended or terminated by action of ZERO's Board of Directors provided that no such action can (i) reduce accounts, (ii) assess costs or fees to participants, (iii) reduce interest rates payable below the applicable Moody's Seasoned Corporate Bond Rate, or, in the case of amounts attributable to the Basic, Alt I, and Alt II plans, the minimum rates set forth in the plan, (iv) take effect prior to the end of a calendar year, or (v) accelerate the distributions from accounts in a manner inconsistent with participant elections.

  Not later than the occurrence of a "change in control," ZERO will fund a grantor, or "rabbi," trust with assets equal to the value of accumulated accounts as of the date of the change in control plus an amount equal to interest to be payable on such amounts pursuant to the plans discounted to net present value. The transactions contemplated by the Merger Agreement would constitute a "change in control" as defined in the plan. ZERO has entered into an agreement with Wachovia Bank, N.A. ("Wachovia") for the establishment and funding of the grantor trust entitled the ZERO Corporation Master Trust Agreement for Deferred Compensation Plans. Under the trust agreement, Wachovia, as trustee, will have authority over trust management. The trust also provides that in the event there exists in the trust assets the value of which exceeds 125% of the amount required to fund obligations of the trust, such excess shall be returned to ZERO. ZERO has an obligation to fund the trust to the extent the trust's assets are less than the value of its obligations, and after the Merger, API must satisfy this obligation to the extent ZERO fails to do so.

  Directors' Deferred Compensation Plan. ZERO maintains the ZERO Corporation Directors' Deferred Compensation Plan, a nonqualified deferred compensation plan for non-employee directors, originally effective October 20, 1993, amended and restated as of January 1, 1996. Under the plan, such directors may each year elect to defer at least $5,000 of compensation. In essentially all other respects, the plan's terms are substantially identical to those of the Executive Deferred Compensation Plan described above. Not later than the occurrence of a change in control, as defined above, ZERO will fund the ZERO Corporation Master Trust Agreement for Deferred Compensation Plans, described above, with assets equal to the value of accumulated accounts as of the change in control date plus an amount equal to interest to be payable on such amounts pursuant to the plans discounted to net present value. ZERO has an obligation to fund the trust to the extent the trust's assets are less than the value of its obligations, and after the Merger, API must satisfy this obligation to the extent ZERO fails to do so.

  Joint Life Insurance Plans. ZERO has established two life insurance plans for certain executives, one established effective March 31, 1989 and amended effective October 22, 1997, and the other established effective April 1, 1994 and amended effective October 22, 1997. The two plans are substantially identical. Under each plan, ZERO has entered into an agreement with a participating executive pursuant to which the executive or a trust created for the executive is the owner of an insurance policy, and the executive or trust assigned the policy as security to ZERO for the repayment of premium amounts advanced by ZERO. Under each plan, ZERO also pays to each participant a cash bonus from which the executive pays his or her portion of the required premiums. The executive must repay his or her premium amounts advanced by ZERO on (i) the April 1 following termination of employment (or another specified anniversary of such termination of employment as set forth in individual agreements) for any reason other than a "change in control," as defined below,
(ii) certain dates set forth in individual agreements if employment is terminated by ZERO in anticipation of a change in control or is terminated for any reason following a change in control, (iii) death of the employee, (iv) mutual consent of ZERO and the executive, or (v) assignment of the policy by the executive other than the collateral assignment itself or assignment to an individual life insurance trust, at which time the security interest is canceled and the executive or his or her death beneficiary retains the insurance policy or its remaining cash proceeds free and clear. In no event, however, can the repayment obligation occur sooner than 90 days following the date of the executive's termination of employment with ZERO. Not later than the occurrence of a change in control (which the transactions contemplated by the Merger Agreement will constitute), ZERO shall deposit in a grantor, or "rabbi," trust an amount sufficient to pay the aggregate of all required premiums and the cash bonuses projected through the end of the specific term set forth in each executive's agreement. In addition, ZERO's interest in any policies (i.e., its collateral security interest) will be transferred to such grantor trust. ZERO has entered into an agreement with Wachovia for the establishment and funding of the grantor trust entitled the ZERO Corporation Master Trust Agreement for Joint Life Insurance Plans. Under the trust agreement, Wachovia, as trustee, will have authority over trust management. Also, under the terms of such trust, in the event the trust accumulates assets in excess of those required to fund its obligations under the life insurance plans, including premiums payable on the policies and cash bonuses to participants, such surplus must be deposited in the ZERO Corporation Master Deferred Compensation Trust. ZERO has an obligation to fund the trust to the extent the Trust's assets are less than the value of its obligations, and after the Merger, API must satisfy this obligation to the extent ZERO fails to do so.

  Conversion of Stock Options. Under the Merger Agreement, at the Effective Time of Merger, each outstanding option to purchase shares of ZERO Common Stock will be assumed by API and converted into an option to purchase shares of API Common Stock on terms adjusted to reflect the Exchange Ratio. The options held by directors and executive officers of ZERO as of the ZERO Record Date are shown in the following table.

                           ZERO OPTIONS OUTSTANDING

                                                   NUMBER OF ZERO EXERCISE PRICE
NAME                                 DATE OF GRANT COMMON SHARES  PER ZERO SHARE
----                                 ------------- -------------- --------------
Gary M. Cusumano....................    4/22/94           500        $12.6250
Nonemployee Director                    7/27/94         2,000        $12.8750
                                        7/26/95         2,000        $15.6250
                                        7/24/96         2,000        $21.3750
                                        7/23/97         2,000        $25.7500
Bruce J. DeBever....................    7/21/93         1,000        $13.5600
Nonemployee Director                    7/27/94         2,000        $12.8750
                                        7/26/95         2,000        $15.6250
                                        7/24/96         2,000        $21.3750
                                        7/23/97         2,000        $25.7500
John B. Gilbert.....................    7/21/93         1,000        $13.5600
Director; Chairman Emeritus             7/27/94         2,000        $12.8750
                                        7/26/95         2,000        $15.6250
                                        7/24/96         2,000        $21.3750
                                        7/23/97         2,000        $25.7500
Wilford D. Godbold, Jr..............   10/17/94        26,000        $12.8750
President,                             10/25/95        22,000        $15.3750
Chief Executive Officer                10/23/96        18,500        $19.3750
and Director                           10/22/97        14,000        $27.0625
Howard W. Hill......................    7/21/93         1,000        $13.5600
Chairman of the Board                   7/27/94         2,000        $12.8750
                                        7/26/95         2,000        $15.6250
                                        7/24/96         2,000        $21.3750
                                        7/23/97         2,000        $25.7500
Whitney A. McFarlin.................    7/21/93         1,000        $13.5600
Nonemployee Director                    7/27/94         2,000        $12.8750
                                        7/26/95         2,000        $15.6250
                                        7/24/96         2,000        $21.3750
                                        7/23/97         2,000        $25.7500
George A. Daniels...................   10/19/93        11,000        $13.7500
Vice President and                     10/17/94        12,500        $12.8750
Chief Financial Officer                10/25/95        11,000        $15.3750
                                       10/23/96         9,100        $19.3750
                                       10/22/97         7,000        $27.0625
James F. Hermanson..................   10/17/94         4,293        $12.8750
Vice President                         10/25/95         6,547        $15.3750
                                       10/23/96         9,100        $19.3750
                                       10/22/97         7,000        $27.0625

                                                   NUMBER OF ZERO EXERCISE PRICE
NAME                                 DATE OF GRANT COMMON SHARES  PER ZERO SHARE
----                                 ------------- -------------- --------------
Michael D. LeRoy....................    1/12/95        15,000        $12.7500
Vice President--                       10/25/95        11,000        $15.3750
Corporate Development                  10/23/96         9,100        $19.3750
                                       10/22/97         7,000        $27.0625
John G. Mogler......................   10/19/93         6,500        $13.7500
Vice President                         10/17/94         7,300        $12.8750
                                       10/25/95         6,300        $15.3750
                                       10/23/96         8,000        $19.3750
                                       10/22/97         7,000        $27.0625
Anita J. Cutchall...................   10/25/95         3,800        $15.3750
Vice President--Legal                  10/23/96         5,000        $19.3750
and Corporate Secretary                10/22/97         3,800        $27.0625

  In the case of options held by nonemployee directors of ZERO (who will cease to be directors of ZERO as of the Effective Time of Merger as provided in the Merger Agreement), each such option which is not then fully vested will become fully vested at that time. Nonvested options held by executive officers of ZERO will become fully vested if the executive officer's employment with ZERO is terminated by the executive or is terminated by ZERO without Cause (as defined) within one year after the Effective Time of Merger as provided in the option documents. See "--Assumption and Conversion of ZERO Stock Options" below.

  Indemnification. The Merger Agreement provides that, from and after the Effective Time of Merger, API will indemnify and hold harmless, to the fullest extent permitted under applicable law, all present and former employees, agents, directors or officers of any of the ZERO Companies, and the heirs, successors and assigns of such persons, against any amounts incurred in connection with any claim, action, suit, proceeding or investigation arising out of or relating to the transactions described in the Merger Agreement or which arise out of or relate to any such person having served as a committee member, director, officer, employee or agent of any of the ZERO Companies, or as a trustee or fiduciary of any employee benefit plan of any of the ZERO Companies or otherwise on behalf of any of the ZERO Companies, whether asserted or commenced prior to or after the Effective Time of Merger. The Merger Agreement also provides that ZERO, and its successors or assigns, will fulfill, assume and honor the obligations of ZERO pursuant to ZERO's Restated Certificate of Incorporation, as amended (the "ZERO Certificate"), ZERO's Bylaws (the "ZERO Bylaws") and any indemnification agreement between ZERO and any of ZERO's directors and officers existing and in force as of the date of the Merger Agreement. The indemnification obligations set forth in the ZERO Certificate and ZERO Bylaws, as of the date of the Merger Agreement, will survive the Merger with respect to any matter which is based in whole or in part or arises in whole or in part out of the fact that an individual is or was a director or officer of any of the ZERO Companies prior to the Effective Time of Merger. In addition, for at least six years after the Effective Time of Merger, API will maintain in effect director's and officer's insurance covering those persons covered by ZERO's director's and officer's insurance as of the date of the Merger Agreement, which insurance shall be not less in terms of coverage and amount as the insurance that ZERO had in effect covering such directors and officers on the date of the Merger Agreement.

  See "--Employee Plans" below regarding certain other arrangements with respect to employee plans provided for by the Merger Agreement.

EMPLOYEE PLANS

  In addition to the matters discussed above under "--Interests of Certain Persons in the Merger," the Merger Agreement contains certain other provisions with respect to ZERO's existing employee plans, including the following:

  Maintenance of Deferred Compensation Plans. ZERO's deferred compensation plans described above and any related funding arrangements (including but not limited to any rabbi trusts and any amounts credited to such plan pursuant to ZERO's pension and 401(k) restoration plans) shall be maintained and administered in accordance with their terms after the Effective Time of Merger, and the affected participants and beneficiaries will be considered third party beneficiaries of this provision of the Merger Agreement.

  Maintenance of Joint Life Insurance Plans. ZERO's joint life insurance plans described above and any related funding arrangements, including but not limited to any rabbi trusts, will remain in effect after the Effective Time of Merger, shall be administered in accordance with their respective terms and may not be terminated or modified in any way without the consent of the affected participants or beneficiaries, and such participants and beneficiaries will be considered third party beneficiaries of this provision of the Merger Agreement.

  Other Employee Plans. In the Merger Agreement, API has agreed that all the other employee benefits plans of the ZERO Companies, or plans substantially comparable in the aggregate, shall be maintained for individuals who are employees and former employees of ZERO as of the Closing Date for a period of at least one year from the Closing Date on terms at least as favorable (in the aggregate) as those in effect on the Closing Date. Such plans include the ZERO Retirement Savings Plan, the ZERO Pension Restoration Plan, the ZERO 401(k) Executive Restoration Plan, ZERO's management bonus plans and the Tuition Reimbursement Plan and the Group Health Insurance, Group Dental Insurance, Group Life Insurance and Group Disability Plans and other benefit plans maintained by the ZERO Companies.

MANAGEMENT AND OPERATIONS OF ZERO AFTER THE MERGER

  At the Effective Time of Merger, ZERO, as the Surviving Corporation in the Merger, will become a wholly owned subsidiary of API. The other ZERO Companies will become indirect subsidiaries of API. The duly qualified and acting directors and officers of Acquisition immediately prior to the Effective Time of Merger, who will be officers of API, will be the directors and officers of the Surviving Corporation, to hold office as provided in the bylaws of the Surviving Corporation. The ZERO Certificate and the ZERO Bylaws, as in effect immediately prior to the Effective Time of Merger, will be the certificate of incorporation and bylaws of the Surviving Corporation until amended in accordance with law.

CONDUCT OF BUSINESS PENDING THE MERGER

  ZERO. In the Merger Agreement, ZERO has agreed, pending consummation of the Merger, unless otherwise consented to in writing by API (which consent may not be unreasonably withheld except for matters described in clauses (x) and (xi) below), that it will, and will cause each of the other ZERO Companies to:

    (i) diligently carry on its business only in the regular course and in substantially the same manner as prior to the date of the Merger Agreement and not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operations;

    (ii) use, operate, maintain and repair all of its assets and properties in a normal business manner;

    (iii) not do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any identified contracts to which any of the ZERO Companies is a party or by which any of the ZERO Companies is bound;

    (iv) not (a) except as disclosed in connection with the Merger Agreement or as consistent with its normal business practices consistent with past practice, grant any increase in the rate of pay of any of the employees, directors or officers; (b) institute or amend any employee benefit plan; or
  (c) except as disclosed in connection with the Merger Agreement, enter into or modify any written employment arrangement with any person;

    (v) not create, incur or assume any indebtedness, except for indebtedness incurred in the ordinary course of business by the ZERO Companies consistent with past practice;

    (vi) use reasonable best efforts to preserve its business organization intact, to retain the services of its present officers and key employees and to preserve the goodwill of suppliers, customers, creditors and others having business relationships with it;

    (vii) comply in all material respects with all applicable laws;

    (viii) timely and properly file all federal, state, local and foreign tax returns which are required to be filed, and pay or make provision for the payment of all taxes owed by it;

    (ix) not amend its certificate of incorporation or bylaws;

    (x) not (a)(1) issue any additional shares of stock of any class (including any shares of preferred stock) except for issuances of shares of ZERO Common Stock upon the exercise of options outstanding on the date of the Merger Agreement under the ZERO Option Plans, or (2) grant any warrants, options or rights to subscribe for or acquire any additional shares of stock of any class; (b) declare or pay any dividend or make any capital or surplus distributions of any nature, except for (1) cash dividends by subsidiaries of ZERO to ZERO, and (2) regular quarterly cash dividends by ZERO on the outstanding ZERO Common Stock with usual record and payment dates not exceeding, during any fiscal quarter of ZERO, 110% of the cash dividends paid by ZERO on the ZERO Common Stock during the immediately preceding fiscal quarter of ZERO; or (c) directly or indirectly redeem, purchase or otherwise acquire, recapitalize or reclassify any of its capital stock or liquidate in whole or in part, except for the redemption of 141,902 shares of ZERO Common Stock owned by a subsidiary of ZERO; and

    (xi) not (a) sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, except in the ordinary course of business consistent with past practice; or (b) acquire, or publicly propose to acquire or agree to acquire, by merger or consolidation with, or by purchase or otherwise, an equity interest in, all or any portion of the assets of, any person.

  API. In the Merger Agreement, API has agreed, pending consummation of the Merger, that it will, and will cause the other API Companies to, diligently carry on its business only in the regular course and in substantially the same manner as previously conducted, provided that acquisitions by any of the API Companies of business enterprises engaged in businesses consistent with the businesses of the API Companies will be permitted under this provision.

REPRESENTATIONS, WARRANTIES AND COVENANTS

  The Merger Agreement contains various customary representations and warranties for a transaction of this kind by API, Acquisition and ZERO relating, among other things, to: (a) the respective organization, existence, and corporate power and authority of each of the API Companies and each of the ZERO Companies, and similar corporate matters; (b) their respective capitalization; (c) the authorization, execution, delivery and performance and the enforceability of the Merger Agreement; (d) the absence of conflicts with and violations of law, their respective articles or certificates of incorporation and bylaws, and certain contracts and agreements; (e) the ZERO Companies' title to their assets; (f) the absence of adverse material litigation and litigation challenging the transactions contemplated by the Merger Agreement; (g) reports and financial statements filed with the SEC and the compliance with applicable requirements thereof and accuracy of information contained therein; (h) the absence of any event, condition or fact which is, or reasonably may be expected to be, materially adverse to the financial condition, properties, business, results of operations or prospects of the API Companies taken as a whole, or of the ZERO Companies taken as a whole, respectively, other than events, conditions or facts arising out of general economic conditions unrelated to the business in which any of the API Companies, or any of the ZERO Companies, respectively, are engaged (an "API Material Adverse Effect" and a "ZERO Material Adverse Effect," respectively), and the absence of certain other changes in the business of the API Companies or the ZERO Companies, respectively; (i) the existence, performance and legal effect of certain contracts to which any of the ZERO Companies is a party or is bound;
(j) the insurance coverage of the ZERO Companies; (k) the employee benefit plans of the ZERO Companies; (l) no violations of law by any of the ZERO Companies; (m) no incurrence of brokers', finders' or similar fees in connection with the transactions contemplated by the Merger Agreement, except for the fees to the respective financial advisors of API and ZERO (CFSB and Salomon, respectively); (n) the filing of tax returns, payment of taxes and other tax matters with respect to the ZERO Companies; (o) governmental and regulatory approvals in connection with the Merger Agreement and the Merger;
(p) labor matters with respect to the ZERO Companies; (q) the accuracy and completeness of the respective statements of fact made by API and ZERO in the Merger Agreement; (r) the accuracy and completeness of information supplied by each of API and ZERO for inclusion or incorporation by reference in the Registration Statement and this Joint Proxy Statement/Prospectus; (s) the respective API and ZERO shareholder votes required in connection with the Share Issuance, the Merger Agreement and the transactions contemplated thereby (as set forth in this Joint Proxy Statement/Prospectus) being the only shareholder votes required; (t) that neither API nor ZERO or any of their respective affiliates have taken or agreed to take any action that would prevent API from accounting for the Merger as a pooling of interests; (u) the delivery of a fairness opinion by CFSB, in the case of API, and Salomon, in the case of ZERO; (v) compliance with applicable environmental laws, possession of material environment, health and safety permits and other environmental issues with respect to the ZERO Companies; (w) Year 2000 compliance with respect to the ZERO Companies; (x) a representation by ZERO that each of the members of the ZERO Board is a "Continuing Director" as such term is defined in the ZERO Certificate, and a representation by API that none of the API Companies is a "Related Person" of ZERO as such term is defined in the ZERO Certificate; and (y) the absence of undisclosed material liabilities. In addition, in the Confidentiality Agreements, each of API and ZERO represented that neither it nor any of its affiliates beneficially owned any shares of the other's Common Stock.

  In addition to the covenants described under "--Conduct of Business Pending the Merger," the Merger Agreement contains various other customary covenants, including, among other things, that: (a) subject to the provisions of the Confidentiality Agreements, API and ZERO will each afford the other access to its books, records, financial information, facilities, key personnel and other documents and materials; (b) each party to the Merger Agreement will use reasonable best efforts, to the extent within its control, to cause its respective representations and warranties contained in the Merger Agreement to be true and correct in all respects on the Closing Date and will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger and to obtain any consents or approvals required in connection with the Merger or the taking of any action contemplated by the Merger Agreement; and (c) API and ZERO will each use its respective reasonable best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a reorganization under
Section 368(a) of the Code.

  All representations, warranties and covenants of the parties (other than the covenants contained in certain specified sections of the Merger Agreement which relate to continuing matters) terminate at the Effective Time of Merger.

CONDITIONS TO CONSUMMATION OF THE MERGER

  The respective obligations of API, Acquisition and ZERO to effect the Merger are subject, among other things, to the fulfillment of the following conditions precedent at or prior to the Closing: (a) the performance of and compliance in all respects by the respective parties with their respective obligations under the Merger Agreement required to be performed or complied with prior to or on the Closing Date, except where the failure to perform or comply would not or would not be reasonably likely to result in a ZERO Material Adverse Effect or an API Material Adverse Effect, respectively, and the performance of and compliance by ZERO in all respects with its obligations described in subparagraphs (x) and (xi) under "--Conduct of Business Pending the Merger"; (b) the absence of any suit, action or other proceeding in which the consummation of the transactions contemplated by the Merger Agreement is restrained or enjoined; (c) the accuracy in all respects when made and as of the Closing Date of the representations and warranties of the respective parties made in the Merger Agreement, except where the effect of any breaches would not or would not be reasonably likely to result in a ZERO Material Adverse Effect or an API Material Adverse Effect, respectively;
(d) during the period from the date of the Merger Agreement to the Closing Date there shall not have occurred, and be continued on the Closing Date, any ZERO Material Adverse Effect or any API Material Adverse Effect, respectively;
(e) the requisite approval of the Merger Agreement by the stockholders of ZERO, the requisite approval of the Share Issuance by the shareholders of API and the execution and delivery of the Certificate of Merger by ZERO and Acquisition; (f) the continuing effectiveness of the Registration Statement;
(g) compliance with all necessary requirements of the HSR Act and expiration prior to the Closing Date or termination by the appropriate agency of any "waiting periods" applicable to the Merger and to the transactions described in the Merger Agreement which are imposed by the HSR Act; (h) the approval for listing on the NYSE, subject to official notice of issuance, of the shares of API Common Stock to be issued or reserved for issuance pursuant to the Merger Agreement; (i) as a condition precedent to ZERO's obligations, the receipt of the tax opinion that has been delivered by Gibson, Dunn & Crutcher LLP, counsel to ZERO, to the effect that the Merger will be treated for federal income tax purposes as a tax-free organization within the meaning of Section 368(a) of the Code (see "--Certain Federal Income Tax Consequences"), which opinion shall not have been withdrawn or modified in any material respect as of the Closing Date and the Effective Time of Merger; (j) API and ZERO having received officers' certificates from each other stating that certain conditions set forth in the Merger Agreement have been satisfied, and the receipt of accountants' comfort letters; (k) as a condition precedent to the obligations of API and Acquisition, the receipt of an opinion from Coopers & Lybrand L.L.P. to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with the Merger Agreement; and (l) as a condition precedent to the obligations of API and Acquisition, the receipt by API of letter agreements relating to trading in securities of API and ZERO (substantially in the form attached as exhibits to the Merger Agreement), duly executed by each affiliate of API or ZERO (see "-- Resale of API Common Stock").

NO SOLICITATION; SPECIAL FEE

  The Merger Agreement required ZERO to immediately terminate any discussions with any other parties with respect to any Other Transaction (as defined below).

  The Merger Agreement provides that ZERO shall not, and shall not permit its subsidiaries or officers, directors, employees, agents or other representatives of any of the ZERO Companies, to solicit, initiate, facilitate, encourage, negotiate with respect to, discuss or agree to: (i) any of the following (other than the Merger), on or prior to that date which is one year after the date of termination of the Merger Agreement (the "Special Date"), provided that such termination is by API pursuant to specified provisions of the Merger Agreement which permit API to terminate upon the failure of ZERO to fulfill certain of its obligations under the Agreement, or by ZERO to pursue one of the following transactions after a good faith determination by the ZERO Board, based upon the advice of outside legal counsel, that such action is required by its fiduciary duties under applicable law: (A) a merger, consolidation, share exchange, exchange of securities, reorganization, business combination or other similar transaction involving ZERO; (B) a sale, lease, transfer or other disposition of all or a significant portion of the total assets of the ZERO Companies, taken as a whole, in a single transaction or series of related transactions; (C) a sale of, or tender offer or exchange offer for, or acquisition by any person or group of beneficial owners of, 20% or more of the outstanding shares of capital stock of ZERO in a single transaction or a series of related transactions; or (D) a public announcement of a proposal, plan, intention or agreement to do any of the foregoing (each such event, an "Other Transaction"); or (ii) any request for information, expression of interest, inquiry, proposal or offer relating in any manner to an Other Transaction (an "Other Proposal"), subject to exceptions which permit the ZERO Board to furnish information and participate in discussions and negotiations with a person making a Superior Proposal (as defined below) if the ZERO Board determines to do so in good faith, upon the advice of outside legal counsel that such action is required by its fiduciary duties under applicable law, and permit ZERO to comply with its obligations under the Exchange Act with respect to an Other Proposal by means of a tender offer. If ZERO receives an Other Proposal that is not a Superior Proposal and the Other Proposal becomes public information, ZERO is required to use reasonable best efforts to resist such Other Proposal and take all appropriate steps to have the ZERO Board approve defensive measures, including, but not limited to, a shareholder rights plan. ZERO must notify API within 24 hours following receipt by ZERO of any Other Proposal, including the terms and conditions of such Other Proposal and the person making it, and keep API fully informed of the status and developments regarding the Other Proposal. After complying with these provisions, ZERO may, by notice to API at any time prior to the Effective Time of Merger, terminate the Merger Agreement if ZERO enters into, executes or agrees to an Other Transaction following a good faith determination by the ZERO Board, based upon the advice of outside legal counsel, that such action is required by its fiduciary duties under applicable law.

  A "Superior Proposal" is defined to mean a written bona fide unsolicited Other Proposal by any person (other than API) which the ZERO Board determines in good faith, and in the exercise of reasonable judgment (based, among other factors, on the opinion, with only customary qualifications, of its independent financial advisors) to be more favorable to the ZERO stockholders than the Merger from a financial point of view, which proposal is capable of being consummated without undue delay.

  In order to induce API to enter into the Merger Agreement and to compensate API for the time and expenses incurred in connection with the Merger Agreement and the Merger and the losses suffered by API from foregone opportunities, the Merger Agreement provides that ZERO will pay $15,000,000 (the "Special Fee") to API if, on or prior to the Special Date: (A) a person unrelated to API has consummated an Other Transaction, or has publicly announced or proposed an Other Transaction and subsequently consummates such Other Transaction after the Special Date; or (B) ZERO has entered into an agreement with respect to an Other Transaction; or (C) ZERO terminates the Merger Agreement for the purpose of pursuing an Other Proposal or Other Transaction (each such event, a "Special Event"). Under clause (A), a Special Event for such Other Transaction will be deemed to have occurred at the earlier of the events specified in clauses (B) or (C). The Special Fee is to be paid in immediately available funds within five business days after the occurrence of a Special Event. If ZERO fails to pay the Special Fee when due, the Merger Agreement provides that the unpaid portion of the Special Fee (including accrued interest thereon) will accrue interest at the annual rate of 12%, compounding monthly, until paid in full, and that ZERO will pay all costs and expenses of API in connection with any action taken by API to collect payment.

TERMINATION; AMENDMENT; WAIVER

  The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Closing, whether before or after approval by the shareholders of API of the Share Issuance or approval by the stockholders of ZERO of the Merger Agreement, as follows:

    (a) by mutual written agreement of API and ZERO, duly authorized by the API and ZERO Boards;

    (b) by either API or ZERO by written notice to the other party if: (i) any court of competent jurisdiction shall have issued an order, judgment, or decree permanently restraining, enjoining or otherwise prohibiting the Merger and such order, judgment, or decree shall have become final and nonappealable; or (ii) if the Effective Time of Merger has not occurred on or before September 30, 1998, provided, however, that the right so to terminate under this clause (ii) will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has caused or resulted in the failure to consummate the Merger on or before that date;

    (c) by API by written notice to ZERO if: (i) there are one or more breaches of the representations and warranties of ZERO made in the Merger Agreement as of the date of the Merger Agreement which breaches would or would be reasonably likely to result in a ZERO Material Adverse Effect and such breaches are not remedied within 20 calendar days after receipt by ZERO of written notice from API specifying the nature of such breaches and requesting that they be remedied; (ii) ZERO shall have failed to perform and comply in all respects with its agreements and covenants described in subparagraphs (x) and (xi) under "--Conduct of Business Pending the Merger"; (iii) ZERO shall have failed to perform and comply in all respects with all of its other agreements and covenants contained in the Merger Agreement and such failures to perform or comply would or would be reasonably likely to result in a ZERO Material Adverse Effect and such failures to perform or comply are not remedied within 20 calendar days after receipt of written notice from API specifying the nature of such failures and requesting that they be remedied; (iv) API has held the API Special Meeting to vote on the Share Issuance and such proposal does not receive the requisite vote of the API shareholders; (v) ZERO has held the ZERO Special Meeting to vote upon the Merger Agreement and such proposal does not receive the requisite vote of the ZERO stockholders; or (vi) the ZERO Board or any committee thereof: (A) withdraws or modifies in any manner adverse to API its approval or recommendation of the Merger Agreement or the Merger, (B) fails to reaffirm such approval or recommendation upon API's request, or (C) approves or recommends any other transaction; and

    (d) by ZERO by written notice to API if: (i) there are one or more breaches of the representations and warranties of API made in the Merger Agreement as of the date of the Merger Agreement which breaches would or would be reasonably likely to result in a API Material Adverse Effect and such breaches are not remedied within 20 calendar days after receipt by API of written notice from ZERO specifying the nature of such breaches and requesting that they be remedied; (ii) API shall have failed to perform and comply in all respects with all of its agreements and covenants contained in the Merger Agreement and such failures to perform or comply would or would be reasonably likely to result in a API Material Adverse Effect and such failures to perform or comply are not remedied within 20 calendar days after receipt of written notice from ZERO specifying the nature of such failures and requesting that they be remedied; (iii) ZERO has held the ZERO Special Meeting to vote upon the Merger Agreement and such proposal does not receive the requisite vote of the ZERO stockholders; (iv) API has held the API Special Meeting to vote on the Share Issuance and such proposal does not receive the requisite vote of the API shareholders; (v) ZERO enters into, executes or agrees to an Other Transaction following a good faith determination by the ZERO Board (after compliance by ZERO with the provisions of the Merger Agreement described in the second paragraph under "--No Solicitation; Special Fee") based upon the advice of outside legal counsel, that such action is required by its fiduciary duties under applicable law; or (vi) the API Board or any committee thereof: (A) withdraws or modifies in any manner adverse to ZERO its approval or recommendation of the Merger Agreement or the Merger, or (B) fails to reaffirm such approval or recommendation upon ZERO's request.

  In the event of termination of the Merger Agreement by either API or ZERO as provided above, there will be no further obligation or liability of any party (including its directors, officers, employees, agents, advisors or other representatives) to the others except that: (a) the obligations of API and Acquisition under the Confidentiality Agreements and under the provisions of the Merger Agreement regarding expenses and rights on termination will survive; (b) the obligations of ZERO under the Confidentiality Agreements, its obligation to pay the Special Fee, if such fee is payable under the provisions of the Merger Agreement described above under "--No Solicitation; Special Fee," and its obligations to comply with the provisions of the Merger Agreement regarding expenses and rights on termination will survive; and (c) each party shall retain any and all remedies which it may have for breach of contract provided by law based on another party's willful failure to comply with the terms of the Merger Agreement.

  The Merger Agreement may be amended by the parties at any time before or after approval of the Merger Agreement by the holders of ZERO Common Stock or the Share Issuance by the holders of API Common Stock, except that after such approval, no amendment may be made without the further approval of the holders of ZERO Common Stock if such amendment changes the Exchange Ratio or materially adversely affects the rights of the ZERO stockholders, and no amendment may be made without the further approval of the holders of API Common Stock if such amendment changes the Exchange Ratio or materially adversely affects the rights of the API shareholders.

  If any of the conditions to the respective parties' obligations to consummate the Merger pursuant to the Merger Agreement have not been satisfied, a party may nevertheless elect to proceed with consummation of the transactions contemplated by the Merger Agreement (unless the condition relates to a non-waivable legal requirement). Any such election to proceed must be evidenced by a certificate signed on behalf of the waiving party by an officer of that party.

STANDSTILL PROVISIONS

  In the Confidentiality Agreements, API and ZERO have each agreed (other than as contemplated in the Merger Agreement) that, for a period of three years from March 23, 1998, neither of them nor any of their affiliates will (i) acquire, agree to acquire or make any proposal to acquire any securities or property of the other party (other than property transferred in the ordinary course of business) unless such acquisition, agreement or proposal has been expressly first approved or invited by the other party's Board of Directors,
(ii) solicit proxies from shareholders of the other party or otherwise seek to influence or control the management or policies of the other party, or (iii) assist any other person in doing any of the foregoing. Under the Merger Agreement, the Confidentiality Agreements remain in effect but will be deemed to have terminated at the Effective Time of Merger.

FEES AND EXPENSES

  Except for (i) the filing fee relating to the HSR Act filing, which will be paid by API and (ii) printing expenses for this Joint Proxy
Statement/Prospectus and the Registration Statement, and the filing fee relating thereto, which will be shared equally, API and ZERO will each pay its own costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby.

CONVERSION OF SHARES IN THE MERGER

  At the Effective Time of Merger, by virtue of the Merger and without any action on the part of Acquisition, ZERO, API or holders of their securities:

    (i) each issued and outstanding share of common stock of Acquisition will be converted into one share of ZERO Common Stock;

    (ii) any shares of ZERO Common Stock that are owned by any of the ZERO Companies will be cancelled and retired and cease to exist, and no API Common Stock or other consideration will be issued or delivered in exchange therefor; and

    (iii) each share of ZERO Common Stock issued and outstanding (other than any shares to be cancelled as described in subparagraph (ii) above, of which as of the ZERO Record Date there were 4,194,920 such shares held in treasury by ZERO) will be converted into 0.85 shares of API Common Stock (the "Exchange Ratio") on the terms and conditions set forth in the Merger Agreement; provided, however, that cash will be paid in lieu of any fractional share of API Common Stock. See "--Exchange of ZERO Certificates; No Fractional Shares."

  All shares of ZERO Common Stock converted as provided in subparagraph (iii) of the preceding paragraph will no longer be outstanding and will automatically be cancelled and retired and will cease to exist. Each holder of a certificate representing, immediately prior to the Effective Time of Merger, any such shares of ZERO Common Stock (a "ZERO Certificate") will cease to have any rights with respect thereto, except the right to receive, as described below: (i) a certificate representing the number of whole shares of API Common Stock into which such shares of ZERO Common Stock have been converted, (ii) certain dividends and other distributions, and (iii) cash, without interest, in lieu of any fractional share of API Common Stock. See "--Exchange of ZERO Certificates; No Fractional Shares."

  In the event that, prior to the Effective Time of Merger, there is a reclassification, stock split or stock dividend with respect to outstanding API Common Stock or outstanding ZERO Common Stock, an appropriate and proportionate adjustment, if any, will be made to the Exchange Ratio.

EXCHANGE OF ZERO CERTIFICATES; NO FRACTIONAL SHARES

  API has designated Firstar Trust Company to act as Exchange Agent under the Merger Agreement. As of the Effective Time of Merger, API will deposit with the Exchange Agent, for the benefit of the holders of shares of ZERO Common Stock, for exchange through the Exchange Agent, certificates representing the shares of API Common Stock issuable pursuant to the Merger Agreement in exchange for outstanding shares of ZERO Common Stock. Such certificates for shares of API Common Stock, together with any dividends or distributions with respect thereto and together with any cash to be paid for fractional share interests, are referred to as the "Exchange Fund."

  Promptly after the Effective Time of Merger, the Exchange Agent will mail to each holder of record of a ZERO Certificate a form of letter of transmittal and instructions for effecting the surrender of the ZERO Certificate in exchange for certificates representing shares of API Common Stock.

  PLEASE NOTE THAT STOCKHOLDERS OF ZERO SHOULD NOT SUBMIT THEIR ZERO CERTIFICATES FOR EXCHANGE UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED.

  Upon surrender of a ZERO Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent may reasonably require, the holder of such ZERO Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of API Common Stock into which the shares of ZERO Common Stock formerly represented by the ZERO Certificate surrendered have been converted in the Merger pursuant to the Exchange Ratio, plus cash in lieu of any fractional share of API Common Stock to which such holder would otherwise be entitled as more fully described below, and the ZERO Certificate so surrendered will be cancelled.

  At the Effective Time of Merger, the stock transfer books of ZERO will be closed and there will be no further registration of transfers of shares of ZERO Common Stock thereafter on the records of ZERO. From and after the Effective Time of Merger, the holders of ZERO Certificates outstanding immediately prior to the Effective Time of Merger will cease to have any rights with respect to the shares of ZERO Common Stock formerly represented thereby except as otherwise provided in the Merger Agreement or by law.

  In the event of a transfer of ownership of shares of ZERO Common Stock which is not registered in the transfer records of ZERO, a certificate representing the proper number of shares of API Common Stock, and any cash in lieu of a fractional share, will be delivered to the transferee if the ZERO Certificate which represented such shares of ZERO Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

  Until surrendered as contemplated by the Merger Agreement, each ZERO Certificate shall be deemed at all times after the Effective Time of Merger to represent only the right to receive upon surrender a certificate representing shares of API Common Stock and cash in lieu of any fractional share interest as contemplated by the Merger Agreement.

  No dividends or other distributions declared or made after the Effective Time of Merger with respect to API Common Stock with a record date after the Effective Time of Merger will be paid to the holder of any unsurrendered ZERO Certificate with respect to the shares of API Common Stock represented thereby, and no cash payment in lieu of a fractional share will be paid to any such holder, until surrender of such ZERO Certificate. Subject to the effect of any applicable law, following the surrender of any such ZERO Certificate, there will be paid to the holder of the certificate representing whole shares of API Common Stock issued in exchange therefor, without interest, any such dividends or distributions to which such holder is entitled.

  All shares of API Common Stock issued upon conversion of the ZERO Common Stock in accordance with the terms of the Merger Agreement (and any cash paid in lieu of fractional share interests) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the ZERO Common Stock.

  No fractional shares of API Common Stock will be issued in the Merger. All fractional share interests of a holder of more than one ZERO Certificate at the Effective Time of Merger will be aggregated to maximize the number of whole shares of API Common Stock to be issued and minimize the fractional interests to be paid in cash. If a fractional share interest results after such aggregation, each holder of a fractional share interest will be paid an amount in cash equal to the product obtained by multiplying such fractional share interest by the average of the closing price per share of API Common Stock as reported on the NYSE Composite Transactions Tape on each of the 10 consecutive trading days ending on and including the fifth trading day immediately preceding the Closing Date. Promptly after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent will notify API and API will deliver such amounts to such holders as provided in the Merger Agreement.

  Any portion of the Exchange Fund which remains undistributed to the ZERO stockholders 12 months after the Effective Time of Merger will be delivered to API, upon demand, and any ZERO stockholders who have not theretofore surrendered their ZERO Certificates shall thereafter look only to API for payment of their claim for shares of API Common Stock, any cash in lieu of fractional share interests and any dividends or distributions with respect to API Common Stock. Neither the Exchange Agent nor any party to the Merger Agreement will be liable to any ZERO stockholder for any such property delivered to any public official pursuant to any abandoned property, escheat or similar law.

  API will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any ZERO stockholder such amount as API is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by API, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the ZERO stockholder in respect of which such deduction and withholding was made by API.

ASSUMPTION AND CONVERSION OF ZERO STOCK OPTIONS

  At the Effective Time of Merger, each outstanding option to purchase shares of ZERO Common Stock (a "ZERO Option") under ZERO's 1994 Stock Option Plan or ZERO's 1988 Stock Option Plan, each as amended (the "ZERO Option Plans"), whether vested or unvested, will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such ZERO Option, the same number of shares of API Common Stock as the holder of such ZERO Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time of Merger (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to: (i) the aggregate exercise price for the shares of ZERO Common Stock otherwise purchasable pursuant to such ZERO Option; divided by (ii) the number of full shares of API Common Stock deemed purchasable pursuant to such ZERO Option in accordance with the foregoing. However, in the case of any ZERO Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time of Merger, ZERO will make all necessary arrangements to permit the assumption of the unexercised ZERO Options by API as provided in the Merger Agreement.

  Effective at the Effective Time of Merger, API will assume each ZERO Option in accordance with the terms of the ZERO Option Plan under which it was issued and all of the terms and conditions of the stock option agreement by which it is evidenced. At or prior to the Effective Time of Merger, API will take all corporate action necessary to reserve for issuance a sufficient number of shares of API Common Stock for delivery upon exercise of ZERO Options so assumed. As soon as practicable after the Effective Time of Merger, API will file a registration statement (or a post-effective amendment to the Registration Statement) on Form S-8 (or any successor or other appropriate form) with respect to the API Common Stock subject to such ZERO Options, and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such assumed ZERO Options remain outstanding.

  As of the ZERO Record Date, there were ZERO Options outstanding under the ZERO Option Plans to purchase an aggregate of 695,099 shares of ZERO Common Stock, of which options to purchase 343,226 shares were vested and options to purchase 351,873 shares were unvested. Under the terms of the ZERO Options, which will continue to apply after the assumption thereof by API pursuant to the Merger Agreement, if an optionee's employment with ZERO is terminated by the employee or is terminated by ZERO without Cause (as defined) within one year after the Effective Time of Merger, any unvested portion of any ZERO Option held by such employee will fully vest as of the date of termination of employment and become fully exercisable to purchase shares of API Common Stock as described above; such option will terminate upon the earlier of the expiration date of the option or the thirtieth day following the date of termination of employment. In the case of ZERO Options held by nonemployee directors of ZERO, who will cease to be directors of ZERO as of the Effective Time of Merger when they are replaced by the directors of Acquisition pursuant to the terms of the Merger Agreement, any portion of such an option that has not vested prior to the Effective Time of Merger will fully vest as of the Effective Time of Merger; each such option will terminate upon the earlier of the expiration date of the Option or the thirtieth day following the Effective Time of Merger.

GOVERNMENTAL AND REGULATORY APPROVALS

  Consummation of the Merger is subject to requisite governmental and regulatory approvals.

  Pre-Merger Antitrust Notification. The HSR Act and the rules and regulations thereunder provide that certain acquisition transactions (including the Merger) may not be consummated until certain information has been submitted to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. API and ZERO filed appropriate notifications under the HSR Act on April 24, 1998. The waiting period under the HSR Act expires or terminates 30 days after such a filing unless early termination is received or a request for additional information is made by either the Antitrust Division or the FTC. The waiting period was terminated by early termination on May 5, 1998. The expiration or early termination of the HSR Act waiting period does not preclude the Antitrust Division or the FTC, or any state, from challenging the Merger on antitrust grounds at any time before or after the Effective Time of Merger. Private persons may also seek to take legal action under the antitrust laws under certain circumstances.

  Other. Under the Merger Agreement, each party has agreed to take all reasonable actions necessary to obtain (and cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private person required to be obtained in connection with the Merger. To the parties' present knowledge, the satisfaction of the HSR Act notification requirements and the requirement that the Registration Statement shall have been declared effective under the Securities Act are the only material regulatory requirements applicable to the Merger. If the Merger were to require filings and approvals in certain foreign jurisdictions where API or ZERO does business, the parties would expect to make such required filings and to receive all necessary approvals. If it appears that any approval which API and ZERO deem to be material will not be obtained by the anticipated Effective Time of Merger, the parties may, subject to the provisions of the Merger Agreement, delay the Effective Time until such approvals are obtained.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The closing of the Merger is conditioned upon the receipt by ZERO of an opinion of its counsel, Gibson, Dunn & Crutcher LLP, dated prior to the mailing date of this Joint Proxy Statement/Prospectus, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that API, Acquisition and ZERO will each be a party to that reorganization within the meaning of
Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect as of the Closing Date and the Effective Time of Merger. Such opinion has been delivered and is filed as an exhibit to the Registration Statement.

  In rendering its opinion, counsel has relied upon and assumed as accurate and correct on the date hereof, and will rely and assume as accurate and correct as of the Effective Time of Merger, the information contained in this Joint Proxy Statement/Prospectus and certain representations as to factual matters made by API and ZERO. The principal representations relied upon are summarized as follows: (i) except as provided in Section 6.10(c) of the Merger Agreement, ZERO will not redeem or acquire, and a corporation related to ZERO will not acquire, ZERO Common Stock prior to or in connection with the Merger;
(ii) ZERO will not make an "extraordinary distribution" with respect to ZERO Common Stock prior to or in connection with the Merger; (iii) there is no plan or intention on the part of API, or a corporation related to API, to purchase any of the API Common Stock transferred to the ZERO stockholders in the Merger; (iv) immediately after the Merger ZERO will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of ZERO immediately prior to the Merger, taking into account any redemptions or distributions by ZERO occurring prior to the Merger; (v) API has no plan or intention to liquidate ZERO or merge ZERO with itself or another corporation following the Merger; (vi) at least 80% of the shares of ZERO Common Stock exchanged in the Merger will be exchanged solely for voting stock of API; and (vii) following the Merger, API will maintain control of ZERO and will continue the historic business of ZERO or use a significant portion of ZERO's assets in a business and will not make any transfers of ZERO's assets that would cause API to be considered as no longer continuing the business of ZERO for purposes of Code Section 368 and the regulations thereunder. Any inaccuracy or change with respect to such information or representations, or any past or future actions by API or ZERO contrary to such representations, could adversely affect the conclusions reached in the opinion and the tax summary set forth below.

  Counsel's opinion represents its best legal judgment as to the tax treatment of the Merger, but is not binding on the Internal Revenue Service (the "Service"). The parties have not and will not request a ruling from the Service in connection with the federal income tax consequences of the Merger. The following summary of material United States federal income tax consequences of the Merger is based upon the conclusions reached in such opinion.

  Based on the provisions of the Code, the applicable regulations thereunder, judicial authority and current administrative rulings and practices as of the date hereof, all of which are subject to change, possibly with retroactive effect: (i) no gain or loss will be recognized by API, Acquisition or ZERO as a result of the Merger; (ii) no gain or loss will be recognized by the holders of ZERO Common Stock upon the conversion of their shares of ZERO Common Stock into shares of API Common Stock pursuant to the Merger Agreement, except with respect to cash, if any, received in lieu of fractional shares of API Common Stock; (iii) the tax basis of the shares of API Common Stock into which shares of ZERO Common Stock are converted will be the same as the basis of the shares of ZERO Common Stock converted into such API Common Stock, reduced by any amount allocable to the fractional share interests for which cash is received;
(iv) the holding period for shares of API Common Stock into which shares of ZERO Common Stock are converted will include the period that such shares of ZERO Common Stock were held by the holder, provided such shares were held as capital assets of the holder at the Effective Time of Merger; and (v) the payment of cash to a holder of ZERO Common Stock in lieu of a fractional share interest, if any, of API Common Stock will result in the recognition of gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the adjusted tax basis of ZERO Common Stock allocable to such fractional share interest (such gain or loss will be capital gain or loss, provided that such stock was held as a capital asset as of the Effective Time of Merger).

  A ZERO stockholder who receives API Common Stock pursuant to the Merger will be required to retain records and file with such stockholder's federal income tax return for the taxable year in which the Merger takes place a statement setting forth all relevant facts in respect of the nonrecognition of gain or loss upon such exchange. The statement is required to include (i) such stockholder's basis in the shares of ZERO Common Stock surrendered in the Merger, and (ii) the value of API Common Stock received (using fair market value as of the Effective Time of Merger) and the amount of any cash received in the Merger.

  THE FOREGOING DISCUSSION IS INTENDED ONLY AS A DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL

TAX EFFECTS OF THE MERGER. In addition, the discussion does not address all the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code (for example, insurance companies, financial institutions, dealers in securities, tax-exempt organizations, foreign corporations, foreign partnerships, or other foreign entities and individuals who are not citizens or residents of the United States and holders who acquired their shares of ZERO Common Stock pursuant to the exercise of options or otherwise as compensation).

  No information is provided herein with respect to the tax consequences, if any, of the Merger under applicable foreign, state, local and other tax laws.

  THE GENERAL SUMMARY SET FORTH ABOVE IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR ZERO STOCKHOLDER. EACH STOCKHOLDER OF ZERO IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICATION OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

RESALE OF API COMMON STOCK

  All shares of API Common Stock received by ZERO stockholders in the Merger will be freely transferable, except that shares of API Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of API or ZERO prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of API or ZERO generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires each of API and ZERO to use reasonable best efforts to cause each of its affiliates to execute a written agreement in substantially the form attached to the Merger Agreement (an "Affiliate Letter") to the effect that such affiliate will not (i) sell, transfer or otherwise dispose of, or reduce any risk relative to, any securities of API or ZERO during the period beginning 30 days prior to the Effective Time of Merger and continuing until such time as results covering at least 30 days of post-Merger operations of API have been published or (ii) sell, assign or transfer any of the shares of API Common Stock received pursuant to the Merger except as permitted by the Securities Act and the rules and regulations promulgated by the SEC thereunder. It is a condition to the obligations of API to consummate the Merger that API shall have received an Affiliate Letter from each person who is an affiliate of either API or ZERO.

  This Joint Proxy Statement/Prospectus does not cover resales of API Common Stock received by any person who may be deemed to be an affiliate of ZERO or API.

ACCOUNTING TREATMENT

  The Merger is expected to be accounted for as a pooling of interests in accordance with GAAP. Under this accounting method, the historical financial information of API and ZERO will be restated to reflect the combined financial position and operations of both companies. The combined financial position and operations will be adjusted to conform the accounting practices of the companies. It is a condition to the consummation of the Merger that API receive an opinion from Coopers & Lybrand L.L.P. to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with the Merger Agreement.

                            BUSINESS OF THE PARTIES

API

  API, a Wisconsin corporation incorporated in 1910, is a diversified global company engaged in the business of providing tools, equipment, systems, and supply items to a variety of end-users and original equipment manufacturers ("OEMs") in the manufacturing, computer, semiconductor, telecommunication, datacom, construction, electrical, transportation, recreational vehicle, natural resources, aerospace, defense, and other industries.

  API's operations are divided into three segments: (i) Technical Environments and Enclosures ("TEE")--Technical environment solutions for computer rooms, offices, laboratories and manufacturing, and enclosures for electronic equipment; (ii) Tools and Supplies--Industrial and electrical tools and supplies sold primarily through distribution; and (iii) Engineered Solutions-- Motion and vibration control products and systems customized and primarily sold to OEM customers.

  TECHNICAL ENVIRONMENTS AND ENCLOSURES. TEE designs, manufactures, and sells furnishings and enclosures utilized in technology intensive business environments. The business is comprised of two product lines which are Wright Line (Technical Environments) and APW Enclosures. Wright Line applications include local area networks, multimedia production, electrical engineering and testing, electronic manufacturing, telecommunication centers, and R&D laboratories. In addition, Wright Line provides modular workstations used in the computerized office. APW Enclosures designs, manufactures, and sells metal and plastic enclosures to a wide variety of electronic OEMs in the computer, semiconductor, telecommunication, medical, and electronic industries.

  TOOLS AND SUPPLIES. Tools and Supplies is engaged in the design, manufacture, and distribution of tools and supplies to the construction, electrical wholesale, retail Do-It-Yourself, datacom, retail automotive, industrial, and production automation markets. These products are sold under a variety of brand names of which the two most well known are Enerpac and GB Electrical.

  Tools and Supplies furnishes over 10,000 products. The majority of products are manufactured or assembled, while select low volume products are sourced. Enerpac is a specialist in hydraulic high force tools for the construction and industrial markets, and also supplies quick mold change systems for the plastic injection molding industry, quick die change systems for the metal stamping industry, industrial products for the professional automotive repair market, and workholding products for the machining industry. GB Electrical is a large volume manufacturer of wire connectors, conduit benders, plastic cable ties, and fish tapes for the electrical wiring industry.

  ENGINEERED SOLUTIONS. Engineered Solutions focuses on developing and marketing value-added, customized solutions for OEMs in the automotive, truck, off-highway equipment, medical, aerospace, recreational vehicle, semiconductor, defense, and industrial markets. Engineered Solutions markets under a variety of well known brand names such as APITECH/Power-Packer, Power Gear, MoxMed, and Barry Controls. Engineered Solutions' expertise is primarily in the areas of motion and vibration control. The business is particularly skilled in using electronics to create smart or active systems to control motion.

  Primary applications in the automotive industry include convertible top actuation systems and electric hydraulic valves used to control hydraulic systems on cars. In the truck industry, the business supplies cab-over-engine hydraulic tilt systems, cab suspension systems, engine mount systems, and other vibration isolation components. Medical applications include self-contained hydraulic actuators that are primarily used in conjunction with hospital beds as well as vibration isolation products for medical instrumentation. In aerospace, the segment is a leading supplier of engine vibration isolation systems to aircraft manufacturers as well as directly to airlines to support maintenance operations. In recreational vehicles, API supplies leveling and slide-out systems. In addition to these major markets, the segment's products are used in a wide variety of applications in other industries.

  ACQUISITIONS. API has had an active acquisition program and regularly reviews acquisition opportunities in the ordinary course of its business, some of which may be potentially material. Such opportunities may be under investigation, discussion, or negotiation at any particular time or from time to time.

  Additional information concerning API is included in the API documents filed with the SEC which are incorporated by reference herein. See "Available Information" and "Incorporation of Certain Documents by Reference."

ACQUISITION

  Acquisition, a wholly owned subsidiary of API, is a Delaware corporation which was incorporated by API for the purpose of consummating the Merger. Acquisition will have no operations except as contemplated by the Merger Agreement. At the Effective Time of Merger, Acquisition will be merged with and into ZERO, which will be the Surviving Corporation, and each share of common stock of Acquisition issued and outstanding at the Effective Time of Merger will be converted into one share of ZERO Common Stock. As a result, immediately following the Merger, Acquisition will cease to exist and ZERO will be a wholly owned subsidiary of API.

ZERO

  ZERO was incorporated in Delaware in 1988 as a successor to a California corporation of the same name that was originally incorporated in 1952. ZERO is primarily engaged in the design, manufacture and marketing of system packaging, thermal management and engineered cases that protect electronic equipment.

  ZERO has two business segments: (i) Enclosures and Accessories--Products include card cages for printed circuit boards, backplanes, filter fan packages and microprocessor-controlled fan trays, blowers, motorized impellers, heat exchangers, air conditioners and computerized thermal management controls, electronic cabinets and consoles, cable management racks, deep drawn aluminum ZERO boxes and cases, fabricated cases, specialized case hardware and other specialized enclosures sold to the electronics industry; and (ii) Other-- Products include air cargo enclosures and hardware, aluminum luggage, camera cases, industrial carrying cases, food service containers and other custom metal products.

  ENCLOSURES AND ACCESSORIES. The Enclosures and Accessories segment serves the system packaging, thermal management and engineered case requirements of the telecommunications, instrumentation and data processing markets. The telecommunications market includes applications ranging from traditional central office telephone equipment and high-capacity digital switching systems to wireless cellular and paging systems. The instrumentation market includes sophisticated electronic equipment located in diverse environments. The data processing market includes a range of applications, from mainframes and workstations to servers and routers.

  ZERO employs manufacturers' representatives, direct sales people and distributors to market its products worldwide. ZERO's standard products and accessories are sold through catalogs, advertisements, trade journals and independent distributors.

  OTHER. ZERO also serves the air cargo and consumer/other markets. Air Cargo designs, manufactures and markets a broad range of specialized and general-purpose cargo containers as well as a patented telescoping baggage/cargo system. In addition, ZERO produces and markets the well-known line of ZERO Halliburton(R) luggage, carrying cases and attaches for consumers worldwide, food service containers and other specialized enclosures.

  ZERO's consumer products are marketed worldwide through catalogs, advertisements, telemarketing programs and trade journals, and are distributed through established independent dealers. Nonstandard or specialized products and accessories are marketed through manufacturers' representatives and direct sales people.

  ACQUISITIONS. ZERO has been committed to the enhancement of its growth through acquisitions of complementary product lines and companies. Potential acquisition candidates are investigated in the ordinary course of ZERO's business.

  Additional information concerning ZERO is included in the ZERO documents filed with the SEC which are incorporated by reference herein. See "Available Information" and "Incorporation of Certain Documents by Reference."

                       DESCRIPTION OF API CAPITAL STOCK

  (The following summary does not purport to be a complete description of the applicable provisions of API's Restated Articles of Incorporation (the "API Articles" or the "Articles") and Amended and Restated Bylaws (the "API Bylaws" or the "Bylaws"), copies of which have been filed with the SEC, or of applicable statutory or other law, and is qualified in its entirety by reference thereto.)

  The authorized capital stock of API (the "Company") as of the API Record Date consisted of 80,000,000 shares of Class A Common Stock, $.20 par value ("API Common Stock" or "Class A Common"), of which 27,937,056 shares were issued and outstanding; 7,500,000 shares of Class B Common Stock, $.20 par value ("Class B Common"), none of which were issued and outstanding; and 800,000 shares of Cumulative Preferred Stock, $1.00 par value ("Preferred Stock"), none of which have been issued. Class A Common and Class B Common are collectively referred to herein as "Common Stock."

PREFERRED STOCK

  The Preferred Stock may be issued in one or more series providing for such dividend rates, voting, liquidation, redemption, and conversion rights, and such other terms and conditions as the Board of Directors may determine, without further approval by holders of Common Stock. If any shares of Class B Common were outstanding, any voting rights conferred on holders of Preferred Stock would be limited, with respect to the election of directors, to the power to vote together with holders of Class A Common in electing a "maximum minority" of the Board of Directors, as described under "--Common Stock" below.

  If the Company issues any shares of Preferred Stock, the Company would be permitted to pay dividends or make other distributions upon the Common Stock (except for distributions payable in shares of Common Stock) only after paying or setting apart funds for payment of current dividends and any accrued but unpaid dividends upon the outstanding Preferred Stock, at the rate or rates designated for each series of outstanding Preferred Stock, and making provision for any mandatory sinking fund payments. In the event of voluntary or involuntary liquidation of the Company, the holders of any outstanding Preferred Stock would be entitled to receive all accrued dividends on the Preferred Stock and the liquidation amount specified for each series of Preferred Stock before any amount may be distributed to holders of the Common Stock.

COMMON STOCK

  The rights and preferences of shares of Class A and Class B Common are identical, except as to voting power with respect to the election of directors and conversion rights.

  On all matters other than the election of directors, the holders of Class A and Class B Common possess equal voting power of one vote per share, voting as a single class of stock (unless otherwise required by the Wisconsin Business Corporation Law--the "WBCL"). In the election of the Board of Directors, the holders of Class A Common, voting together as a single class with the holders of any Preferred Stock which has voting power, are entitled to elect a "maximum minority" of the number of directors to be elected. As a result of the "maximum minority" provision, the holders of the Class B Common, voting as a separate class, are entitled to elect the balance of the directors, constituting a "minimum majority" of the number of directors to be elected. If an even number of directors is to be elected, the holders of Class B Common will be entitled to elect two more directors than the holders of Class A Common and any Preferred Stock having voting power; if the number of directors to be elected is an odd number, the holders of Class B Common will be entitled to elect one more director than the holders of Class A Common and any Preferred Stock having voting power. In the event there are no shares of Class B Common outstanding, holders of Class A Common, together with holders of any Preferred Stock having voting power, shall elect all of the directors to be elected. A director, once elected and duly qualified, may be removed only by the requisite affirmative vote of the holders of that class of stock by which such director was elected.

  Holders of both classes of Common Stock are equally entitled to such dividends as the Company's Board of Directors may declare out of funds legally available therefor. If the Company were to issue any of its authorized Preferred Stock, no dividends could be paid or set apart for payment on shares of Common Stock, unless paid in Common Stock, until dividends on all of the issued and outstanding shares of Preferred Stock had been paid or set apart for payment and provision had been made for any mandatory sinking fund payments. Certain covenants contained in the Company's debt agreements, or in the provisions of the Articles for the benefit of any Preferred Stock that may be hereafter issued, from time to time could have the direct or indirect effect of limiting the payment of dividends or other distributions on (including redemptions and purchases of) the Company's capital stock. Stock dividends on Class A Common may be paid only in shares of Class A Common and stock dividends on Class B Common may be paid only in shares of Class B Common.

  The Articles contain provisions which provided for the conversion of Class B Common into shares of Class A Common on a share-for-share basis at the option of the holder, and for the automatic conversion of all outstanding shares of Class B Common to Class A Common on a share-for-share basis when the number of outstanding shares of Class B Common was reduced below a certain threshold. All of the shares of Class B Common that had been outstanding were converted into Class A Common pursuant to these conversion provisions. Holders of Class A Common do not have any conversion rights.

  In the event of dissolution or liquidation of the Company, the holders of both classes of Common Stock are entitled to share ratably all assets of the Company remaining after payment of the Company's liabilities and satisfaction of the rights of any series of Preferred Stock which may be outstanding. There are no redemption or sinking fund provisions with respect to the Common Stock.

  When the Company has received the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable. Shareholders are subject to personal liability under Section 180.0622(2)(b) of the WBCL, as judicially interpreted, for debts owing to employees of the Company for services performed for the Company, but not exceeding six months' service in any one case.

  The Class A Common is listed on the NYSE. Firstar Trust Company, Milwaukee, Wisconsin, acts as the transfer agent for the Class A Common.

GENERAL

  The Articles provide that the affirmative vote of two-thirds of all shares entitled to vote thereon is required in order to constitute shareholder approval of a merger, consolidation, or liquidation of the Company, sale or other disposition of all or substantially all of its assets, amendment of the Articles or the Bylaws, or removal of a director.

  Directors of the Company are currently elected to serve one-year terms. The Articles provide that the Bylaws (which may be amended by the Board of Directors or by the shareholders) may provide for the division of the Board of Directors into two or three classes, serving staggered two or three-year terms.

  Holders of capital stock of the Company do not have preemptive or other subscription rights to purchase or subscribe for unissued stock or other securities of the Company.

CERTAIN STATUTORY PROVISIONS

  Under Section 180.1150(2) of the WBCL, the voting power of shares of a "resident domestic corporation," such as the Company (as long as it continues to meet the statutory definition), which are held by any person (including two or more persons acting in concert) in excess of 20% of the voting power in the election of directors shall be limited (in voting on any matter) to 10% of the full voting power of such excess shares, unless full voting rights have been restored at a special meeting of the shareholders called for that purpose. Shares held or acquired under certain circumstances are excluded from the application of Section 180.1150(2), including (among others) shares acquired directly from the Company, shares acquired before April 22, 1986, and shares acquired in a merger or share exchange to which the Company is a party.

  Sections 180.1130 to 180.1134 of the WBCL provide generally that, in addition to the vote otherwise required by law or the articles of incorporation of a "resident domestic corporation," such as the Company (as long as it continues to meet the statutory definition), certain business combinations not meeting certain fair price standards specified in the statute must be approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by the outstanding voting shares of the corporation and
(b) two-thirds of the votes entitled to be cast by the holders of voting shares other than voting shares beneficially owned by a "significant shareholder" or an affiliate or associate thereof who is a party to the transaction. The term "business combination" is defined to include, subject to certain exceptions, a merger or share exchange of the resident domestic corporation (or any subsidiary thereof) with, or the sale or other disposition of all or substantially all of the property and assets of the resident domestic corporation to, any significant shareholder or affiliate thereof. "Significant shareholder" is defined generally to mean a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation. The statute also restricts the repurchase of shares and the sale of corporate assets by a resident domestic corporation in response to a take-over offer.

  Sections 180.1140 to 180.1144 of the WBCL prohibit certain "business combinations" between a "resident domestic corporation," such as the Company (as long as it continues to meet the statutory definition), and a person beneficially owning 10% or more of the voting power of the outstanding voting stock of such corporation (an "interested stockholder") within three years after the date such person became a 10% beneficial owner, unless the business combination or the acquisition of such stock has been approved before the stock acquisition date by the corporation's board of directors. Business combinations after the three-year period following the stock acquisition date are permitted only if (i) the board of directors approved the acquisition of the stock prior to the acquisition date, (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder, or (iii) the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

  Under the WBCL, as amended in 1997, a "resident domestic corporation" is defined to mean a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Exchange Act and that, as of the relevant date, satisfies any of the following: (i) its principal offices are located in Wisconsin; (ii) it has significant business operations located in Wisconsin; (iii) more than 10% of the holders of record of its shares are residents of Wisconsin; or (iv) more than 10% of its shares are held of record by residents of Wisconsin. The Company is a "resident domestic corporation" for purposes of the above described provisions. A Wisconsin corporation that is otherwise subject to certain of such statutes may preclude their applicability by an election to that effect in its articles of incorporation. The Company's Articles do not contain any such election.

  These provisions of the WBCL, the ability to issue additional shares of Common Stock and Preferred Stock without further shareholder approval (except as required under NYSE corporate governance standards), and certain other provisions of the Company's Articles (discussed above) could have the effect, among others, of discouraging take-over proposals for the Company, delaying or preventing a change in control of the Company, or impeding a business combination between the Company and a major shareholder of the Company.

                       COMPARISON OF SHAREHOLDER RIGHTS

  API is incorporated in the State of Wisconsin while ZERO is incorporated in the State of Delaware. Stockholders of ZERO, whose rights are currently governed by Delaware law and the ZERO Certificate and Bylaws will, upon consummation of the Merger, become shareholders of API and their rights will be governed by Wisconsin law and the API Articles and Bylaws.

  The API Articles and the API Bylaws are different in certain respects from the ZERO Certificate and the ZERO Bylaws. In addition, certain differences exist between the WBCL and the DGCL with respect to shareholders' rights. While it is impracticable to compare all these differences, certain similarities and differences between the API Articles and the API Bylaws, on the one hand, and the ZERO Certificate and the ZERO Bylaws, on the other hand, are summarized below under "--Comparison of API Articles and Bylaws to ZERO Certificate and Bylaws," and certain similarities and differences between the WBCL and the DGCL with respect to shareholders' rights are summarized below under "--Comparison of Delaware and Wisconsin Law."

  The following discussion is not intended to be complete and is qualified in its entirety by reference to the API Articles and the API Bylaws, which are filed as exhibits to API's SEC filings, the ZERO Certificate and the ZERO Bylaws, which are filed as exhibits to ZERO's SEC filings, and the WBCL and the DGCL. See "Available Information," "Incorporation of Certain Documents by Reference" and "Description of API Capital Stock."

COMPARISON OF API ARTICLES AND BYLAWS TO ZERO CERTIFICATE AND BYLAWS

 Authorized Capital Stock

  The API Articles authorize the issuance of 80,000,000 shares of Class A Common Stock, par value $.20 per share ("API Common Stock" or "Class A Common"), 7,500,000 shares of Class B Common Stock, par value $.20 per share ("Class B Common"), and 800,000 shares of Cumulative Preferred Stock, par value $1.00 per share ("API Preferred Stock") (Class A Common and Class B Common are collectively referred to herein as "Common Stock"). The API Board is authorized to divide the API Preferred Stock into series, to issue shares of any such series and to fix and determine the relative rights and preferences of the shares of any series so established. No shares of Class B Common or API Preferred Stock are currently issued and outstanding. See "Description of API Capital Stock."

  The total number of authorized shares of capital stock of ZERO is 31,000,000, consisting of 30,000,000 shares of Common Stock, par value $.01 per share ("ZERO Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share ("ZERO Preferred Stock"). The ZERO Preferred Stock may be issued from time to time in one or more series with such rights, preferences, privileges and limitations as the ZERO Board may determine. No shares of ZERO Preferred Stock are currently issued and outstanding.

 Voting/Cumulative Voting

  The API Articles and the ZERO Certificate each provide that each outstanding share of the respective Common Stock is entitled to one vote on each matter submitted to a vote of shareholders. The voting rights of API Preferred Stock or ZERO Preferred Stock, if any were to be issued, would be determined by the API Board or the ZERO Board, respectively, at the time such Preferred Stock was issued.

  The ZERO Certificate provides for cumulative voting in the election of directors. Under cumulative voting, each stockholder is entitled to as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, and all such votes may be cast for one nominee or distributed among two or more nominees, in cases where there is more than one nominee. The API Articles do not provide for cumulative voting in the election of directors; therefore, under the WBCL, API shareholders do not have a right to cumulate their votes in the election of directors. See "-- Number and Election of Directors."

 Dividends and Distributions Upon Liquidation

  Subject to the prior rights and preferences of any issued and outstanding shares of API Preferred Stock, such dividends as may be determined by the API Board may be declared and paid on the API Common Stock from time to time out of any funds legally available therefor. Any dividends on the API Preferred Stock shall be cumulative. In the event of the voluntary or involuntary liquidation or winding up of API, the holders of any API Preferred Stock would be entitled to receive out of the assets of API the full fixed liquidation amount thereof, plus accrued dividends thereon, all as provided in the resolution or resolutions of the API Board providing for the issuance thereof, before any amount could be paid to the holders of Common Stock.

  Subject to the prior rights of the holders, if any, of any authorized series of ZERO Preferred Stock, holders of ZERO Common Stock are entitled to such dividends as may be declared from time to time by the ZERO Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of ZERO, the holders of the ZERO Common Stock are entitled to share equally and ratably in the assets of ZERO, if any, remaining after the payment of all debts and liabilities, subject to the prior rights of the holders of any authorized series of ZERO Preferred Stock.

 Certain Definitions in the ZERO Certificate

  The ZERO Certificate includes definitions of the following terms used in the ZERO Certificate, which definitions are relevant to the following discussion and are summarized below:

  An "Affiliate" of a specified person is a person that directly or indirectly or through one or more intermediaries controls, or is controlled by, or is under common control with, that specified person.

  An "Associate" of a specified person generally means (1) any corporation or organization of which such person is an officer or partner or as to which such person Beneficially Owns 10% or more of any class of equity securities, (2) any trust or estate as to which such person has substantial interest or serves as a fiduciary and (3) certain relatives of such person, as more specifically defined in Rule 12b-2 under the Exchange Act.

  "Beneficial Ownership" and "Beneficially Owns" generally mean, with respect to any security, the sole or shared power, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote or dispose of such security, as more specifically defined in Rule 13d-3 under the Exchange Act.

  "Beneficial Owner" generally means, with respect to any security, a person or entity that Beneficially Owns or has Beneficial Ownership of such security, as more specifically defined in Rule 13d-3 under the Exchange Act.

  A "Business Combination" includes:

    (a) any merger, consolidation, combination or reorganization of ZERO or any of its subsidiaries with or into a Related Person or of a Related Person with or into ZERO or any of its subsidiaries;

    (b) any sale, lease, exchange, transfer, liquidation or other disposition (including, without limitation, a mortgage or any other security device) of all or a substantial part of the consolidated assets of ZERO and its subsidiaries to a Related Person;

    (c) any sale, lease, exchange, transfer, liquidation or other disposition (including, without limitation, a mortgage or any other security device) of all or a substantial part of the assets of a Related Person to ZERO or any of its subsidiaries;

    (d) the issuance or transfer of a substantial amount of any securities (other than in a pro rata distribution to all stockholders) of ZERO or any of its subsidiaries to a Related Person;

    (e) the acquisition by ZERO or any of its subsidiaries of, in the aggregate, 10% or more of the outstanding shares of any class of equity securities of a Related Person or 10% or more of the outstanding principal amount of any series of debt securities issued by a Related Person;

    (f) any recapitalization that would have the effect of increasing the voting power of a Related Person; and

    (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of a Business Combination.

For purposes of clauses (b) and (c), a "substantial part" of assets would include 20% or more of the consolidated assets of the entity in question and its subsidiaries. For purposes of clause (d), a "substantial amount" of securities would include an aggregate of 10% or more of any class or series of securities acquired in any 365-day period.

  A "Continuing Director" means, as to any Related Person, any member of the ZERO Board who (1) is unaffiliated with and is not the Related Person and (2) was a member of the Board of Directors of Zero Corporation, a California corporation ("Zero California") (ZERO's predecessor prior to the 1988 reincorporation merger which changed ZERO's state of incorporation from California to Delaware), at the close of the 1988 Annual Meeting of Stockholders or thereafter became a member of the ZERO Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is recommenced to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

  "Date of Incorporation" means the date upon which ZERO was incorporated as a Delaware corporation.

  "Disinterested Shares," as to any Related Person, means shares of ZERO Voting Stock Beneficially Owned and owned of record by shareholders other than such Related Person.

  "Fair Market Value" means (i) in the case of stock, the highest closing sale price during the 30-day period preceding and including the date in question quoted on the Composite Tape for securities listed on the NYSE, or, if not quoted on such Composite Tape, then the highest closing sale price reported for transactions on the NYSE or other exchange or quotation system on which the stock is listed or quoted; if the stock is not so listed or quoted, the value of the stock will be determined in good faith by a majority of the Continuing Directors and, (ii) in the case of property other than cash or stock, the fair market value thereof as determined in good faith by a majority of the Continuing Directors.

  A "Related Person" includes any person or entity which, with its Affiliates and Associates (as each term is defined in Article II of the ZERO
Certificate), Beneficially Owns 10% or more of ZERO's outstanding Voting Stock, as well as any Affiliate or Associate of that person or entity.

  "Voting Stock" refers to shares of capital stock entitled to vote generally in elections of directors and each reference to a percentage or portion of shares of Voting Stock will refer to such percentage or portion of the votes entitled to be cast by such shares.

 Number and Election of Directors

  The API Articles provide that the number of directors constituting the API Board shall be such number, not less than three, as shall be fixed from time to time by the API Bylaws, and that the API Bylaws may provide for the division of the API Board into two or three classes of directors as permitted by the WBCL (subject to further provisions if the Bylaws in fact provide for such classification, which they currently do not, or if there are shares of Class B Common outstanding, which there are not). The API Bylaws provide that the number of directors shall be six and that each director shall hold office until the next annual meeting of shareholders and until the director's successor shall have been elected or there is a decrease in the number of directors, or until his prior death, resignation, or removal. If the API Bylaws were to be amended to provide for the classification of the API Board, the API Articles would require that the total number of directors be not less than five if there were two classes of directors and not less than seven if there were three classes of directors. The API Bylaws provide that a person who is 70 years of age or older on the date of a meeting of shareholders will not be eligible for election or re-election as a director at such meeting.

  API directors are elected by a plurality of the votes cast by the shares of the voting class entitled to vote for such directors in the election at a shareholders meeting at which a quorum is present. Since the API Common Stock (the Class A Common) is the only class of API stock currently outstanding, the holders of API Common Stock are entitled to elect all of the members of the API Board. If there were any shares of Class B Common outstanding, the holders of Class A Common, voting together as a single class with the holders of any API Preferred Stock having voting power, would be entitled to elect a "maximum minority" of the number of directors to be elected, and the holders of the Class B Common would be entitled to elect the balance of the directors, constituting a "minimum majority" of the number of directors to be elected. See "Description of API Capital Stock--Common Stock."

  The ZERO Certificate provides that the number of directors constituting the ZERO Board shall be as specified in the ZERO Bylaws. The ZERO Bylaws provide that the authorized number of directors of ZERO shall be eight until that section of the Bylaws is amended by a resolution duly adopted by the ZERO Board or by the stockholders of ZERO, in either case in accordance with the applicable provisions of the ZERO Certificate. There are currently six directors serving on the ZERO Board. The ZERO Certificate provides that a proposal to change the Bylaw specifying the authorized number of directors must be approved either (i) by a majority of the authorized number of directors and, if one or more Related Persons exist, by a majority of the directors who are Continuing Directors with respect to all Related Persons, or
(ii) by the affirmative vote of the holders of not less than 66 2/3% of the outstanding Voting Stock of ZERO, and if the change is proposed by or on behalf of a Related Person or a director affiliated with a Related Person, by the affirmative vote of the holders of a majority of the Disinterested Shares.

  Under the ZERO Certificate, the ZERO Board is divided into three classes, and such classes generally are to be as nearly equal in number of directors as possible. Each director serves for a term ending at the third annual stockholders meeting following the annual meeting at which such director was elected. The ZERO Certificate contains special provisions regarding the number and election of directors during any period during which the holders of any series of ZERO Preferred Stock are entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so. The ZERO directors are elected by a plurality of the votes cast, up to the number of directors to be elected, and subject to the provisions contained in the ZERO Certificate regarding classification of the ZERO Board and cumulative voting. See
"--Voting/Cumulative Voting."

 Removal of Directors

  The API Articles and Bylaws provide that any director may be removed from office, with or without cause, by the affirmative vote of two-thirds of the outstanding shares of the class or classes of stock which elected such director at a special meeting of shareholders called for that purpose. If a director is elected by a voting class of shareholders, only the shareholders of that voting class may participate in the vote to remove that director.

  The ZERO Certificate provides that directors of ZERO may be removed only for cause and only by the affirmative vote of holders of a majority of ZERO's Voting Stock. Additionally, if the proposal to remove a director is made by or on behalf of a Related Person, removal will also require the affirmative vote of holders of a majority of the Disinterested Shares.

 Vacancies on the Board of Directors

  The API Bylaws provide that any vacancy occurring on the API Board, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or the API Board. If the directors remaining in office constitute fewer than a quorum of the API Board, the directors may fill a vacancy by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting class of shareholders, only the holders of shares of that voting class may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting class may vote to fill the vacancy if it is filled by the directors.

  The ZERO Bylaws provide that a vacancy on the ZERO Board resulting from the creation of a new directorship, the death, resignation or removal of an incumbent director, or any other cause, may be filled, for the remainder of the full term of the class of directors in which the vacancy occurred or was created, by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum. The ZERO Certificate provides that if one or more Related Persons then exist, vacancies resulting from the death, resignation or removal of a Continuing Director may only be filled by the vote of a majority of the remaining Continuing Directors or by (i) the affirmative vote of the holders of not less than 66 2/3% of the outstanding Voting Stock of ZERO and (ii) the affirmative vote of a majority of the Disinterested Shares as to all Related Persons.

 Amendment of Charter and Bylaws

  The WBCL generally provides that amendments to a corporation's articles of incorporation must be proposed by the board of directors and approved by the shareholders by a majority of the votes cast by each voting group (class or series of shares) entitled to vote thereon, if a quorum exists, unless a greater proportion is required by the WBCL or the corporation's articles or bylaws. The API Articles provide that the affirmative vote of two-thirds of all shares entitled to vote thereon (and/or of each class which shall be entitled to vote thereon as a class) shall be required in order to constitute shareholder approval of any amendment of the API Articles or the API Bylaws. Under the WBCL, certain insignificant amendments to the API Articles may be made by the API Board without shareholder approval.

  In addition to amendment by two-thirds shareholder vote as provided in the API Articles, the API Bylaws may be amended or repealed and new bylaws may be adopted by the API Board by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, but (i) no bylaw adopted by the shareholders may be amended, repealed or readopted by the API Board if the bylaw so adopted so provides and (ii) a bylaw adopted or amended by the shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the API Board than otherwise is provided in the WBCL may not be amended or repealed by the API Board unless the bylaw expressly provides that it may be amended or repealed by a specified vote of the API Board. Finally, any action taken or authorized by the shareholders or by the API Board, which would be inconsistent with the API Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

  The DGCL generally provides that amendments to a corporation's certificate of incorporation must be approved by a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, unless a greater proportion is required by the DGCL or the corporation's certificate of incorporation or bylaws. The ZERO Certificate and Bylaws contain provisions regarding amendment of certain portions thereof as described below.

  Article XIV of the ZERO Certificate provides that any alteration, amendment, repeal or rescission (any "Change") of the provisions contained in the ZERO Certificate must be approved by a majority of the directors of ZERO then in office and by the affirmative vote of the holders of a majority of the outstanding Voting Stock, provided, however, that if the proposed Change relates to:

    (1) the definitions set forth in the ZERO Certificate (Article II);

    (2) the capitalization of ZERO (Article V);

    (3) the requirement that stockholder action be taken only at annual or special meetings (Article VI);

    (4) procedural requirements for stockholders to nominate individuals for election as directors and to make proposals for consideration at annual meetings of stockholders (Articles VII and X);

    (5) the calling of special meetings of stockholders only by the ZERO Board (Article VIII);

    (6) the determination by the ZERO Board of the number of authorized directors (Article IX);

    (7) classification of the ZERO Board or election or removal of directors (Article X);

    (8) cumulative voting in the election of directors (Article X);

    (9) the Supermajority Vote Requirements for certain Business Combinations and exceptions thereto (Article XI);

    (10) factors to be considered by the ZERO Board in evaluating certain proposed transactions (Article XI);

    (11) prevention of "greenmail" (Article XII);

    (12) indemnification of directors, officers, employees and agents and the elimination of certain director liability (Article XIII); or

    (13) the provision in the ZERO Certificate relating to amendments to the Certificate or the Bylaws (Article XIV);

then any such Change must also be approved either:

    (1) by a majority of the authorized number of directors and, if one or more Related Persons exist, by a majority of the directors who are Continuing Directors with respect to all Related Persons; or

    (2) by the affirmative vote of the holders of not less than 80% of the outstanding Voting Stock of ZERO and, if the Change is proposed by or on behalf of a Related Person or a director who is not a Continuing Director as to all Related Persons, by the affirmative vote of the holders of a majority of the Disinterested Shares.

  The ZERO Bylaws are subject to adoption, amendment, repeal or rescission either by the ZERO Board or by holders of a majority of the outstanding Voting Stock, provided, however, that if any proposed Change relates to:

    (1) the authorized number, qualification and the term of office of directors (Section 2 of Article III of the Bylaws); or

    (2) the provisions for filing vacancies on the ZERO Board (Section 5 of Article III of the Bylaws);

such Change must be approved either:

    (1) by a majority of the authorized number of directors and, if one or more Related Persons exist, by a majority of the directors who are Continuing Directors with respect to all Related Persons; or

    (2) by the affirmative vote of the holders of not less than 66 2/3% of the outstanding Voting Stock of ZERO and, if the Change is proposed by or on behalf of a Related Person or a director who is not a Continuing Director as to all Related Persons, by the affirmative vote of the holders of a majority of the Disinterested Shares.

  Except as otherwise provided in the ZERO Certificate or the ZERO Bylaws, the ZERO Bylaws may be altered, amended, repealed or rescinded and new bylaws may be adopted (i) by the ZERO Board, by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, or (ii) by the stockholders, by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereon, a quorum being present, at any annual meeting of stockholders or at any special meeting of stockholders, provided that notice of such proposed action is given in the notice of meeting.

 Increased Shareholder Vote Required in Certain Business Combinations and Other Transactions

  Under the WBCL, as it applies to API, and the API Articles, the affirmative vote of two-thirds of all shares entitled to vote thereon (and/or of each class which is entitled to vote thereon as a class) is required in order to constitute shareholder approval of (i) a merger or consolidation of API, (ii) liquidation of API, or (iii) sale, lease, exchange or other disposition of all or substantially all assets of API.

  Article XI of ZERO's Certificate provides that, in addition to any vote ordinarily required under Delaware law, the affirmative vote of (i) the holders of not less than 80% of ZERO's outstanding Voting Stock (the "80% Vote Requirement") and (ii) the holders of a majority of ZERO's outstanding Disinterested Shares (the "Disinterested Vote Requirement") would be required to approve Business Combinations (the 80% Vote Requirement and the Disinterested Vote Requirement are sometimes referred to together as the "Supermajority Vote Requirements").

  Article XI of the ZERO Certificate contains exceptions to one or both of the Supermajority Vote Requirements, as follows:

    1. Approval of Continuing Directors. Neither the 80% Vote Requirement nor the Disinterested Vote Requirement will apply to any proposed Business Combination that has been approved by a majority of the Continuing Directors of ZERO. This provision is designed to provide an incentive for a Related Person to negotiate a proposed Business Combination with the ZERO Board instead of initiating such a transaction on a non-negotiated or hostile basis. The Supermajority Vote Requirements are intended to discourage, but would not prevent, the initiation of hostile tender offers for the capital stock of ZERO and the initiation of other forms of Business Combinations without the prior approval of a majority of the Continuing Directors.

    2. Fair Price Provision. Article XI of the ZERO Certificate contains a "Fair Price Provision" (the "Fair Price Provision"), which provides that the 80% Vote Requirement will not apply (but the Disinterested Vote Requirement would continue to apply) to any proposed Business Combination if certain price and form-of-consideration requirements are satisfied.

  To comply with the form-of-consideration requirements of the Fair Price Provision in the context of a Business Combination involving payment of cash or other consideration to shareholders, the Related Person must offer to all holders of each class of equity securities of Zero either cash or the same type of consideration used by the Related Person in acquiring the largest number of shares of such class previously acquired by the Related Person. To satisfy the minimum price requirements, the aggregate amount of cash and the Fair Market Value of any consideration other than cash to be received per share by holders of each class of equity securities of ZERO in any Business Combination must be at least equal to the highest of (i) the highest per share price paid or agreed to be paid by the Related Person for any shares of such class during the period of 18 months immediately prior to and including the date of the most recent public announcement of the proposed Business Combination (the "Announcement Date") or the highest per share price paid in the transaction or series of transactions in which it became a Related Person, whichever is higher, (ii) the higher of the Fair Market Value per share of such class on the Announcement Date or on the date on which the Related Person became a Related Person (the "Determination Date"), or (iii) if applicable, the redemption price per share of such class or, if such class has no redemption price, the highest amount per share that such class is entitled to receive upon liquidation of ZERO as of the Announcement Date or the Determination Date, whichever is higher, in every case appropriately adjusted for any stock dividend, stock split or combination of shares. Under the Fair Price Provision, the Related Person would be required to meet the minimum price criteria with respect to each class of capital stock of ZERO, whether or not the Related Person owned shares of that class prior to proposing the Business Combination. ZERO currently has no class of stock outstanding other than the ZERO Common Stock. The Fair Market Value of any non-cash consideration to be paid to shareholders would be required to meet the above minimum price condition on the date the Business Combination is consummated and is to be determined in good faith as of such date by a majority of the Continuing Directors.

  If a proposed Business Combination does not involve the receipt by the other stockholders of ZERO of any cash or other property (such as a sale of assets or an issuance of ZERO's securities to a Related Person), then the Fair Price Provision would not apply and the Supermajority Vote Requirements would apply (unless the transaction were approved by a majority of the Continuing Directors).

 Special Meetings of Shareholders

  Consistent with the WBCL, the API Bylaws provide that special meetings of the shareholders of API, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairperson of the API

Board, the President or the API Board. If and as required by the WBCL, a special meeting shall be called upon written demand, describing one or more purposes for which it is to be held, by holders of shares with at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting.

  Under Delaware law, a special meeting of stockholders may be called only by the board of directors or by any other person authorized to do so in the company's certificate of incorporation or bylaws. Article VIII of the ZERO Certificate provides that a special meeting of stockholders may be called only by the ZERO Board. Furthermore, if a proposal requiring stockholder approval is made by or on behalf of a Related Person or a director affiliated with a Related Person, the affirmative vote of a majority of the Continuing Directors will also be required to call a special meeting of stockholders.

 Shareholder Action by Written Consent Without a Meeting

  Under the WBCL, shareholder action may be taken without a meeting only by unanimous written consent of all shareholders entitled to vote on the action, unless the corporation's articles of incorporation permit such action to be taken by less than unanimous consent. The API Articles do not address shareholder action without a meeting. Accordingly, under the WBCL and the API Bylaws, shareholders may take action without a meeting only by unanimous written consent.

  Under the DGCL, stockholders may take action without a meeting by less than unanimous written consent unless otherwise provided in a corporation's certificate of incorporation. Article VI of the ZERO Certificate provides that any action taken by the stockholders of ZERO must be effected at an annual or special meeting of stockholders and may not be taken by written consent.

 Advance Notice Procedures for Shareholder Nominations and Proposals

  Articles VII and X of the ZERO Certificate set forth the procedures that a stockholder must follow in order to nominate any person for election to the ZERO Board or to bring any business before an annual meeting of stockholders.

  Both Articles provide that a stockholder must furnish written notice to the Secretary of ZERO not less than 30 nor more then 60 days prior to the meeting as originally scheduled, of the stockholder's nomination or business proposal. In the event that less than 40 days' public notice of a meeting date is given by ZERO, a stockholder must furnish notice of a nomination or business proposal not later than the close of business on the tenth day following the mailing or the public disclosure of notice of the meeting date. Article VII provides that a stockholder's notice with respect to a business proposal must contain (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and record address of the stockholder, (c) the class and number of shares of ZERO beneficially owned by the stockholder and (d) a description of any material interest of the stockholder in the proposed business. Article X provides that a stockholder's notice with respect to the nomination of candidates for election to the ZERO Board must contain
(a) all information concerning the nominee that is required to be disclosed in a proxy solicitation under the Exchange Act, (b) the name and record address of the stockholder and (c) the class and number of shares of ZERO beneficially owned by the stockholder. Under both Articles, the chairman of the stockholders meeting has the power to declare a stockholder's notice to be defective if the facts so warrant.

  There are currently no such procedural requirements in API's Articles or Bylaws.

 Relevant Factors to be Considered by Board

  Article XI of the ZERO Certificate provides that, in evaluating certain proposed business combinations and the best interests of ZERO and its stockholders, the ZERO Board shall consider all relevant factors, including but not limited to the social and economic effects of the transactions on stockholders, employees, customers, suppliers and other constituents of ZERO and its subsidiaries, as well as the effects on the communities in which they operate or are located or which they serve.

  There is no corresponding provision in the API Articles. However, the WBCL provides that, in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider (i) the effects of the action on employees, suppliers and customers of the corporation, (ii) the effects of the action on communities in which the corporation operates, and (iii) any other factors that the director or officer considers pertinent.

 Prevention of Greenmail

  Article XII of the ZERO Certificate provides that, with certain exceptions, any acquisition by ZERO of shares of its own stock from any person who owns 10% or more of the stock of ZERO for less than two years prior to such acquisition at a price per share in excess of the fair market value of such shares requires the affirmative vote of the holders of a majority of the Disinterested Shares of ZERO. This provision prohibits ZERO from paying "greenmail" to an outsider without the approval of a majority of the shares not held by the outsider.

  There is no such provision in the API Articles, but there is an anti-greenmail provision in the WBCL. See
"--Comparison of Delaware and Wisconsin Law--Anti-Takeover Statutes--
Wisconsin."

 Indemnification/Limitation of Liability

  The WBCL contains provisions which, subject to certain exceptions, limit the liability of directors to a corporation and its shareholders and provide for mandatory indemnification of the directors and officers against liability and expenses incurred in a proceeding to which they were a party because of their officer or director status, unless such immunity or indemnification rights are limited by the corporation's articles of incorporation. The API Articles contain no such limitation.

  Consistent with the WBCL, the API Bylaws provide that, within 20 days after receipt of a written request, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of API. In other cases, API shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which director or officer has a material conflict of interest; (2) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct.

  The API Bylaws also provide for mandatory indemnification of an employee of the corporation who is not a director or officer, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation, and permit indemnification and allowance of reasonable expenses of an employee or agent who is not a director or officer to the extent provided by the API Articles or Bylaws, by general or specific action of the API Board or by contract.

  The ZERO Certificate provides that ZERO shall indemnify directors, officers and employees of ZERO to the maximum extent permitted by law. The ZERO Certificate also provides that a director of ZERO shall not be liable to ZERO or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. This provision invokes the Delaware limitation of liability statutory provision which must be elected in a corporation's certificate of incorporation in order to apply, as contrasted with the Wisconsin director immunity provision, which applies automatically unless limited in the articles of incorporation. The ZERO Bylaws contain substantially similar provisions with regard to the limitation of director liability and indemnification.

  See "--Comparison of Delaware and Wisconsin Law--Indemnification of Directors and Officers" and
"--Limited Liability of Directors."

COMPARISON OF DELAWARE AND WISCONSIN LAW

  In general, as described below, the DGCL and the WBCL provide shareholders with similar rights and protections, subject to certain differences. A comparison of certain provisions of the DGCL and the WBCL is set forth below. See "--Comparison of API Articles and Bylaws to ZERO Certificate and Bylaws" above for a description of certain provisions contained in such governing documents as permitted or required by the WBCL and the DGCL.

 Classified Board of Directors; Removal of Directors; Vacancies

  Both the DGCL and the WBCL allow a company's board of directors to be divided into two or three classes. As noted above, the ZERO Board is so classified; the API Board is not, but the API Articles provide that the API Bylaws could be amended to provide for such classification. Under the DGCL, absent a provision to the contrary in a corporation's certificate of incorporation, directors on a classified board can be removed only for cause. The ZERO Certificate provides that directors may be removed only for cause. The WBCL provides for the removal of directors with or without cause unless the articles of incorporation or bylaws provide that the directors may be removed only for cause. The API Bylaws provide that directors may be removed with or without cause unless the API Articles provide that directors may be removed only for cause, which they do not.

  Under the DGCL, absent a provision to the contrary in a corporation's certificate of incorporation or bylaws, vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director. The WBCL provides for the filling of any such vacancy by the shareholders or by the affirmative vote of a majority of the directors then in office, even though less than a quorum, unless the articles of incorporation provide otherwise, which API's Articles do not. The ZERO Certificate contains special provisions regarding the filling of vacancies if one or more Related Persons then exist.

  See "Number and Election of Directors", "Removal of Directors" and "Vacancies on the Board of Directors" under "--Comparison of API Articles and Bylaws to ZERO Certificate and Bylaws."

 Interested Director Transactions

  Under both the DGCL and the WBCL, contracts or transactions in which one or more of the corporation's directors has an interest are not void or voidable solely because of such interest or because such director was present at the directors' or shareholders' meeting where such contract or transaction was approved, if certain conditions are met. Under the laws of both Wisconsin and Delaware, if the director's interest is fully disclosed and a vote is taken in good faith, such contracts or transactions may be approved by a majority vote of the shareholders or of the disinterested directors. If the contracts or transactions are shown to be fair and reasonable as to the corporation at the time that they are authorized, approved or ratified by the corporation's board of directors, separate shareholder or disinterested director approval is not required. Under Delaware law, a quorum for a separate determination by the board is a majority of the total number of directors, with the interested director counted for purposes of determining whether a quorum exists. Under Wisconsin law, a quorum is deemed to exist if a majority of directors who have no interest in the transaction vote to authorize it; no separate quorum determination is made. Finally, under Wisconsin law, shares owned by or voted under the control of an interested director or an entity in which the interested director has a material financial interest or of which he or she is a general partner may not be counted for purposes of a shareholder vote respecting the transaction in which the director has an interest.

 Indemnification of Directors and Officers

  Both the DGCL and the WBCL contain provisions permitting or requiring the indemnification of directors and officers of a corporation for expenses and liabilities they may incur in their capacities as such, subject to certain exceptions and subject to the provisions of the corporation's governing documents.

  Under the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  The DGCL permits similar indemnification in the case of derivative actions, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Indemnification for settlement of a suit by or in the right of the corporation is not permitted under the DGCL.

  A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys' fees. The ZERO Certificate and Bylaws obligate ZERO to indemnify its directors and officers to the fullest extent allowed by Delaware law.

  The WBCL and the API Bylaws provide for mandatory indemnification of a director or officer against certain liabilities and expenses if the director or officer was a party to a proceeding because of his or her status as such:
(a) to the extent such director or officer is successful on the merits or otherwise in the defense of a proceeding (whether brought derivatively or by a third party) and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined that the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. The WBCL specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent otherwise required or permitted under the WBCL. The API Bylaws also require payment of a director's or officer's litigation expenses as incurred, subject to certain conditions.

 Limited Liability of Directors

  The ZERO Certificate contains a director immunity provision which limits the personal liability of ZERO directors to ZERO or its stockholders for monetary damages for a breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Under Delaware law, such an immunity provision must be expressly included in a corporation's certificate of incorporation in order for it to apply. The DGCL immunity provision does not limit liabilities resulting from:
(i) a breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) transactions from which the director derived an improper personal benefit.

  Unlike the DGCL, under the WBCL, director immunity from liability to a corporation or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a corporation's articles (which is not the case with the API Articles). The exceptions to the statutory immunity from liability for directors under the WBCL are the same as the four exceptions to the mandatory indemnification requirement under the WBCL described above. In substance, the immunity afforded by the WBCL is substantially similar to that provided by the ZERO Certificate under the DGCL, except that any personal liability alleged against a director for wrongful dividends or other distributions will be limited under the WBCL unless the director's action constitutes conduct falling within one of the four exceptions to the statutory immunity of directors.

 Amendment of Bylaws

  The DGCL provides that the board of directors (as well as the stockholders) may adopt, amend or repeal the bylaws of a Delaware corporation if such power is conferred in the certificate of incorporation. The ZERO Certificate contains a provision conferring this power on the ZERO Board. Under the WBCL, such power is granted to the board of directors (as well as the shareholders) unless denied by the articles or bylaws. The API Articles do not prohibit the API Board from amending the API Bylaws; the API Bylaws provide for amendment by either the shareholders or the API Board, subject to the statutory provisions governing bylaw amendments. See "--Comparison of API Articles and Bylaws to ZERO Certificate and Bylaw--Amendment of Charter and Bylaws" for the provisions contained in the API Articles and Bylaws and the ZERO Certificate and Bylaws concerning bylaw amendments.

 Shareholder Action by Consent

  The WBCL permits shareholders to take action without a meeting by unanimous written consent. If a Wisconsin corporation so elects in its articles of incorporation (and if a Delaware corporation does not provide otherwise in its certificate of incorporation), such action may be taken by less than unanimous written consent. The ZERO Certificate prohibits the taking of action by the stockholders by written consent without a meeting. The API Articles do not provide that action can be taken by less than unanimous consent; accordingly, the shareholders of API can act without a meeting only by unanimous written consent.

 Statutory Shareholder Liability

  Wisconsin law provides that shareholders of Wisconsin domestic corporations are personally liable for certain debts owed to employees for services performed. While the WBCL specifies that such liability is limited to the par value of the shares (which is $.20 per share for API Common Stock), this has been interpreted by a Wisconsin trial court to mean the consideration paid to a corporation for shares. This decision was affirmed by a split decision of the Wisconsin Supreme Court without any written opinion and with one justice abstaining. The DGCL does not contain any comparable provision.

 Special Meetings of Shareholders

  Under the DGCL, special meetings of the stockholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or by the bylaws. The ZERO Certificate provides that only the ZERO Board may call a special meeting of the stockholders. Under Wisconsin law, a special meeting of shareholders may be called by the board of directors or by any person authorized by the articles of incorporation or bylaws to call a special meeting, and must be called pursuant to a written demand of the holders of not less than 10% of the votes entitled to be cast at such a meeting. The API Bylaws provide that special meetings of the shareholders may be called by the Chairperson of the API Board, the President or the API Board, and shall be called upon written demand by holders of shares with at least 10% of the votes entitled to be cast at such a meeting.

 Inspection of Corporate Records

  The DGCL permits any stockholder of record to inspect the corporate records of a corporation upon a good faith showing of a proper purpose and the stockholder list must be made available for inspection at least ten days before a stockholders' meeting and may be inspected by any stockholder. By contrast, under the WBCL, in order to inspect and copy the corporate records of a corporation, including the shareholder list, a shareholder must have been a shareholder of the corporation for at least six months before making a demand or the shareholder must hold at least 5% of the outstanding shares of the corporation. Under the WBCL, a shareholder's demand must also be made for a proper purpose. In addition, under the WBCL, all shareholders (regardless of how long they have owned stock) may, upon written demand, inspect and, subject to satisfying the proper purpose requirement, copy the shareholder list during the period beginning two business days after the notice of a meeting of shareholders is given and continuing to the date of the meeting, and any shareholder may inspect the list at any time during the meeting.

 Dividends and Repurchases

  Under the DGCL, a corporation may pay dividends and repurchase stock out of surplus or, if there is no surplus, any net profits for the fiscal year in which the dividend was declared or for the preceding fiscal year provided that no payment may reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets. Under the WBCL, the board of directors may authorize and the corporation may make distributions to its shareholders unless after any such distribution the corporation would not be able to pay its debts as they become due or its total assets after the distribution would be less than the sum of its total liabilities, plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

 Shareholder Approval of Extraordinary Transactions

  Under the DGCL, the approval by the affirmative vote of the holders of a majority of the outstanding stock of a corporation entitled to vote on the matter is required for (i) an amendment of the certificate of incorporation,
(ii) a merger, consolidation or sale, lease or exchange of all or substantially all of the corporation's assets, or (iii) dissolution of the corporation, unless the vote of a larger proportion of the stock or of any class or series thereof is required by the certificate of incorporation or the DGCL. Delaware law does not require a stockholder vote of the surviving corporation in a merger if (i) the merger agreement does not amend the existing certificate of incorporation, (ii) each outstanding share of the surviving corporation before the merger is unchanged, and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to such issuance. Also, no stockholder vote is required for certain mergers between a parent company and its 90% owned subsidiary.

  Under the WBCL, as it applies to API (as a corporation organized before 1973 which has not expressly elected majority affirmative voting requirements), the affirmative vote of the holders of two-thirds of the shares entitled to vote on the proposal (and of any class or series of shares entitled to vote thereon as a class) is required for (i) an amendment of the articles of incorporation requiring shareholder approval, (ii) a merger, share exchange or sale, lease, exchange or other disposition of all or substantially all of the corporation's property, otherwise then in the regular course of business, or (iii) dissolution of the corporation. As noted previously, the API Articles also require a two-thirds shareholder vote for shareholder approval of such actions. Wisconsin law does not require a two-thirds shareholder vote for shareholder approval of such actions. Wisconsin law does not require a shareholder vote of the surviving corporation in a merger if (i) the merger agreement does not amend its articles of incorporation, except for amendments the directors could adopt without shareholder approval, (ii) its shareholders before the merger will hold the same number of shares after the merger, with the same rights, and (iii) the number of its voting shares (shares entitled to vote unconditionally in elections of directors) and the number of its participating shares (shares entitled to participate, without limitation, in distributions) outstanding will not be increased by more than 20% as a result of the merger. No shareholder vote is required for the merger of a 90% owned subsidiary into its parent corporation but, unlike Delaware law, Wisconsin law does not permit a merger of a parent corporation into a 90% owned subsidiary without a shareholder vote.

 Dissenters' Rights

  Under both Delaware and Wisconsin law, a shareholder is entitled, under certain circumstances, to receive payment of the fair value of the shareholder's stock if the shareholder dissents from a proposed merger or consolidation. Under the DGCL, dissenters' rights are not available in the case of a sale of all or substantially all of the assets of a corporation unless made applicable by affirmative provision in the corporation's certificate. Dissenters' rights also are not available, unless affirmatively provided in the corporation's certificate, if the shares of the Delaware corporation that is party to a merger or consolidation are listed on a national securities exchange or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") (The Nasdaq Stock Market), or are held of record by more than 2,000 persons and in the merger or consolidation shareholders receive shares of stock of the corporation surviving or resulting from the merger or consolidation, and/or shares of stock of any other corporation, which are so listed or designated or held of record by more than 2,000 persons. The ZERO Certificate does not affirmatively grant any such dissenters' rights.

  In addition to being applicable generally in the case of a merger, under the WBCL, dissenters' rights are available in the case of a plan of share exchange or sale of all or substantially all of the assets of a Wisconsin corporation. Dissenters' rights may also be made applicable by affirmative provision in the articles of incorporation, bylaws or a board of directors' resolution in the case of certain amendments to the articles of incorporation or other actions requiring a shareholder vote. However, under the WBCL, except in a "Section
180.1130 business combination" (as described below under "Anti-Takeover Statutes") or unless the articles of incorporation provide otherwise, dissenters' rights are not available to holders of shares registered on a national securities exchange or quoted on the NASD automated quotations system (The Nasdaq Stock Market) on the record date for a meeting of shareholders at which action on the proposed transaction otherwise subject to dissenters' rights is to be taken. As a result, assuming the continued listing of the API Common Stock on the NYSE, under the WBCL, shareholders will not be entitled to dissenters' rights with respect to any future merger, plan of share exchange or sale of all or substantially all of the assets of API which might occur (unless it constitutes a Section 180.1130 business combination).

 Director and Officer Discretion

  Under certain provisions of the WBCL (the "Wisconsin Stakeholder Provisions"), in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the corporation operates and any other factors that the director or officer considers pertinent. The DGCL does not contain a comparable provision and, under Delaware law, the consideration that a board may give to nonshareholder constituencies is less clear. In considering the best interests of a corporation, under Delaware law directors and officers can generally take into consideration the interests of nonshareholders. However, the Delaware Supreme Court has held that the consideration of nonshareholder constituencies is inappropriate when an active "auction" is in process to sell a company. The ZERO Certificate provides that the ZERO Board shall consider all relevant factors in evaluating certain proposed business combinations and the best interests of ZERO and its stockholders, including but not limited to the effects of the transactions on stockholders and other constituencies. See "-- Comparison of API Articles and Bylaws to ZERO Certificate and Bylaws--Relevant Factors to be Considered by Board."

 Anti-Takeover Statutes

  Delaware. DGCL Section 203 (the "Delaware Business Combination Statute") applies to certain business combinations involving a corporation and certain of its stockholders. The Delaware Business Combination Statute prevents an "Interested Stockholder" (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) from engaging in a "Business Combination" (defined to include a variety of transactions, including the sale of assets, mergers and almost any significant related party transaction) with a Delaware corporation for three years following the time such person became an Interested Stockholder, unless (i) before such person became an Interested Stockholder, the board of directors of the corporation approved the transaction in which the Interested Stockholder became an Interested Stockholder or approved the Business Combination, (ii) upon consummation of the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by certain employee stock ownership plans), or (iii) at or subsequent to the time such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder. Unless otherwise provided in the corporation's certificate of incorporation, the Delaware Business Combination Statute does not apply if a corporation does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on The Nasdaq Stock Market or (iii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an Interested Stockholder or from a transaction in which a person becomes an Interested Stockholder. The Delaware Business Combination Statute also does not apply if the corporation has elected, as provided in the statute, not to be governed thereby; ZERO has made no such election.

  Wisconsin. Sections 180.1140 to 180.1144 of the WBCL (the "Wisconsin Business Combination Statute") regulate a broad range of "business combinations" between a "resident domestic corporation" and an "interested stockholder." The Wisconsin Business Combination Statute defines a "business combination" to include: a merger or share exchange; a sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets equal to at least 5% of the market value of the stock or assets of the company or 10% of its earning power; the issuance of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock; the adoption of a plan of liquidation; and certain other transactions involving an "interested stockholder." An "interested stockholder" is defined as a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years. The Wisconsin Business Combination Statute prohibits a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from the coverage of the statute) with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in the person becoming an interested stockholder before such acquisition. Business combinations after the three-year period following the stock acquisition date are permitted only if (i) the board of directors approved the acquisition of the stock prior to the acquisition date, (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder, or (iii) the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount. Unlike the prohibition on business combinations in the Delaware Business Combination Statute, which is inapplicable if the interested stockholder acquires at least 85% of the outstanding voting stock at the time of becoming an interested stockholder or if during the three-year period of the prohibition the board of directors and holders of two-thirds of the unaffiliated shares approve the business combination, the Wisconsin Business Combination Statute's prohibition on business combinations applies without regard to the percentage of shares owned by the interested stockholder and cannot be avoided during the three-year period by subsequent action of the board of directors or shareholders. Furthermore, the Wisconsin Business Combination Statute is triggered by the acquisition of 10% of the outstanding shares rather than 15% as under the Delaware Business Combination Statute.

  The WBCL also provides, in Sections 180.1130 to 180.1133, that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a "significant shareholder" and a "resident domestic corporation" (a "Section 180.1130 business combination") are subject to a supermajority vote of shareholders (the "Wisconsin Fair Price Statute"), in addition to any approval otherwise required, unless shareholders receive a fair price for their shares that satisfies a statutory formula. A "significant shareholder," with respect to a resident domestic corporation, is defined as a person who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or an affiliate of the corporation which beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. A Section 180.1130 business combination must be approved by 80% of the voting power of the corporation's stock and at least two-thirds of the voting power of the corporation's stock not beneficially held by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met: (i) the aggregate value of the per share consideration is equal to the higher of (a) the highest price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination, (b) the market value of the corporation's shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is higher, or (c) the highest liquidation or dissolution distribution to which holders of the shares would be entitled, and
(ii) either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares, is offered. Delaware does not have a similar statute.

  Under Section 180.1150 (the "Wisconsin Control Share Statute") of the WBCL, unless otherwise provided in the articles of incorporation, the voting power of shares, including shares issuable upon conversion of convertible securities or exercise of options or warrants, of a "resident domestic corporation", held by any person (including two or more persons acting as a group) in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the resident domestic corporation, in certain specified transactions, or in a transaction in which the corporation's shareholders have approved restoration of the full voting power of the otherwise restricted shares. Delaware does not have a similar statute. In light of the 10% threshold contained in the Wisconsin Business Combination Statute, the Wisconsin Control Share Statute threshold of 20% may not be implicated unless the board of directors approves a transaction that permits the shareholder to exceed the 10% ownership level.

  Section 180.1134 (the "Wisconsin Defensive Action Restrictions") of the WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote is required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under the Wisconsin Defensive Action Restrictions, shareholder approval is required for the corporation to (i) acquire more than 5% of the outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares or (ii) sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation. The restrictions described in clause (i) above may have the effect of deterring a shareholder from acquiring API's shares with the goal of seeking to have API repurchase such shares at a premium over the market price. Delaware does not have a similar statute.

  Under the WBCL, as amended in 1997, a "resident domestic corporation" is defined to mean a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Exchange Act and that, as of the relevant date, satisfies any of the following: (i) its principal offices are located in Wisconsin; (ii) it has significant business operations located in Wisconsin; (iii) more than 10% of the holders of record of its shares are residents of Wisconsin; or (iv) more than 10% of its shares are held of record by residents of Wisconsin. API is a "resident domestic corporation" for purposes of the above described provisions. A Wisconsin corporation that is otherwise subject to certain of such statutes may preclude their applicability by an election to that effect in its articles of incorporation. The API Articles do not contain any such election.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of API and ZERO. The unaudited pro forma combined statements of earnings have been prepared as if the Merger occurred on September 1, 1994. The unaudited pro forma combined balance sheet has been prepared as if the Merger occurred on February 28, 1998. The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management believes are reasonable. The unaudited pro forma financial statements are not necessarily indicative of actual or future financial position or results of operations that would have or will occur upon consummation of the Merger, and should be read in conjunction with the audited historical consolidated financial statements, including the notes thereto, of API and ZERO incorporated by reference in this Joint Proxy Statement/Prospectus.

                    APPLIED POWER INC. AND ZERO CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                             API       VERSA/TEK       VERO                                  ZERO
                          SIX MONTHS  SEPTEMBER 1,  SIX MONTHS                            SIX MONTHS
                            ENDED          TO         ENDED                   SUB-TOTAL     ENDED                        TOTAL
                         FEBRUARY 28,  OCTOBER 6,  DECEMBER 31,               PRO FORMA  DECEMBER 31,                  PRO FORMA
                           1998(1)      1997(1)      1997(1)    ADJUSTMENTS   COMBINED     1997(1)       ADJUSTMENTS   COMBINED
                         ------------ ------------ ------------ -----------   ---------  ------------    -----------   ---------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales..............    $425,834      $9,330      $83,927                  $519,091     $131,375                    $650,466
Cost of products sold..     276,677       6,637       58,204           24 (4)  341,542       87,731                     429,273
                           --------      ------      -------      -------     --------     --------                    --------
 Gross profit..........     149,157       2,693       25,723          (24)     177,549       43,644                     221,193
Engineering, selling
 and administrative
 expenses..............      97,594       1,302       17,987                   116,883       25,570           (706)(3)  141,747
Amortization of
 intangible assets.....       5,201         --           236          237 (4)    7,366          --             706 (3)    8,072
                                                                    1,692 (5)
                           --------      ------      -------      -------     --------     --------        -------     --------
 Operating earnings....      46,362       1,391        7,500       (1,953)      53,300       18,074                      71,374
Other Expenses
 (Income):
 Net financing costs...       9,470         (11)         201          763 (4)   16,916        1,964                      18,880
                                                                    6,493 (5)
 Other--net............        (195)        100          --                        (95)      (2,232)(10)                 (2,327)
                           --------      ------      -------      -------     --------     --------        -------     --------
Net Earnings from
 Continuing Operations
 Before Income Tax
 Expense...............      37,087       1,302        7,299       (9,209)      36,479       18,342                      54,821
Income Tax Expense(11).      12,981         --         2,541         (201)(4)   13,166        6,636                      19,802
                                                                   (2,155)(5)
                           --------      ------      -------      -------     --------     --------        -------     --------
Net Earnings from
 Continuing Operations.    $ 24,106      $1,302      $ 4,758      $(6,853)    $ 23,313     $ 11,706 (10)   $   --      $ 35,019
                           ========      ======      =======      =======     ========     ========        =======     ========
Net earnings from
 continuing operations
 per common and
 equivalent share:
 Basic.................    $   0.87                                           $   0.84     $   0.95 (10)               $   0.92
 Diluted...............    $   0.82                                           $   0.79     $   0.93 (10)               $   0.87
Common and equivalent
 shares used in
 computing per share
 amounts:
 Basic.................      27,728                                             27,728       12,344         (1,852)(2)   38,220
 Diluted...............      29,371                                             29,371       12,649         (1,897)(2)   40,123

        See Notes to Unaudited Pro Forma Combined Financial Statements

                    APPLIED POWER INC. AND ZERO CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                                  API          ZERO
                               SIX MONTHS   SIX MONTHS
                                 ENDED        ENDED
                              FEBRUARY 28, DECEMBER 31,               PRO FORMA
                                1997 (1)     1996 (1)   ADJUSTMENTS   COMBINED
                              ------------ ------------ -----------   ---------
                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales...................    $310,266     $111,933                 $422,199
Cost of products sold.......     189,195       75,351                  264,546
                                --------     --------                 --------
  Gross profit..............     121,071       36,582                  157,653
Engineering, selling and
 administrative expenses....      84,047       22,108        (606)(3)  105,549
Amortization of intangible
 assets.....................       3,297          --          606 (3)    3,903
                                --------     --------     -------     --------
  Operating earnings........      33,727       14,474                   48,201
Other Expenses (Income):
  Net financing costs.......       5,820        2,029                    7,849
  Other--net................        (678)        (743)                  (1,421)
                                --------     --------     -------     --------
Earnings from Continuing
 Operations Before Income
 Tax Expense................      28,585       13,188                   41,773
Income Tax Expense (11).....       9,576        5,267                   14,843
                                --------     --------     -------     --------
Earnings from Continuing
 Operations.................    $ 19,009     $  7,921     $   --      $ 26,930
                                ========     ========     =======     ========
Earnings from continuing
 operations per common and
 equivalent share:
  Basic.....................    $   0.69     $   0.65                 $   0.71
  Diluted...................    $   0.67     $   0.64                 $   0.69
Common and equivalent shares
 used in computing per share
 amounts:
  Basic.....................      27,462       12,173      (1,826)(2)   37,809
  Diluted...................      28,525       12,396      (1,859)(2)   39,062



         See Notes to Unaudited Pro Forma Combined Financial Statements

                    APPLIED POWER INC. AND ZERO CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                                    EVEREST    VERSA/TEK   VERO                             ZERO
                         API     SEPTEMBER 1,    YEAR      YEAR                             YEAR
                      YEAR ENDED      TO         ENDED    ENDED                SUB-TOTAL   ENDED                  TOTAL
                      AUGUST 31, SEPTEMBER 26, JUNE 30,  JUNE 30, ADJUST-      PRO FORMA  JUNE 30,  ADJUST-     PRO FORMA
                       1997 (1)    1996 (1)    1997 (1)  1997 (1)  MENTS       COMBINED   1997 (1)   MENTS       COMBINED
                      ---------- ------------- --------- -------- --------     ---------  --------  -------     ----------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales...........   $672,316     $3,496      $95,288  $163,270 $  5,701 (7) $940,071   $235,330              $1,175,401
Cost of products
 sold...............    419,420      2,663       69,773   106,492    4,597 (7)  602,965    158,195                 761,160
                                                                        20 (6)
                       --------     ------      -------  -------- --------     --------   --------              ----------
 Gross profit.......    252,896        833       25,515    56,778    1,084      337,106     77,135                 414,241
Engineering, selling
 and administrative
 expenses...........    173,200        304       14,552    37,233      755 (7)  226,044     46,377   (1,194)(3)    271,227
Amortization of
 intangible assets..      6,813        125          --        473      145 (6)   13,952        --     1,194 (3)     15,146
                                                                     3,012 (7)
                                                                     3,384 (8)
                       --------     ------      -------  -------- --------     --------   --------  -------     ----------
 Operating earnings.     72,883        404       10,963    19,072   (6,212)      97,110     30,758                 127,868
Other Expenses
 (Income):
 Net financing
  costs.............     12,003        (23)         (32)      653      282 (6)   35,376      4,095                  39,471
                                                                     9,507 (7)
                                                                    12,986 (8)
 Other--net.........     (1,863)       (47)         607       --        (3)(7)   (1,306)    (1,393)                 (2,699)
                       --------     ------      -------  -------- --------     --------   --------  -------     ----------
Net Earnings from
 Continuing
 Operations Before
 Income Tax Expense.     62,743        474       10,388    18,419  (28,984)      63,040     28,056                  91,096
Income Tax
 Expense (11).......     20,705        --         4,216     6,649       62 (6)   23,433     11,165                  34,598
                                                                    (3,735)(7)
                                                                    (4,464)(8)
                       --------     ------      -------  -------- --------     --------   --------  -------     ----------
Net Earnings from
 Continuing
 Operations.........   $ 42,038     $  474      $ 6,172  $ 11,770 $(20,847)    $ 39,607   $ 16,891  $   --      $   56,498
                       ========     ======      =======  ======== ========     ========   ========  =======     ==========
Net earnings from
 continuing
 operations per
 common and
 equivalent share:
 Basic..............   $   1.53                                                $   1.44   $   1.38              $     1.49
 Diluted............   $   1.46                                                $   1.38   $   1.36              $     1.44
Common and
 equivalent shares
 used in computing
 per share amounts:
 Basic..............     27,530                                                  27,530     12,213   (1,832)(2)     37,911
 Diluted............     28,754                                                  28,754     12,450   (1,868)(2)     39,336

         See Notes to Unaudited Pro Forma Combined Financial Statements

                    APPLIED POWER INC. AND ZERO CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                                   API YEAR  ZERO YEAR
                                    ENDED      ENDED                    PRO
                                  AUGUST 31, MARCH 31,                 FORMA
                                   1996 (1)  1996 (1)   ADJUSTMENTS   COMBINED
                                  ---------- ---------  -----------   --------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales.......................   $571,215  $206,247                 $777,462
Cost of products sold...........    351,283   135,708                  486,991
                                   --------  --------                 --------
  Gross profit..................    219,932    70,539                  290,471
Engineering, selling and admin-
 istrative expenses.............    158,485    43,933      (1,086)(3)  201,332
Amortization of intangible as-
 sets...........................      4,054       --        1,086 (3)    5,140
                                   --------  --------     -------     --------
  Operating earnings............     57,393    26,606                   83,999
Other Expenses (Income):
  Net financing costs...........      8,456      (564)                   7,892
  Other--net....................       (230)   (1,077)                  (1,307)
                                   --------  --------     -------     --------
Net Earnings from Continuing Op-
 erations Before Income Tax Ex-
 pense..........................     49,167    28,247                   77,414
Income Tax Expense (11).........     15,438    11,297                   26,735
                                   --------  --------     -------     --------
Net Earnings from Continuing Op-
 erations.......................   $ 33,729  $ 16,950     $   --      $ 50,679
                                   ========  ========     =======     ========
Net earnings from continuing
 operations per common and
 equivalent share:
  Basic.........................   $   1.25  $   1.08                 $   1.26
  Diluted.......................   $   1.21  $   1.07                 $   1.22
Common and equivalent shares
 used in computing per share
 amounts:
  Basic.........................     26,957    15,719      (2,358)(2)   40,318
  Diluted.......................     27,967    15,866      (2,380)(2)   41,453


         See Notes to Unaudited Pro Forma Combined Financial Statements

                    APPLIED POWER INC. AND ZERO CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                                    API YEAR  ZERO YEAR
                                     ENDED      ENDED                    PRO
                                   AUGUST 31, MARCH 31,                 FORMA
                                    1995 (1)  1995 (1)   ADJUSTMENTS   COMBINED
                                   ---------- ---------  -----------   --------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales........................   $527,058  $179,694                 $706,752
Cost of products sold............    325,621   118,084                  443,705
                                    --------  --------                 --------
  Gross profit...................    201,437    61,610                  263,047
Engineering, selling and
 administrative expenses.........    149,210    39,769      (1,025)(3)  187,954
Amortization of intangible
 assets..........................      3,369       --        1,025 (3)    4,394
                                    --------  --------     -------     --------
  Operating earnings.............     48,858    21,841                   70,699
Other Expenses (Income):
  Net financing costs............     10,291    (1,041)                   9,250
  Other--net.....................      1,694    (1,344)                     350
                                    --------  --------     -------     --------
Net Earnings from Continuing
 Operations Before Income Tax
 Expense.........................     36,873    24,226                   61,099
Income Tax Expense (11)..........     11,868     9,401                   21,269
                                    --------  --------     -------     --------
Net Earnings from Continuing
 Operations......................   $ 25,005  $ 14,825     $   --      $ 39,830
                                    ========  ========     =======     ========
Net earnings from continuing
 operations per common and
 equivalent share:
  Basic..........................   $   0.94  $   0.93                 $   0.99
  Diluted........................   $   0.91  $   0.93                 $   0.97
Common and equivalent shares used
 in computing per share amounts:
  Basic..........................     26,559    15,936      (2,390)(2)   40,105
  Diluted........................     27,491    16,020      (2,403)(2)   41,108


         See Notes to Unaudited Pro Forma Combined Financial Statements

                    APPLIED POWER INC. AND ZERO CORPORATION

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                             API          VERO                     SUB-TOTAL      ZERO                     TOTAL
                         FEBRUARY 28, DECEMBER 31,                 PRO FORMA  DECEMBER 31,               PRO FORMA
         ASSETS            1998 (1)     1997 (1)   ADJUSTMENTS     COMBINED     1997 (1)   ADJUSTMENTS    COMBINED
         ------          ------------ ------------ -----------     ---------  ------------ -----------   ----------
                                                (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Current Assets
 Cash and cash
  equivalents...........  $   7,010     $  6,756                   $  13,766    $ 22,051                 $   35,817
 Short-term
  investments...........        --           --                          --        4,918                      4,918
 Accounts receivable,
  net...................     76,908       27,851                     104,759      37,537                    142,296
 Inventories............    130,190       22,765                     152,955      34,137                    187,092
 Prepaid income tax.....     12,453          --                       12,453         --                      12,453
 Prepaid expenses.......     11,116        2,020                      13,136       3,736                     16,872
                          ---------     --------                   ---------    --------                 ----------
   Total Current Assets.    237,677       59,392                     297,069     102,379                    399,448
Investment in VERO
 Group, plc.............        --           --       192,384 (9a)       --          --                         --
                                                     (192,384)(9b)
Other Assets............     10,397        1,359                      11,756      17,259      (2,718)(3)     26,297
Goodwill................    260,361       17,010      135,367 (9b)   412,738      37,391                    450,129
Other Intangibles.......     46,688          --                       46,688         --        2,718 (3)     49,406
Property, Plant and
 Equipment..............    257,259       37,154                     294,413     106,776                    401,189
 Less: Accumulated
  depreciation..........   (133,019)      (8,892)                   (141,911)    (57,444)                  (199,355)
                          ---------     --------                   ---------    --------                 ----------
Net Property, Plant and
 Equipment..............    124,240       28,262                     152,502      49,332                    201,834
                          ---------     --------    ---------      ---------    --------     -------     ----------
   Total Assets.........  $ 679,363     $106,023    $ 135,367      $ 920,753    $206,361     $   --      $1,127,114
                          =========     ========    =========      =========    ========     =======     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities
 Short-term borrowings..  $  15,585     $    842                   $  16,427    $    --                  $   16,427
 Trade accounts
  payable...............     62,335       14,993                      77,328       7,827                     85,155
 Accrued compensation
  and benefits..........     28,207          --                       28,207       7,246                     35,453
 Income taxes payable...      4,118        4,757                       8,875         573                      9,448
 Other current
  liabilities...........     24,975       17,747                      42,722       8,420                     51,142
                          ---------     --------                   ---------    --------                 ----------
   Total Current
    Liabilities.........    135,220       38,339                     173,559      24,066                    197,625
Long-term Debt..........    272,262       10,251      192,384 (9a)   474,897      51,573                    526,470
Deferred Income Tax.....     16,913          416                      17,329         --                      17,329
Other Deferred
 Liabilities............     27,241          --                       27,241      13,084                     40,325
Shareholders' Equity
 Common stock (API:
  27,836,656 shares;
  ZERO 12,391,197
  shares; and
  38,369,173 shares on
  a pro forma combined
  basis)................      5,567        4,964       (4,964)         5,567         166                      5,733
 Additional paid-in
  capital...............     38,538       30,094      (30,094)        38,538      39,289                     77,827
 Retained earnings......    190,049       23,578      (21,959)       191,668     151,899                    343,567
 Cumulative translation
  adjustments...........     (6,427)      (1,619)                     (8,046)        100                     (7,946)
 Treasury stock.........        --           --                          --      (73,816)                   (73,816)
                          ---------     --------    ---------      ---------    --------                 ----------
   Total Shareholders'
    Equity..............    227,727       57,017      (57,017)(9b)   227,727     117,638                    345,365
                          ---------     --------    ---------      ---------    --------     -------     ----------
   Total Liabilities and
    Shareholders'
    Equity..............  $ 679,363     $106,023    $ 135,367      $ 920,753    $206,361     $   --      $1,127,114
                          =========     ========    =========      =========    ========     =======     ==========

         See Notes to Unaudited Pro Forma Combined Financial Statements

                    APPLIED POWER INC. AND ZERO CORPORATION

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1--PERIODS COMBINED

  The API consolidated statements of earnings for the six months ended February 28, 1998 and 1997 (both unaudited) and for the fiscal years ended August 31, 1997, 1996 and 1995 have been combined with the ZERO consolidated statements of income for the six months ended December 31, 1997 and 1996, for the twelve months ended June 30, 1997 (all unaudited) and for the fiscal years ended March 31, 1996 and 1995, respectively. This presentation has the effect of excluding ZERO's results of operations for the three-month period ended June 30, 1996 in the unaudited pro forma combined statements of operations. Unaudited net sales and net income for ZERO were $54,664,000 and $3,800,000, respectively, for the three-month period ended June 30, 1996. ZERO's results of operations for this period are reflected in shareholders' equity in the pro forma combined balance sheet at February 28, 1998. API's February 28, 1998 unaudited consolidated balance sheet has been combined with ZERO's December 31, 1997 unaudited consolidated balance sheet and VERO's December 31, 1997 audited consolidated balance sheet.

  On April 23, 1998, API announced that it had reached an agreement with the Board of Directors of VERO Group plc ("VERO") on the terms of a recommended cash offer (with a guaranteed loan note alternative) to be made by Applied Power Limited, a United Kingdom subsidiary of API, to acquire the entire issued share capital of VERO at a price of 157 pence per VERO share. On May 5, 1998, Pentair, Inc. announced the terms of a competing cash offer (with a guaranteed loan note alternative), to be made through a wholly-owned subsidiary, to acquire the entire issued share capital of VERO at a price of 170 pence per VERO share. On May 12, 1998, in response to the offer by Pentair, Inc., API increased its cash offer to 192 pence per VERO share. Pentair, Inc. subsequently withdrew its offer. On May 15, 1998, the Applied Power Limited offering documents were sent to the VERO shareholders. On June 5, 1998, the initial tender offer period expired, and API announced that Applied Power Limited had accepted for payment the VERO stock tendered, which totaled over 72% of the outstanding VERO shares. Applied Power Limited had previously acquired approximately 10% of VERO's shares, so that after accepting the shares tendered, Applied Power Limited owned or had accepted over 82% of VERO's shares. The shares accepted were paid for on June 19, 1998. The tender offer remained open. On June 19, 1998, Applied Power Limited announced that the additional shares tendered brought the total of the shares it owned or had accepted for payment to over 90% of all VERO's shares, sufficient to invoke procedures under the U.K. Companies Act of 1985 which, when completed, will result in Applied Power Limited owning all of the outstanding shares of VERO. The unaudited pro forma combined financial data for the six months ended February 28, 1998 includes the operating results of Versa Technologies, Inc. ("Versa/Tek"), which was acquired by API on October 6, 1997, for the period from September 1 to October 6, 1997 and the operating results of VERO for the six months ended December 31, 1997. The unaudited pro forma combined financial data for the year ended August 31, 1997 includes the operating results of Everest Electronics Equipment, Inc. ("Everest"), which was acquired by API on September 26, 1996, for the period from September 1 to September 26, 1996, and the operating results of Versa/Tek and VERO for their respective twelve months ended June 30, 1997. The operating results of Versa/Tek and Everest subsequent to their acquisition dates, are included in API's historic results (presented in the first column of the accompanying combined financial statements) for the six months ended February 28, 1998 and the year ended August 31, 1997.

  VERO's reporting currency is the pound sterling and its financial information in the accompanying pro forma combined financial statements has been translated to the U.S. dollar in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." VERO's historic financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), however, VERO's financial information in the accompanying pro forma combined financial statements has been adjusted to conform with generally accepted accounting principles in the United States ("US GAAP"). The only material adjustment required to conform with US GAAP related to goodwill. Under UK GAAP purchased goodwill may be written off on acquisition directly against reserves. Under US GAAP goodwill is capitalized and amortized by charges against income over the period during which it is estimated it will be of benefit subject to a maximum of 40 years. Accordingly, goodwill, net of amortization, was recorded in the pro forma combined balance sheet at February 28, 1998 and the related amortization expense included in the pro forma combined statements of earnings for the six months ended February 28, 1998 and the twelve months ended August 31, 1997.

NOTE 2--PRO FORMA NET EARNINGS PER SHARE

  The unaudited pro forma combined net earnings per common share and per common and equivalent share is based upon the weighted average number of common and equivalent shares of API and ZERO outstanding for each period at the Exchange Ratio of 0.85 shares of API Common Stock for each share of ZERO Common Stock.

NOTE 3--RECLASSIFICATIONS (ZERO)

  Certain reclassifications, none of which affect income from continuing operations, have been made to the ZERO statements of income in the pro forma combined statements of earnings to conform classifications of "Amortization of intangible assets" and to ZERO's balance sheet in the pro forma combined balance sheet to conform classifications of "Other intangibles."

NOTE 4--PRO FORMA ADJUSTMENTS (VERSA/TEK)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the six months ended February 28, 1998 as a result of the Versa/Tek acquisition.

      1. Incremental interest expense on acquisition debt at a rate
         of 6.5%...................................................   $  (763)
      2. Increase in depreciation expense resulting from adjustment to carrying amount of plant and equipment being
         depreciated over a 7 year life............................       (24)
      3. Reflect amortization of increase in goodwill and
       intangible assets arising from this transaction, over
       periods of 10 to 40 years...................................      (237)
      4. Decrease in income taxes (net benefit) applying a 39%
       effective US and Wisconsin state income tax rate to the
       earnings of Versa/Tek, less the effect of pro forma
       adjustments in 1, 2 and 3 above (with the exception of non-
       deductible amortization)....................................       201
                                                                     --------
                                                                      $  (823)
                                                                     ========

NOTE 5--PRO FORMA ADJUSTMENTS (VERO)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the six months ended February 28, 1998 as a result of the pending VERO acquisition.

      1. Incremental interest expense on acquisition debt at a rate of
         6.75%........................................................  $(6,493)
      2. Reflect amortization of goodwill arising from this
         transaction, over a 40 year life.............................   (1,692)
      3. Decrease in income taxes (net benefit) applying a 37%
         effective income tax rate to the earnings of VERO, less the effect of pro forma adjustments in 1 and 2 above (with the
         exception of non-deductible amortization)....................    2,155
                                                                        -------
                                                                        $(6,030)
                                                                        =======

NOTE 6--PRO FORMA ADJUSTMENTS (EVEREST)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1997 as a result of the Everest acquisition.

      1. Incremental interest expense on acquisition debt at a rate of
         6.5%.........................................................  $  (282)
      2. Increase in depreciation expense resulting from adjustment to carrying amount of plant and equipment being depreciated over
         a 7 year life................................................      (20)
      3. Reflect amortization of goodwill arising from this
         transaction, over a 25 year life.............................     (145)
      4. Increase in income taxes applying a 41% effective U.S. and
         California state income tax rate to the earnings of Everest,
         less the effect of pro forma adjustments in 1, 2 and 3 above.      (62)
                                                                        -------
                                                                        $  (509)
                                                                        =======

NOTE 7--PRO FORMA ADJUSTMENTS (VERSA/TEK)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1997 to reflect a full year of Eder Industries in Versa/Tek (Eder was acquired by Versa/Tek on October 31, 1996).

      1. Add historical operating results of Eder for the four-month period July 1, 1996 to 10/31/96 (date of Versa/Tek's
         acquisition)
        Net Sales.................................................... $  6,338
        Cost of Products Sold........................................   (4,924)
        Engineering, Selling and Administrative Expenses.............     (755)
        Financing Costs..............................................      (19)
        Other Income.................................................        3
      2. Eliminate intercompany sales and purchases between Eder and
         Versa/Tek...................................................      637
                                                                          (637)
      3. Incremental interest expense/elimination of interest income relating to the cash borrowed/used in the acquisition at a
         rate of 6.5%................................................     (333)
      4. Increase in depreciation expense resulting from adjustment to carrying amount of plant and equipment being depreciated
         over periods of 10 to 30 years..............................      (24)
      5. Reflect additional amortization of goodwill and other
         intangibles arising from the Eder transaction over periods
         of 3 to 40 years............................................     (163)
                                                                      --------
                                                                      $    123
                                                                      ========

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1997 as a result of the Versa Tek acquisition.

      6. Incremental interest expense on acquisition debt at a
         rate of 6.5%.............................................  $ (9,155)
      7. Increase in depreciation expense resulting from
         adjustment to carrying amount of plant and equipment
         being depreciated over a 7 year life.....................      (286)
      8. Reflect amortization of increase in goodwill and
         intangible assets arising from this transaction over
         periods of 10 to 40 years................................    (2,849)
      9. Decrease in income taxes (net benefit) applying a 39%
         effective US and Wisconsin state income tax rate to the
         earnings of Versa/Tek, less the effect of pro forma
         adjustments in 1 through 8 above (with the exception of
         non-deductible amortization).............................     3,735
                                                                   ---------
                                                                    $ (8,555)
                                                                   =========

NOTE 8--PRO FORMA ADJUSTMENTS (VERO)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for API's year ended August 31, 1997 as a result of the pending VERO acquisition.

      1. Incremental interest expense on acquisition debt at a rate
         of 6.75%..................................................   $(12,986)
      2. Reflect amortization of goodwill arising from this
         transaction, over a 40 year life..........................     (3,384)
      3. Decrease in income taxes (net benefit) applying a 37%
         effective income tax rate to the earnings of VERO, less
         the effect of pro forma adjustments 1 and 2 above (with
         the exception of non-deductible amortization).............      4,464
                                                                     ---------
                                                                      $(11,906)
                                                                     =========

NOTE 9--PRO FORMA ADJUSTMENTS (VERO)

  (a) The following pro forma adjustments are incorporated in the pro forma combined balance sheet at February 28, 1998 as a result of the pending VERO acquisition.

      Purchase price of outstanding shares..........................  $192,384

  (b) The following pro forma adjustments are made to reflect estimated fair value adjustments and to eliminate the investment in VERO:

      VERO net assets--as reported..................................  $ 57,017
      Fair value adjustments:
        Record goodwill acquired....................................   135,367
                                                                     ---------
          Investment in VERO........................................  $192,384
                                                                     =========

  Because of the proximity of the transaction, API has not had adequate time to complete its evaluation of the fair value of the net assets acquired in the VERO transaction. As a result, no fair value adjustments have been reflected in these pro forma statements.

NOTE 10--SPECIAL ITEM (ZERO)

  Other Income--net for the six months ended December 31, 1997 includes life insurance proceeds of $1,709 ($0.14 per share).

NOTE 11--INCOME TAX EXPENSE

  Effective tax rates are higher than the statutory federal income tax rates primarily due to state income taxes, net of federal benefit.

                  CERTAIN INFORMATION CONCERNING API AND ZERO

  Information regarding the names, ages, positions and business backgrounds of the executive officers and directors of API, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to Items 10, 11, 12 and 13 of API's Annual Report on Form 10-K for the fiscal year ended August 31, 1997 (which incorporates portions of API's Proxy Statement, dated November 20, 1997, for its Annual Meeting of Shareholders held on January 9, 1998).

  Information regarding the names, ages, positions and business backgrounds of the executive officers and directors of ZERO, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to Items 10, 11, 12 and 13 of ZERO's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

                                LEGAL OPINIONS

  The legality of the API Common Stock to be issued in the Merger will be passed upon for API by Quarles & Brady, Milwaukee, Wisconsin. Anthony W. Asmuth, III, the Corporate Secretary of API, is a partner in Quarles & Brady. As of the API Record Date, Mr. Asmuth owned 38,420 shares of API Common Stock and served as trustee or co-trustee with sole or shared voting and dispositive powers over trusts that held an aggregate of 279,252 shares of API Common Stock.

                                    EXPERTS

  The consolidated financial statements and the related financial statement schedule incorporated in this Joint Proxy Statement/Prospectus by reference from Amendment No. 1 on Form 10-K/A to API's Annual Report on Form 10-K for the fiscal year ended August 31, 1997 and the consolidated financial statements of Versa Technologies, Inc. incorporated by reference from API's report on Form 8-K dated October 3, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements and the related financial statement schedule incorporated in this Joint Proxy Statement/Prospectus by reference from ZERO's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of VERO Group plc at December 31, 1997 and for the year then ended appearing in Amendment No. 1 (Form 8-K/A) to the Current Report (Form 8-K) of API dated June 5, 1998 have been audited by Ernst & Young, chartered accountants, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  Coopers & Lybrand L.L.P. has been engaged as API's independent public accountants for the fiscal year ending August 31, 1998.

                             SHAREHOLDER PROPOSALS

  The API Board will consider proposals of shareholders intended to be presented for action at the API 1999 Annual Meeting of Shareholders, which is scheduled to be held on January 8, 1999. Shareholder proposals must be received by API at its principal offices no later than July 23, 1998, in order to be considered for inclusion in API's proxy statement and form of proxy relating to the 1999 Annual Meeting. Submission of shareholder proposals does not ensure inclusion in the proxy statement or form of proxy because proposals must meet certain SEC requirements.

  Stockholder proposals to be presented at the 1998 Annual Meeting of Stockholders of ZERO were required to be submitted by February 27, 1998. In the event the Merger does not occur, ZERO anticipates its 1998 Annual Meeting of Stockholders will be held within ninety (90) days of July 31, 1998.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               APPLIED POWER INC.

                                      AND

                                ZERO CORPORATION

                                      AND

                          STB ACQUISITION CORPORATION

                           DATED AS OF APRIL 6, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 RECITALS.................................................................. A-1
 ARTICLE I DEFINITIONS..................................................... A-1
    1.1  Acquisition......................................................  A-1
    1.2  Affiliates.......................................................  A-1
    1.3  Affiliate Letter.................................................  A-1
    1.4  Agreement........................................................  A-1
    1.5  API..............................................................  A-1
    1.6  API Common Stock.................................................  A-2
    1.7  API Companies....................................................  A-2
    1.8  API Material Adverse Effect......................................  A-2
    1.9  API Special Meeting..............................................  A-2
    1.10 API Stockholders.................................................  A-2
    1.11 Certificate of Merger............................................  A-2
    1.12 Closing..........................................................  A-2
    1.13 Closing Date.....................................................  A-2
    1.14 Code.............................................................  A-2
    1.15 Confidentiality Agreements.......................................  A-2
    1.16 DGCL.............................................................  A-2
    1.17 Disclosure Schedule..............................................  A-2
    1.18 ERISA............................................................  A-2
    1.19 Exchange Act.....................................................  A-2
    1.20 HSR Act..........................................................  A-2
    1.21 Knowledge of API.................................................  A-3
    1.22 Knowledge of ZERO................................................  A-3
    1.23 Law..............................................................  A-3
    1.24 Merger...........................................................  A-3
    1.25 Person...........................................................  A-3
    1.26 Proxy Statement..................................................  A-3
    1.27 Registration Statement...........................................  A-3
    1.28 SEC..............................................................  A-3
    1.29 Securities Act...................................................  A-3
    1.30 Subsidiary.......................................................  A-3
    1.31 ZERO.............................................................  A-3
    1.32 ZERO Common Stock................................................  A-3
    1.33 ZERO Companies...................................................  A-3
    1.34 ZERO Material Adverse Effect.....................................  A-3
    1.35 ZERO Special Meeting.............................................  A-3
    1.36 ZERO Stockholders................................................  A-4
    1.37 Other Terms......................................................  A-4
 ARTICLE II THE MERGER..................................................... A-4
    2.1  The Merger.......................................................  A-4
    2.2  Effective Time of Merger.........................................  A-4
    2.3  Certificate of Incorporation of Surviving Corporation............  A-5
    2.4  Bylaws of Surviving Corporation..................................  A-5
    2.5  Directors and Officers of Surviving Corporation..................  A-5
    2.6  Conversion of ZERO Common Stock..................................  A-5
    2.7  Conversion of Acquisition Common Stock...........................  A-5

                                                                            PAGE
                                                                            ----
    2.8  Exchange of ZERO Certificates....................................   A-5
    2.9  Stock Transfer Books.............................................   A-7
    2.10 Reorganization; Pooling..........................................   A-7
    2.11 No Dissenting Shares.............................................   A-7
    2.12 ZERO Stock Options...............................................   A-7
 ARTICLE III OTHER AGREEMENTS..............................................  A-8
    3.1  Joint Proxy Statement and Registration Statement.................   A-8
    3.2  Approval of Stockholders.........................................   A-8
    3.3  HSR Act..........................................................   A-8
    3.4  Access...........................................................   A-9
    3.5  Disclosure Schedule..............................................   A-9
    3.6  Conditions to Merger.............................................   A-9
    3.7  Deliveries of Information; Consultation..........................   A-9
    3.8  Affiliates; Accounting and Tax Treatment.........................  A-10
    3.9  Other Transactions...............................................  A-10
    3.10 Letter of ZERO's Accountants.....................................  A-11
    3.11 Letter of API's Accountants......................................  A-12
    3.12 Stock Exchange Listing...........................................  A-12
    3.13 Public Announcements.............................................  A-12
    3.14 Indemnification and Insurance....................................  A-12
    3.15 Existing Plans...................................................  A-13
    3.16 Conduct of Business of API.......................................  A-13
    3.17 Section 280G of the Code.........................................  A-13
 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ZERO......................... A-14
    4.1  Organization; Business...........................................  A-14
    4.2  Capitalization...................................................  A-14
    4.3  Authorization; Enforceability....................................  A-14
    4.4  No Violation or Conflict.........................................  A-14
    4.5  Title to Assets..................................................  A-14
    4.6  Litigation.......................................................  A-15
    4.7  ZERO SEC Reports and Books and Records...........................  A-15
    4.8  Absence of Certain Changes.......................................  A-15
    4.9  Existing Contracts...............................................  A-15
    4.10 Performance of Existing Contracts................................  A-16
    4.11 Insurance Policies...............................................  A-16
    4.12 Employee Benefit Plans...........................................  A-16
    4.13 No Violation of Law..............................................  A-17
    4.14 Brokers..........................................................  A-17
    4.15 Taxes............................................................  A-17
    4.16 Governmental Approvals...........................................  A-18
    4.17 No Pending Other Transactions....................................  A-18
    4.18 Labor Matters....................................................  A-18
    4.19 Disclosure.......................................................  A-18
    4.20 Information Supplied.............................................  A-18
    4.21 Vote Required....................................................  A-19
    4.22 Accounting Matters...............................................  A-19
    4.23 Opinion of Financial Advisor.....................................  A-19
    4.24 Environmental Protection.........................................  A-19
    4.25 Year 2000 Compliance.............................................  A-20

                                                                           PAGE
                                                                           ----
    4.26 Continuing Directors............................................  A-20
    4.27 Undisclosed Liabilities.........................................  A-20
 ARTICLE V REPRESENTATIONS AND WARRANTIES OF API AND ACQUISITION.......... A-21
    5.1  Organization....................................................  A-21
    5.2  Capitalization..................................................  A-21
    5.3  Authorization; Enforceability...................................  A-21
    5.4  No Violation or Conflict........................................  A-21
    5.5  Litigation......................................................  A-21
    5.6  API SEC Reports.................................................  A-22
    5.7  Brokers.........................................................  A-22
    5.8  Governmental Approvals..........................................  A-22
    5.9  Disclosure......................................................  A-22
    5.10 Information Supplied............................................  A-22
    5.11 Vote Required...................................................  A-23
    5.12 Accounting Matters..............................................  A-23
    5.13 Opinion of Financial Advisor....................................  A-23
    5.14 No Related Persons..............................................  A-23
    5.15 Absence of Certain Changes......................................  A-23
    5.16 Undisclosed Liabilities.........................................  A-23
 ARTICLE VI CONDUCT OF BUSINESS BY THE ZERO COMPANIES PENDING THE MERGER.. A-23
    6.1  Carry on in Regular Course......................................  A-23
    6.2  Use of Assets...................................................  A-23
    6.3  No Default......................................................  A-23
    6.4  Employment Matters..............................................  A-23
    6.5  Indebtedness....................................................  A-23
    6.6  Preservation of Relationships...................................  A-23
    6.7  Compliance with Laws............................................  A-24
    6.8  Taxes...........................................................  A-24
    6.9  Amendments......................................................  A-24
    6.10 Dividends; Redemptions; Issuance of Stock.......................  A-24
    6.11 No Dispositions or Acquisitions.................................  A-24
 ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF API AND
  ACQUISITION............................................................. A-24
    7.1  Compliance with Agreement.......................................  A-24
    7.2  No Litigation...................................................  A-24
    7.3  Representations and Warranties of ZERO..........................  A-24
    7.4  No ZERO Material Adverse Effect.................................  A-24
         Approval of ZERO Stockholders and API Stockholders; Certificate
    7.5  of Merger.......................................................  A-24
    7.6  Closing Certificate.............................................  A-25
    7.7  Governmental Approvals..........................................  A-25
    7.8  Listing.........................................................  A-25
    7.9  Accountant Letter...............................................  A-25
    7.10 Pooling Opinion.................................................  A-25
    7.11 Affiliate Letters...............................................  A-25
 ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ZERO............. A-25
    8.1  Compliance with Agreement.......................................  A-25
    8.2  No Litigation...................................................  A-25
    8.3  Representations and Warranties of API and Acquisition...........  A-25

                                                                           PAGE
                                                                           ----
    8.4    No API Material Adverse Effect...............................   A-26
           Approval of ZERO Stockholders and API Stockholders;
    8.5    Certificate of Merger........................................   A-26
    8.6    Closing Certificate..........................................   A-26
    8.7    Governmental Approvals.......................................   A-26
    8.8    Listing......................................................   A-26
    8.9    Tax Opinion..................................................   A-26
    8.10   Accountant Letter............................................   A-26
 ARTICLE IX TERMINATION; MISCELLANEOUS...................................  A-26
    9.1    Termination..................................................   A-26
    9.2    Rights on Termination; Waiver................................   A-27
    9.3    Survival of Representations, Warranties and Covenants........   A-28
    9.4    Entire Agreement; Amendment..................................   A-28
    9.5    Expenses.....................................................   A-28
    9.6    Governing Law................................................   A-28
    9.7    Assignment...................................................   A-28
    9.8    Notices......................................................   A-29
    9.9    Counterparts; Headings.......................................   A-29
    9.10   Interpretation...............................................   A-29
    9.11   Severability.................................................   A-29
    9.12   Specific Performance.........................................   A-29
    9.13   No Reliance..................................................   A-30
    9.14   Exhibits and Disclosure Schedule.............................   A-30
    9.15   Further Assurances...........................................   A-30
 SIGNATURES..............................................................  A-30
 EXHIBITS:
    1A.    Form of API Affiliate Letter.................................   A-31
    1B.    Form of ZERO Affiliate Letter................................   A-32

                         AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger is made as of this 6th day of April, 1998 by and among Applied Power Inc., Zero Corporation and STB Acquisition Corporation.

                                   RECITALS

  Whereas, the respective Boards of Directors of API, ZERO and Acquisition have: (a) determined that the merger of Acquisition with and into ZERO pursuant to, and subject to all of the terms and conditions of, this Agreement is advisable, fair and in the best interests of API, ZERO and Acquisition and their respective shareholders; and (b) approved the Merger, this Agreement and the transactions contemplated by this Agreement; and

  Whereas, the Board of Directors of ZERO has directed that this Agreement and the transactions described in this Agreement be submitted for approval at the ZERO Special Meeting; and

  Whereas, the Board of Directors of API has directed that the issuance of API Common Stock pursuant to this Agreement and the transactions described in this Agreement be submitted for approval at the API Special Meeting; and

  Whereas, API, ZERO and Acquisition desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

  Whereas, API, ZERO and Acquisition intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code; and

  Whereas, for financial accounting purposes, API, ZERO and Acquisition intend that the Merger be accounted for as a pooling of interests.

  Now, Therefore, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                   ARTICLE I

                                  DEFINITIONS

  When used in this Agreement, the following terms shall have the meanings specified:

  1.1 Acquisition. "Acquisition" shall mean STB Acquisition Corporation, a Delaware corporation and a wholly-owned Subsidiary of API.

  1.2 Affiliates. "Affiliates" shall mean all Persons who are affiliates of either ZERO or API for purposes of Rule 145 under the Securities Act or Accounting Series Releases 130 and 135 of the SEC, or both.

  1.3 Affiliate Letter. "Affiliate Letter" shall mean a letter from each Affiliate in substantially the form of Exhibit 1A attached to this Agreement for Affiliates of API and Exhibit 1B for Affiliates of ZERO.

  1.4 Agreement. "Agreement" shall mean this Agreement and Plan of Merger, together with the Exhibits attached hereto and together with the Disclosure Schedule, as the same may be amended from time to time in accordance with the terms hereof.

  1.5 API. "API" shall mean Applied Power Inc., a Wisconsin corporation.

  1.6 API Common Stock. "API Common Stock" shall mean shares of Class A Common Stock, $.20 par value, of API.

  1.7 API Companies. "API Companies" shall mean API and all Subsidiaries of
API.

  1.8 API Material Adverse Effect. "API Material Adverse Effect" shall mean any event, condition or fact which is, or reasonably may be expected to be, materially adverse to the financial condition, properties, business, results of operations or prospects of the API Companies taken as a whole, other than events, conditions or facts arising out of general economic conditions unrelated to the business in which any of the API Companies are engaged.

  1.9 API Special Meeting. "API Special Meeting" shall mean a special meeting of the API Stockholders for the purpose of approving the issuance of API Common Stock pursuant to this Agreement and the transactions contemplated by this Agreement.

  1.10 API Stockholders. "API Stockholders" shall mean all Persons owning shares of API Common Stock on the relevant date.

  1.11 Certificate of Merger. "Certificate of Merger" shall mean a Certificate of Merger in a form approved for filing in accordance with the DGCL.

  1.12 Closing. "Closing" shall mean the conference to be held at 10:00 A.M., Central Time, on the Closing Date at the offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee WI 53202, or such other time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated.

  1.13 Closing Date. "Closing Date" shall mean:

    (a) that date which is two (2) business days after satisfaction or waiver of all of the conditions set forth in Article VII and Article VIII of this Agreement; or

    (b) such other date as the parties may mutually agree to in writing.

  1.14 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be in effect from time to time.

  1.15 Confidentiality Agreements. "Confidentiality Agreements" shall mean the two letter agreements between API and ZERO dated March 23, 1998.

  1.16 DGCL. "DGCL" shall mean the Delaware General Corporation Law, as the same shall be in effect from time to time.

  1.17 Disclosure Schedule. "Disclosure Schedule" shall mean the Disclosure Schedule dated the date of this Agreement delivered by ZERO to API contemporaneously with the execution and delivery of this Agreement and as the same may be amended from time to time after the date of this Agreement and prior to the Closing Date in accordance with the terms of this Agreement.

  1.18 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be in effect from time to time.

  1.19 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same may be in effect from time to time.

  1.20 HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be in effect from time to time.

  1.21 Knowledge of API. "Knowledge of API" shall mean, for purposes of this Agreement, when any fact or matter is stated to be "to the Knowledge of API" or words of similar import, the actual knowledge of the existence or nonexistence of such fact or matter, after reasonable inquiry of the executive officers of API.

  1.22 Knowledge of ZERO. "Knowledge of ZERO" shall mean, for purposes of this Agreement, when any fact or matter is stated to be "to the Knowledge of ZERO" or words of similar import, the actual knowledge of the existence or nonexistence of such fact or matter, after reasonable inquiry, by the executive officers of ZERO.

  1.23 Law. "Law" shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder by any regulatory agencies.

  1.24 Merger. "Merger" shall mean the merger of Acquisition with and into ZERO pursuant to this Agreement.

  1.25 Person. "Person" shall mean a natural person, corporation, trust, partnership, limited liability company, governmental entity, agency or branch or department thereof, or any other legal entity.

  1.26 Proxy Statement. "Proxy Statement" shall mean the joint proxy statement of API and ZERO to be filed with the SEC and to be distributed to the ZERO Stockholders in connection with the ZERO Special Meeting and the approval of the Merger by the ZERO Stockholders and to be distributed to the API Stockholders in connection with the API Special Meeting, which shall also constitute the prospectus of API filed as a part of the Registration Statement.

  1.27 Registration Statement. "Registration Statement" shall mean a registration statement on Form S-4 to be filed under the Securities Act by API in connection with the Merger for purposes of registering the shares of API Common Stock to be issued in the Merger pursuant to Article II of this Agreement.

  1.28 SEC. "SEC" shall mean the Securities and Exchange Commission.

  1.29 Securities Act. "Securities Act" shall mean the Securities Act of 1933, as the same may be in effect from time to time.

  1.30 Subsidiary. "Subsidiary" shall mean any corporation, at least a majority of the outstanding capital stock of which (of any class or classes, however designated, having ordinary voting power for the election of at least a majority of the board of directors of such corporation) shall at the time be owned by the relevant Person directly or through one or more corporations which are themselves Subsidiaries.

  1.31 ZERO. "ZERO" shall mean ZERO Corporation, a Delaware corporation.

  1.32 ZERO Common Stock. "ZERO Common Stock" shall mean all of the issued and outstanding shares of common stock, $.01 par value, of ZERO.

  1.33 ZERO Companies. "ZERO Companies" shall mean ZERO and all Subsidiaries of ZERO.

  1.34 ZERO Material Adverse Effect. "ZERO Material Adverse Effect" shall mean any event, condition or fact which is, or reasonably may be expected to be, materially adverse to the financial condition, properties, business, results of operations or prospects of the ZERO Companies taken as a whole, other than events, conditions or facts arising out of general economic conditions unrelated to the business in which any of the ZERO Companies are engaged.

  1.35 ZERO Special Meeting. "ZERO Special Meeting" shall mean a special meeting of the ZERO Stockholders for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement.

  1.36 ZERO Stockholders. "ZERO Stockholders" shall mean all Persons owning shares of ZERO Common Stock on the relevant date.

  1.37 Other Terms. The following terms shall have the meanings specified in the following noted Sections of this Agreement:

      TERM                                                               SECTION
      ----                                                               -------
      API SEC Reports...................................................   5.6
      CERCLA............................................................  4.24
      Effective Time of Merger..........................................   2.2
      Employee Benefit Plans............................................  4.12
      Environmental Claim...............................................  4.24
      Environmental Hazardous Material..................................  4.24
      Environmental Laws................................................  4.24
      Environmental Permits.............................................  4.24
      Environmental Release.............................................  4.24
      Exchange Agent....................................................   2.8
      Exchange Fund.....................................................   2.8
      Exchange Ratio....................................................   2.6
      Existing Contracts................................................   4.9
      Existing Liens....................................................   4.5
      Existing Litigation...............................................   4.6
      Existing Plans....................................................  4.12
      Indebtedness......................................................   4.9
      Indemnified Parties...............................................  3.14
      Lien..............................................................   4.5
      Other Proposal....................................................   3.9
      Other Transaction.................................................   3.9
      Special Date......................................................   3.9
      Special Event.....................................................   3.9
      Special Fee.......................................................   3.9
      Superior Proposal.................................................   3.9
      Surviving Corporation.............................................   2.1
      Year 2000 Compliant...............................................  4.25
      ZERO Certificates.................................................   2.8
      ZERO Options......................................................  2.12
      ZERO Option Plans.................................................  2.12
      ZERO SEC Reports..................................................   4.7

                                  ARTICLE II

                                  THE MERGER

  2.1 The Merger. At the Effective Time of Merger and upon and subject to the terms and conditions of this Agreement, Acquisition will be merged with and into ZERO, which shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the Laws of the State of Delaware, and the separate existence of Acquisition shall thereupon cease. The Merger shall be pursuant to the provisions of, and shall be with the effects provided in, the DGCL.

  2.2 Effective Time of Merger. Subject to the terms and conditions of this Agreement, on the Closing Date, Acquisition and ZERO will cause the Certificate of Merger to be executed, delivered and filed as provided in the DGCL. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Delaware Secretary of State or at such later time as API and ZERO may agree and as may be set forth in the Certificate of Merger. The date and time on which the Merger shall become effective is referred to in this Agreement as the "Effective Time of Merger".

  2.3 Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of ZERO as in effect immediately prior to the Effective Time of Merger shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with Law.

  2.4 Bylaws of Surviving Corporation. The Bylaws of ZERO as in effect immediately prior to the Effective Time of Merger shall be the Bylaws of the Surviving Corporation until amended in accordance with Law.

  2.5 Directors and Officers of Surviving Corporation. The duly qualified and acting directors and officers of Acquisition immediately prior to the Effective Time of Merger shall be the directors and officers of the Surviving Corporation, to hold office as provided in the Bylaws of the Surviving Corporation.

  2.6 Conversion of ZERO Common Stock.

    (a) Conversion. At the Effective Time of Merger, by virtue of the Merger and without any action on the part of Acquisition, ZERO, API or the holders of ZERO Common Stock:

      (i) Each share of ZERO Common Stock issued and outstanding at the Effective Time of Merger shall be converted into 0.85 shares of API Common Stock (the "Exchange Ratio") on the terms and conditions set forth in this Agreement subject to the provisions of Section 2.8(e) of this Agreement concerning cash being paid for fractional shares.

      (ii) Any shares of ZERO Common Stock that are owned by any of the ZERO Companies at the Effective Time of Merger shall be canceled and retired and cease to exist and no API Common Stock or other consideration shall be issued or delivered in exchange therefor.

    (b) Adjustment. In the event that, prior to the Effective Time of Merger, there is a reclassification, stock split or stock dividend with respect to outstanding API Common Stock or outstanding ZERO Common Stock, appropriate and proportionate adjustment, if any, shall be made to the Exchange Ratio.

  2.7 Conversion of Acquisition Common Stock. At the Effective Time of Merger, and without any action on the part of the holders of common stock of Acquisition, each share of common stock of Acquisition issued and outstanding at the Effective Time of Merger shall be converted into one (1) share of ZERO Common Stock.

  2.8 Exchange of ZERO Certificates.

    (a) Exchange Agent. As of the Effective Time of Merger, API shall deposit, or shall cause to be deposited, with Firstar Trust Company, Milwaukee, Wisconsin, or such other bank or trust company designated by API and approved by ZERO, which approval shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of shares of ZERO Common Stock, for exchange in accordance with this Article II of this Agreement through the Exchange Agent, certificates representing the shares of API Common Stock (such certificates for shares of API Common Stock, together with any dividends or distributions with respect thereto and together with any cash for fractional share interests made pursuant to
  Section 2.8(e) of this Agreement, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.6 of this Agreement in exchange for outstanding shares of ZERO Common Stock.

    (b) Exchange Procedures.

      (i) At or promptly after the Effective Time of Merger, API shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of Merger represented outstanding shares of ZERO Common Stock (the "ZERO Certificates"): (A) a letter of transmittal which shall be in such form and have such provisions as API may reasonably specify; and
    (B) instructions to effect the surrender of the ZERO Certificates in exchange for certificates representing shares of API Common Stock.

      (ii) Upon surrender of a ZERO Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and with such other documents as the Exchange Agent may reasonably require, the holder of such ZERO Certificate shall be entitled to receive, and API shall cause the Exchange Agent to promptly deliver in exchange therefor, a certificate representing that number of whole shares of API Common Stock to which such holder is entitled in respect of such ZERO Certificate pursuant to the provisions of this Article II of this Agreement, plus any cash in lieu of any fractional share interest in accordance with Section 2.8(e) of this Agreement, and the ZERO Certificate so surrendered shall forthwith be canceled; provided, however, that fractional share interests of any one holder shall be aggregated to maximize the number of whole shares of API Common Stock to be issued and minimize the fractional interests to be paid in cash as provided in Section 2.8(e) of this Agreement.

      (iii) In the event of a transfer of ownership of shares of ZERO Common Stock which is not registered in the transfer records of ZERO, a certificate representing the proper number of shares of API Common Stock, and any cash in lieu of any fractional share interests in accordance with Section 2.8(e) of this Agreement, shall be delivered to the transferee if the ZERO Certificate which represented such shares of ZERO Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

      (iv) Until surrendered as contemplated by this Section 2.8 of this Agreement, each ZERO Certificate shall be deemed at all times after the Effective Time of Merger to represent only the right to receive upon surrender a certificate representing shares of API Common Stock and cash in lieu of any fractional share interest as contemplated by
    Section 2.8(e) of this Agreement.

    (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time of Merger with respect to API Common Stock with a record date after the Effective Time of Merger shall be paid to the holder of any unsurrendered ZERO Certificate with respect to the shares of API Common Stock represented thereby, and no cash payment in lieu of a fractional share shall be paid to any such holder pursuant to Section 2.8(e) of this Agreement, until the holder of such ZERO Certificate has surrendered such ZERO Certificate to the Exchange Agent. Subject to the effect of any applicable Law, following the surrender of any such ZERO Certificate, there shall be paid to the holder of the certificate representing whole shares of API Common Stock issued in exchange for the surrendered ZERO Certificates, without interest:
  (i) promptly, the amount of any cash payable with respect to a fractional share interest to which such holder is entitled pursuant to Section 2.8(e) of this Agreement and the amount of dividends or other distributions with a record date after the Effective Time of Merger theretofore paid with respect to such whole shares of API Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of Merger but prior to surrender and a payment date occurring after surrender payable with respect to such whole shares of API Common Stock.

    (d) No Further Rights in ZERO Common Stock. All shares of API Common Stock issued upon conversion of the ZERO Common Stock in accordance with the terms of this Agreement (and any cash paid pursuant to Section 2.8(e) of this Agreement) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the ZERO Common Stock.

    (e) No Fractional Shares. No fractional shares of API Common Stock shall be issued in the Merger. All fractional share interests of a holder of more than one ZERO Certificate at the Effective Time of Merger shall be aggregated. If a fractional share interest results after such aggregation, each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest by the average of the closing price per share of API Common Stock as reported on the New York Stock Exchange--Composite Transactions on each of the ten (10) consecutive trading days ending on and including the fifth
  (5th) trading day immediately preceding the Closing Date. Promptly after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall notify API and API shall deliver such amounts to such holders subject to and in accordance with the terms of Section 2.8(c) of this Agreement.

    (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the ZERO Stockholders after twelve (12) months after the Effective Time of Merger shall be delivered to

  API, upon demand, and any ZERO Stockholders who have not theretofore complied with this Article II of this Agreement shall thereafter look only to API for payment of their claim for shares of API Common Stock, any cash in lieu of fractional share interests and any dividends or distributions with respect to API Common Stock.

    (g) No Liability. Neither the Exchange Agent nor any party to this Agreement shall be liable to any ZERO Stockholder for any shares of ZERO Common Stock or API Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

    (h) Withholding Rights. API shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any ZERO Stockholder such amounts as API is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by API, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the ZERO Stockholder in respect of which such deduction and withholding was made by API.

    (i) Book Entry. Notwithstanding any other provision of this Agreement, the letter of transmittal referred to in Section 2.8(b) of this Agreement may, at the option of API, provide for the ability of a holder of one or more ZERO Certificates to elect that API Common Stock to be received in exchange for the ZERO Common Stock formerly represented by such surrendered ZERO Certificates be issued in uncertificated form.

  2.9 Stock Transfer Books. At the Effective Time of Merger, the stock transfer books of ZERO shall be closed and there shall be no further registration of transfers of shares of ZERO Common Stock thereafter on the records of ZERO. From and after the Effective Time of Merger, the holders of ZERO Certificates outstanding immediately prior to the Effective Time of Merger shall cease to have any rights with respect to such shares of ZERO Common Stock except as otherwise provided in this Agreement or by Law.

  2.10 Reorganization; Pooling. The parties intend that this Agreement be a plan of reorganization within the meaning of Section 368(a) of the Code and that the Merger be a tax-free reorganization under Section 368(a) of the Code and that the Merger qualify for pooling of interests accounting treatment.

  2.11 No Dissenting Shares. The parties acknowledge that under the DGCL, the ZERO Stockholders are not entitled to dissent from the Merger and are not entitled to require appraisal of their ZERO Common Stock.

  2.12 ZERO Stock Options.

    (a) Conversion. At the Effective Time of Merger, each outstanding option to purchase shares of ZERO Common Stock (a "ZERO Option") under ZERO's 1994 Stock Option Plan or ZERO's 1988 Stock Option Plan, each as amended (the "ZERO Option Plans"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such ZERO Option, the same number of shares of API Common Stock as the holder of such ZERO Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time of Merger (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to: (i) the aggregate exercise price for the shares of ZERO Common Stock otherwise purchasable pursuant to such ZERO Option; divided by (ii) the number of full shares of API Common Stock deemed purchasable pursuant to such ZERO Option in accordance with the foregoing; provided, however, that in the case of any ZERO Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time of Merger, ZERO shall make all necessary arrangements to permit the assumption of the unexercised ZERO Options by API pursuant to this Section.

    (b) Assumption. Effective at the Effective Time of Merger, API shall assume each ZERO Option in accordance with the terms of the ZERO Option Plan under which it was issued and all of the terms and conditions of the stock option agreement by which it is evidenced. At or prior to the Effective Time of Merger, API shall take all corporate action necessary to reserve for issuance a sufficient number of shares of API Common Stock for delivery upon exercise of ZERO Options assumed by it in accordance with this Section 2.12 of this Agreement. As soon as practicable after the Effective Time of Merger, API shall file a registration statement (or a post-effective amendment to the Registration Statement) on Form S-8 (or any successor or other appropriate form) with respect to the API Common Stock subject to such ZERO Options, and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such ZERO Options remain outstanding.

                                  ARTICLE III

                               OTHER AGREEMENTS

  3.1 Joint Proxy Statement and Registration Statement. API and ZERO will prepare and file with the SEC the Registration Statement and the Proxy Statement as soon as reasonably practicable after the date of this Agreement. API and ZERO shall use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. API and ZERO shall also take such action as may be reasonably required to cause the shares of API Common Stock issuable pursuant to the Merger to be registered or to obtain an exemption from registration or qualification under applicable state "blue sky" or securities Laws; provided, however, that API shall not be required to qualify as a foreign corporation or to file any general consent to service of process under the Laws of any jurisdiction or to comply with any other requirements deemed by API to be unduly burdensome. Each party to this Agreement will furnish to the other parties all information concerning itself as each such other party or its counsel may reasonably request and which is required or customary for inclusion in the Proxy Statement and the Registration Statement.

  3.2 Approval of Stockholders.

    (a) ZERO Stockholders. ZERO shall, as soon as reasonably practicable: (i) take all steps necessary duly to call, give notice of, convene and hold the ZERO Special Meeting; (ii) distribute the Proxy Statement, which shall also constitute the prospectus of API included in the Registration Statement, to the ZERO Stockholders in accordance with applicable Federal and state Law and its Certificate of Incorporation and Bylaws; (iii) subject to the provisions of Section 3.9 of this Agreement, recommend to the ZERO Stockholders the approval of this Agreement and the transactions contemplated by this Agreement and such other matters as may be submitted to the ZERO Stockholders in connection with this Agreement; and (iv) cooperate and consult with API with respect to each of the foregoing matters.

    (b) API Stockholders. API shall, as soon as reasonably practicable: (i) take all steps necessary duly to call, give notice of, convene and hold the API Special Meeting; (ii) distribute the Proxy Statement to the API Stockholders in accordance with applicable Federal and state Law and its Articles of Incorporation and Bylaws; (iii) recommend to the API Stockholders the approval of the issuance of API Common Stock pursuant to this Agreement and the transactions contemplated by this Agreement and such other matters as may be submitted to the API Stockholders in connection with this Agreement; and (iv) cooperate and consult with ZERO with respect to each of the foregoing matters.

    (c) Meeting Dates. The ZERO Special Meeting and the API Special Meeting shall be held on such dates as are mutually determined by ZERO and API.

  3.3 HSR Act. Each party shall: (a) file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the HSR Act; and (b) use reasonable best efforts to make such filings promptly and to respond promptly to any request for additional information made by either of such agencies.

  3.4 Access.

    (a) Access to ZERO Companies. Upon reasonable notice, ZERO shall, and shall cause the other ZERO Companies to, afford to the officers, employees, investment bankers, agents, accountants, attorneys and representatives of API full access to all of its books, records, financial information, facilities, key personnel and other documents and materials; provided that such access shall be upon reasonable notice and during normal business hours of the ZERO Companies.

    (b) Access to API Companies. Upon reasonable notice, API shall, and shall cause the other API Companies to, afford to the officers, employees, investment bankers, agents, accountants, attorneys and representatives of ZERO full access to all of its books, records, financial information, facilities, key personnel and other documents and materials; provided that such access shall be upon reasonable notice and during normal business hours of the API Companies.

    (c) Confidentiality Agreements. ZERO and API agree that the provisions of the Confidentiality Agreements shall remain in full force and effect; provided that at the Effective Time of Merger, the Confidentiality Agreements shall be deemed to have terminated without further action by the parties.

  3.5 Disclosure Schedule. Contemporaneously with the execution and delivery of this Agreement, ZERO is delivering to API the Disclosure Schedule. The Disclosure Schedule is deemed to constitute an integral part of this Agreement and to modify the representations, warranties, covenants or agreements of ZERO contained in this Agreement to the extent that such representations warranties, covenants or agreements expressly refer to the Disclosure Schedule.

  3.6 Conditions to Merger. Each party to this Agreement shall use reasonable best efforts to: (a) to the extent within its control, cause all of its representations and warranties contained in this Agreement to be true and correct in all respects on the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date; (b) take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (including making all filings and requests in connection with approvals of or filings with any governmental entity as described in Sections 7.7 and 8.7 of this Agreement and furnishing all information required in connection therewith);
(c) promptly cooperate with and furnish information to the other parties in connection with any such requirements imposed upon any of them in connection with the Merger; (d) contest any legal proceedings seeking to restrain, enjoin or frustrate the Merger, subject, in the case of ZERO, to the provisions of
Section 3.9(c) of this Agreement concerning Superior Proposals; (e) execute any additional documents or instruments and take any additional actions reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement; and (f) take all reasonable actions necessary to obtain (and cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private Person, required to be obtained or made by the parties to this Agreement in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

  3.7 Deliveries of Information; Consultation. From time to time prior to the Effective Time of Merger:

    (a) Deliveries by ZERO. ZERO shall furnish promptly to API: (i) a copy of each report, schedule and other document filed by ZERO with the SEC pursuant to the requirements of federal securities Laws promptly after such documents are available; (ii) the monthly consolidated financial statements of the ZERO Companies (as prepared by ZERO in accordance with its normal accounting procedures) promptly after such financial statements are available; (iii) a summary of any action taken by the Board of Directors, or any committee thereof, of ZERO; and (iv) all other information concerning the business and properties of any of the ZERO Companies as API may reasonably request.

    (b) Deliveries by API. API shall promptly furnish to ZERO: (i) a copy of each report, schedule and other document filed by API with the SEC pursuant to the requirements of federal securities Laws promptly after such documents are available; (ii) the monthly consolidated financial statements of the API Companies (as prepared by API in accordance with its normal accounting procedures) promptly after such financial statements are available; and (iii) all other information concerning the business and properties of any of the API Companies as ZERO may reasonably request.

    (c) Consultation. ZERO shall, and shall cause the other ZERO Companies to, confer and consult with representatives of the API Companies on a regular basis to report on operational matters and the general status of ongoing business operations of the ZERO Companies.

    (d) Litigation. Each party to this Agreement shall provide prompt notice to the other parties of any known litigation, arbitration, proceeding, governmental investigation, citation or action of any kind which may be commenced, threatened or proposed by any Person concerning the legality, validity or propriety of the transactions contemplated by this Agreement. If any such litigation is commenced against any party to this Agreement, the parties shall cooperate in all respects in connection with such litigation and API shall have the right to assume the defense thereof at its cost and expense and, if API does assume such defense, it shall confer regularly with ZERO and shall not settle any such litigation without the prior consent of ZERO, which consent shall not be unreasonably withheld.

  3.8 Affiliates; Accounting and Tax Treatment. Within 30 days after the date of this Agreement, ZERO shall identify in a letter to API, and API shall identify in a letter to ZERO, all Persons who are and, to such party's knowledge who will be at the Closing Date, Affiliates of ZERO and API, respectively. Each of ZERO and API shall advise their respective Affiliates of the resale restrictions imposed by applicable securities Laws and required to cause the Merger to qualify for pooling-of-interests accounting treatment, and shall use reasonable best efforts to obtain from each of their respective Affiliates an executed Affiliate Letter and shall obtain an executed Affiliate Letter from any Person who becomes an Affiliate of that Person after the date of this Agreement and on or prior to the Effective Time of Merger. ZERO and API will each use its respective reasonable best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a reorganization under Section 368(a) of the Code.

  3.9 Other Transactions.

    (a) Definitions. As used in this Agreement, the following terms shall have the meanings specified:

      (i) "Other Transaction" shall mean any of the following on or prior to the Special Date, other than the Merger as contemplated by this
    Agreement: (A) a merger, consolidation, share exchange, exchange of securities, reorganization, business combination or other similar transaction involving ZERO; (B) a sale, lease, transfer or other disposition of all or a significant portion of the total assets of the ZERO Companies, taken as a whole, in a single transaction or series of related transactions; (C) a sale of, or tender offer or exchange offer for, or acquisition by any Person or group of beneficial owners of, 20% or more of the outstanding shares of capital stock of ZERO in a single transaction or series of related transactions; or (D) a public announcement of a proposal, plan, intention or agreement to do any of the foregoing.

      (ii) "Other Proposal" shall mean any request for information, expression of interest, inquiry, proposal or offer relating in any manner to an Other Transaction.

      (iii) "Special Date" shall mean that date which is one year after the date of termination of this Agreement, provided that such termination is pursuant to clauses (i), (ii), (iii), (v) or (vi) of Section 9.1(c) of this Agreement or clause (v) of 9.1(d) of this Agreement.

      (iv) "Special Event" shall mean any of the following to occur on or prior to the Special Date: (A) a Person unrelated to API has consummated an Other Transaction, or has publicly announced or proposed an Other Transaction and subsequently consummates such Other Transaction after the Special Date (in which event a Special Event for such Other Transaction shall be deemed to have occurred at the earlier of the events specified in clauses (B) or (C) of this Section 3.9(a)(iv) of this Agreement with reference to such Other Transaction); or (B) ZERO has entered into an agreement with respect to an Other Transaction; or (C) ZERO shall have terminated this Agreement for the purpose of pursuing an Other Proposal or Other Transaction.

      (v) "Superior Proposal" shall mean a written bona fide unsolicited Other Proposal by any Person (other than API) which the Board of Directors of ZERO determines in good faith, and in the exercise of reasonable judgment (based, among other factors, on the opinion, with only customary qualifications, of its independent financial advisors) to be more favorable to the ZERO Stockholders than the Merger from a financial point of view, which proposal is capable of being consummated without undue delay.

    (b) Termination of Discussions. ZERO shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted prior to the date of this Agreement with respect to any Other Transaction, except that ZERO may notify such other parties that the discussions and negotiations are terminated.

    (c) Non Solicitation. Except as expressly permitted by this Section 3.9(c) of this Agreement, ZERO shall not, and shall not permit its Subsidiaries or officers, directors, employees, agents or other representatives of any of the ZERO Companies (including, without limitation, any investment banker, attorney or accountant retained or engaged by any of the ZERO Companies) to solicit, initiate, facilitate, encourage, negotiate with respect to, discuss or agree to, any Other Proposal or any Other Transaction. Notwithstanding the foregoing: (i) the Board of Directors of ZERO may furnish information about the ZERO Companies to the Person making a Superior Proposal pursuant to a confidentiality agreement in customary form and may participate in discussions and negotiations regarding such Superior Proposal if the Board of Directors of ZERO determines to do so in good faith, upon the advice of outside legal counsel that such action is required by its fiduciary duties under applicable Law; and (ii) ZERO will be permitted to take and disclose to ZERO Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act with respect to an Other Proposal by means of a tender offer. If ZERO receives an Other Proposal that is not a Superior Proposal and such Other Proposal becomes public information, ZERO shall use reasonable best efforts to resist such Other Proposal, including taking all appropriate steps to have the ZERO Board of Directors approve defensive measures, including, but not limited to a shareholders rights plan. ZERO shall notify API orally and in writing within twenty-four (24) hours following receipt by ZERO of any Other Proposal, including the terms and conditions of any such Other Proposal and the Person making such Other Proposal and shall keep API fully informed of the status and developments and information regarding the Other Proposal.

    (d) Termination. ZERO may, by notice to API at any time prior to the Effective Time of Merger, terminate this Agreement if ZERO enters into, executes or agrees to an Other Transaction following a good faith determination by the Board of Directors of ZERO (after compliance by ZERO with the provisions of Section 3.9(c) of this Agreement) based upon the advice of outside legal counsel, that such action is required by its fiduciary duties under applicable Law.

    (e) Special Fee. In order to induce API to enter into this Agreement and to compensate API for the time and expenses incurred in connection with this Agreement and the Merger and the losses suffered by API from foregone opportunities, ZERO shall pay a "Special Fee" equal to $15,000,000 to API in immediately available funds within five (5) business days after the occurrence of a Special Event. If ZERO fails to pay the Special Fee when due: (i) the unpaid portion of the Special Fee (including accrued interest thereon) shall accrue interest at the annual rate of 12%, compounding monthly, from the date the Special Fee was due until the date the Special Fee and all accrued interest thereon is paid in full; and (ii) ZERO shall pay all costs and expense of API (including the fees and expenses of attorneys and other advisors) in connection with any action (including the filing of any lawsuit or other legal action) taken by API to collect payment of the Special Fee and accrued interest thereon. The agreements contained in this Section 3.9 (e) of this Agreement are an integral part of this Agreement and constitute liquidated damages and not a penalty.

  3.10 Letter of ZERO's Accountants. ZERO shall use reasonable best efforts to cause to be delivered a letter of Deloitte & Touche LLP, ZERO's independent auditors, dated within two business days before the effective date of the Registration Statement and addressed to ZERO and API, in form and substance reasonably satisfactory to API and customary in scope and substance for cold comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

  3.11 Letter of API's Accountants. API shall use reasonable best efforts to cause to be delivered a letter of Coopers & Lybrand LLP, API's independent auditors, dated within two business days before the effective date of the Registration Statement and addressed to API and ZERO, in form and substance reasonably satisfactory to ZERO and customary in scope and substance for cold comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

  3.12 Stock Exchange Listing. API shall use reasonable best efforts to cause the shares of API Common Stock to be issued or reserved for issuance pursuant to this Agreement to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

  3.13 Public Announcements. Subject to each party's disclosure obligations imposed by Law, ZERO, Acquisition and API will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and, except as may be required by Law, shall not issue any public announcement or statement with respect thereto prior to consultation with the other parties.

  3.14 Indemnification and Insurance.

    (a) Indemnification. From and after the Effective Time of Merger, API shall indemnify and hold harmless, to the fullest extent permitted under applicable Law (and API shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that said Person is not entitled to indemnification), each present and former employee, agent, director or officer of any of the ZERO Companies and the heirs, successors and assigns of such Persons (the "Indemnified Parties") against any amounts incurred by such Indemnified Parties, including without limitation, losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys fees incurred in defense or otherwise), judgments and amounts paid in settlement, in connection with any claim, action, suit, proceeding or investigation arising out of or relating to the transactions described in this Agreement or which arise out of or relate to an Indemnified Party having served as a committee member, director, officer, employee or agent of any of the ZERO Companies, or as a trustee or fiduciary of any Employee Benefit Plans or otherwise on behalf of any of the ZERO Companies, whether asserted or commenced prior to or after the Effective Time of Merger.

    (b) Insurance. For at least six (6) years from and after the Effective Time of Merger, API shall maintain, or shall cause to be maintained, in effect directors and officers insurance covering those Persons covered by ZERO's directors and officers insurance as of the date of this Agreement. This directors and officers insurance shall be not less in terms of coverage and amount as the insurance that ZERO has in effect covering such officers and directors on the date of this Agreement.

    (c) Notice; Procedure. Any Indemnified Party wishing to claim Indemnification under Section 3.14(a) of this Agreement, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify API thereof, but the failure to so notify shall not relieve API of any liability it may have to such Indemnified Party if such failure does not materially prejudice API. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time of Merger): (i) API shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and API shall not be liable to any Indemnified Party for any legal expenses of other counsel thereafter incurred in connection with the defense thereof; (ii) the Indemnified Party will cooperate in all respects as reasonably requested by API in the defense of any such matter, and in connection therewith shall be entitled to reimbursement by API of expenses incurred in connection therewith; and (iii) API shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that API shall not have any obligation hereunder to any Indemnified Party if a court shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the matter contemplated hereby is prohibited by Law. If such indemnity is not available with respect to any Indemnified Party, API and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

    (d) Indemnified Parties. The provisions of this Section 3.14 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and estates. Nothing in this
  Section 3.14 shall limit in any way any other rights to indemnification that any current or former director or officer of any of the ZERO Companies may have by contract or otherwise.

    (e) Certificate of Incorporation; Bylaws. From and after the Effective Time, ZERO shall fulfill, assume and honor in all respects the obligations of ZERO pursuant to ZERO's Certificate of Incorporation, bylaws, and any indemnification agreement between ZERO and any of ZERO's directors and officers existing and in force as of the date of this Agreement. ZERO agrees that the indemnification obligations set forth in ZERO's Certificate of Incorporation and bylaws, in each case as of the date of this Agreement, shall survive the Merger with respect to any matter which is based in whole or in part on or arises in whole or in part out of the fact that an individual is or was a director or officer of any of the ZERO Companies prior to the Effective Time of Merger.

    (f) Successors. If ZERO or any of its successors or assigns: (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the respective successors and assigns of ZERO shall assume all of the obligations set forth in this Section 3.14.

  3.15 Existing Plans. API understands and agrees that: (a) except as described in Sections 3.15(b) and 3.15(c) of this Agreement, all Existing Plans or plans substantially comparable in the aggregate shall be maintained for individuals who are employees and former employees of ZERO as of the Closing Date for a period of at least one year from the Closing Date on terms at least as favorable (in the aggregate) as those in effect on the Closing Date; (b) ZERO's Deferred Compensation Plan of 1994 including any related funding arrangements (including without limitation any rabbi trusts and any amounts credited to such plan pursuant to ZERO's pension and stock restoration plans) shall actually be maintained and administered in accordance with their terms from and after the Closing Date and the affected participants and beneficiaries shall be considered third party beneficiaries of this Section 3.15(b); and (c) ZERO's Joint Life Insurance Plan of 1989 and Joint Life Insurance Plan of 1994 and any and all related funding arrangements including but not limited to rabbi trusts shall remain in effect upon and after the Closing Date and shall be administered in accordance with their respective terms and shall not be terminated or modified in any way without the consent of affected participants or beneficiaries and such participants and beneficiaries shall be considered third party beneficiaries of this Section 3.15(c).

  3.16 Conduct of Business of API. From and after the date of this Agreement and until the Effective Time of Merger, API shall, and shall cause the other API Companies to, diligently carry on its business only in the regular course and in substantially the same manner as heretofore, provided that acquisitions by any of the API Companies of business enterprises engaged in businesses consistent with the businesses of API Companies shall be permitted under this
Section 3.16 of this Agreement.

  3.17 Section 280G of the Code. From and after the Effective Time of Merger, API will cooperate in taking any actions with respect to those employees of the ZERO Companies with written employment agreements so as to avoid any payments due pursuant to such agreements becoming "excess parachute payments" within the meaning of Section 280G of the Code provided that such cooperation shall not include any increase in the obligations of any of the API Companies or any of the ZERO Companies pursuant to such employment agreements or otherwise.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF ZERO

  ZERO hereby represents and warrants to API and Acquisition that, except as set forth in the relevant section of the Disclosure Schedule:

  4.1 Organization; Business.

    (a) Organization. Each of the ZERO Companies is a corporation duly and validly organized and existing and in good standing under the Laws of its respective jurisdiction of incorporation. Each of the ZERO Companies is qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation by it, except where the failure to so qualify would not have a ZERO Material Adverse Effect.

    (b) Corporate Power and Authority. Each of the ZERO Companies has: (a) full corporate power and authority necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties; and (b) all material franchises, permits, licenses, approvals, authorizations and registrations necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties, except where the absence of any such franchises, permits, licenses, approvals, authorizations or registrations would not have a ZERO Material Adverse Effect.

  4.2 Capitalization.

    (a) Capitalization of ZERO. The entire authorized capital stock of ZERO consists of: (i) 30,000,000 shares of Common Stock, $.01 par value, of which 12,417,292.2641 shares were issued and outstanding on April 3, 1998, and 4,194,921.7359 shares are held in treasury by ZERO, including 141,902 shares which are held by one of the Subsidiaries of ZERO; and (ii) 1,000,000 shares of Preferred Stock, $.01 par value, none of which are issued and outstanding.

    (b) Outstanding Capital Stock. All of the outstanding capital stock of each of the ZERO Companies is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Disclosure Schedule, there are no options, warrants, conversion rights or other rights to subscribe for or purchase, or other contracts with respect to, any capital stock of any of the ZERO Companies.

  4.3 Authorization; Enforceability. The execution, delivery and performance of this Agreement by ZERO and all of the documents and instruments required by this Agreement to be executed and delivered by ZERO are within the corporate power of ZERO and: (a) have been duly authorized by the Board of Directors of ZERO; and (b) upon the approval of the ZERO Stockholders, shall be duly authorized by all necessary corporate action by ZERO. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by ZERO will be, when executed and delivered by ZERO, the valid and binding obligations of ZERO, enforceable against ZERO in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

  4.4 No Violation or Conflict. Subject to the receipt of the approvals and consents described in Section 8.7 of this Agreement or as set forth in the Disclosure Schedule, the execution, delivery and performance of this Agreement by ZERO do not and will not conflict with or violate: (a) any Law or the Certificate of Incorporation or Bylaws of any of the ZERO Companies; or (b) any Existing Contract, except where such conflict or violation would not have a ZERO Material Adverse Effect.

  4.5 Title to Assets. Each of the ZERO Companies owns good and valid title to the assets and properties which it owns or purports to own, free and clear of any and all Liens affecting material assets and properties of the ZERO Companies, except those Liens identified on the Disclosure Schedule as "Existing Liens" and Liens for taxes not yet due and payable and such other Liens or minor imperfections of title, if any, which do not materially detract from the value or interfere with the present use of the affected asset or which individually or in the aggregate would not have a ZERO Material Adverse Effect. As used in this Agreement, the term "Lien" shall mean, with respect to any asset: (a) any mortgage, pledge, lien, covenant, lease or security interest; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

  4.6 Litigation. Except for the litigation identified on the Disclosure Schedule as "Existing Litigation": (a) there is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of ZERO, proposed or threatened, against or relating to any of the ZERO Companies involving, in each case, an amount in excess of $200,000; and (b) there are no actions, suits or proceedings pending or, to the Knowledge of ZERO, proposed or threatened, against any of the ZERO Companies by any Person which question the legality, validity or propriety of the transactions contemplated by this Agreement.

  4.7 ZERO SEC Reports and Books and Records.

    (a) Definition. As used in this Agreement, "ZERO SEC Reports" shall mean all reports, registration statements, definitive proxy statements, prospectuses and amendments thereto filed by ZERO with the SEC since January 1, 1994 or filed by ZERO with the SEC after the date of this Agreement and prior to the Effective Time of Merger.

    (b) ZERO SEC Reports. The ZERO SEC Reports: (i) complied or will comply, as the case may be, in all material respects with the then applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC issued thereunder; and (ii) did not or will not, as the case may be, contain as of their respective filing dates any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (c) Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of ZERO included in the ZERO SEC Reports have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited interim statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the ZERO Companies as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

  4.8 Absence of Certain Changes. Except as set forth in the Disclosure Schedule or in the ZERO SEC Reports, since March 31, 1997 there has not been any:

    (a) ZERO Material Adverse Effect;

    (b) transactions by any of the ZERO Companies outside the ordinary course of business, except for the transactions contemplated by this Agreement; or

    (c) declaration or payment or setting aside the payment of any dividend or any distribution in respect of the capital stock of ZERO (except for regular quarterly cash dividends on outstanding shares of ZERO Common Stock which have been publicly announced by ZERO) or any direct or indirect redemption, purchase or other acquisition of any such stock by any of the ZERO Companies.

  4.9 Existing Contracts. The contracts identified on the Disclosure Schedule as the "Existing Contracts" or which are described in the ZERO SEC Reports are the only contracts to which any of the ZERO Companies is a party or by which any of the ZERO Companies is bound and which constitute:

    (a) to the Knowledge of ZERO, a lease of, or agreement to purchase or sell, any capital assets involving an amount in excess of $1,000,000;

    (b) any union labor contracts;

    (c) any management or employment contract which: (i) is in writing; or
  (ii) creates other than an at-will employment relationship;

    (d) any agreements or notes evidencing any Indebtedness; as used in this Agreement, the term "Indebtedness" shall mean any liability or obligation of any of the ZERO Companies, whether primary or secondary or absolute or contingent: (i) for borrowed money; or (ii) evidenced by notes, bonds, debentures or similar instruments;

    (e) an agreement by any of the ZERO Companies which currently restricts its ability to compete in any business or in any geographical area;

    (f) an agreement restricting the right of any of the ZERO Companies to use or disclose any information in its possession, other than confidentiality agreements relating to potential acquisitions by any of the ZERO Companies;

    (g) any written agreement with any Affiliate of ZERO involving payments in excess of $100,000; or

    (h) to the Knowledge of ZERO, any other agreement which: (i) involves an amount in excess of $1,000,000; or (ii) is not in the ordinary course of business.

  4.10 Performance of Existing Contracts. Each of the ZERO Companies has performed in all material respects each material term, covenant and condition of each Existing Contract which is to be performed by it at or before the date hereof. Each of the Existing Contracts is in full force and effect and constitutes the legal and binding obligation of the relevant ZERO Company and, to the Knowledge of ZERO, constitutes the legal and binding obligation of the other parties thereto.

  4.11 Insurance Policies. The ZERO Companies currently maintain valid insurance as is reasonably prudent for the ZERO Companies and their businesses. No property damage, personal injury or liability claims have been made, or are pending, against any of the ZERO Companies that are not covered by insurance. Within the past two (2) years, no insurance company has canceled any insurance (of any type) maintained by any of the ZERO Companies.

  4.12 Employee Benefit Plans.

    (a) Definition. As used in this Agreement, the term "Employee Benefit Plans" shall mean any pension plan, profit sharing plan, bonus plan, incentive compensation plan, stock ownership plan, stock purchase plan, stock option plan, stock appreciation plan, employee welfare plan, retirement plan, deferred compensation plan, fringe benefit program, insurance plan, severance plan, disability plan, health care plan, sick leave plan, death benefit plan, defined contribution plan, or any other plan or program to provide retirement income, fringe benefits or other benefits to former or current employees of any of the ZERO Companies.

    (b) Existing Plans. Except for the Employee Benefit Plans of the ZERO Companies identified as the "Existing Plans" on the Disclosure Schedule, none of the ZERO Companies maintain, nor is bound by, any Employee Benefit Plan. All of the Existing Plans are, to the extent applicable, in compliance in all material respects with ERISA, the Code and all other applicable Laws. All of the Existing Plans which are intended to meet the requirements of Section 401(a) or 403(a) of the Code have been determined to be "qualified" within the meaning of the Code, and, to the Knowledge of ZERO, there are no facts which would adversely affect the qualified status of any of such Existing Plans. Each Existing Plan has been administered in all material respects in accordance with its terms and is in compliance in all material respects with all applicable Laws. Any Employee Benefit Plan that is not an Existing Plan that has been terminated was done so in compliance in all material respects with all applicable Laws, and, to the Knowledge of ZERO, there is no basis for further liability or obligation of any ZERO Company pursuant to any past Employee Benefit Plan.

    (c) Certain Matters. With respect to each Existing Plan which is subject to either Title IV of ERISA or Section 412 of the Code, there is no amount of unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA, there has occurred no failure to meet the minimum funding standards of
  Section 412 of the Code, there is no "accumulated funding deficiency" within the meaning of Section 412 of the Code, no such Existing Plan has terminated or has filed a Notice of Intent to terminate, the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any such Existing Plan and there is no outstanding liability under Section 4062 of ERISA.

    (d) Prohibited Transactions; Reportable Events. To the Knowledge of ZERO, no prohibited transaction within the meaning of Section 4975 of the Code or
  Section 406 of ERISA or reportable event as described in Section 4043 of ERISA has occurred with respect to any of the Existing Plans.

    (e) Multiemployer Plans. None of the ZERO Companies is contributing to, nor has any of the ZERO Companies contributed to since September 2, 1974, any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

    (f) Claims. There are no pending, or to the Knowledge of ZERO, threatened claims with respect to any of the Existing Plans, other than claims for benefits arising in the ordinary course of business .

    (g) Welfare Benefits. Except as set forth on the Disclosure Schedule, neither any ZERO Company nor any Existing Plan provides or has any obligation to provide (or contribute to the cost of) post-retirement (or post-termination of service) welfare benefits with respect to current or former employees of any ZERO Company, including without limitation post-retirement medical, dental, life insurance, severance or any similar benefit, whether provided on an insured or self-insured basis.

    (h) Welfare Plans. Except as otherwise provided in this Agreement, each Existing Plan that is an "employee welfare benefit plan" as defined in ERISA may be amended or terminated at any time after the Effective Time of Merger without liability to any ZERO Company.

    (i) COBRA. With respect to each Existing Plan, each ZERO Company has complied in all material respects with the applicable health care continuation and notice provisions of the Consolidation Omnibus Budget Reconciliation Act of 1985 and the proposed regulations thereunder, and the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder.

    (j) The Merger. The Merger and the consummation of the transactions contemplated by this Agreement will not entitle any current or former employee of any ZERO Company to severance benefits or any other payment, except as set forth in the Disclosure Schedule, or accelerate the time of paying or vesting, or increase the amount of compensation due any such employee.

    (k) Copies. Correct and complete copies of all Existing Plans, together with recent summary plan descriptions, have been delivered by ZERO to API.

  4.13 No Violation of Law. To the Knowledge of ZERO, neither any of the ZERO Companies nor any of the assets of any of the ZERO Companies violate or conflict in any material respect with any Law.


  4.14 Brokers. Except for fees to Salomon Smith Barney, none of the ZERO Companies has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement.

  4.15 Taxes.

    (a) Tax Returns. Each of the ZERO Companies has timely and properly filed all federal, state, local and foreign tax returns (including but not limited to income, business, franchise, sales, payroll, employee withholding and social security and unemployment) which were required to be filed. Each of the ZERO Companies has paid or made adequate provision, in reserves reflected in its financial statements included in the ZERO SEC Reports in accordance with generally accepted accounting principles, for the payment of all taxes (including interest and penalties) and withholding amounts owed by it or assessable against it. No material tax deficiencies have been proposed or assessed against any of the ZERO Companies and there is no basis in fact for the assessment of any tax or penalty tax against any of the ZERO Companies. No issue has been raised in any prior tax audit (except for allocations of income among states) which, by application of the same or similar principles, could reasonably be expected upon a future tax audit to result in a proposed material deficiency for any period.

    (b) Extensions. None of the ZERO Companies has consented to any extension of the statute of limitation with respect to any open federal tax returns.

    (c) Tax Liens. There are no tax Liens upon any property or assets of any of the ZERO Companies except for Liens for current taxes not yet due and payable.

    (d) Delivery of Tax Returns. ZERO has made available, and will deliver upon request, to API correct and complete copies of all tax returns and reports of each of the ZERO Companies filed for all periods not barred by the applicable statute of limitations. No examination or audit of any tax return or report for any period not barred by the applicable statute of limitations has occurred, no such examination is in progress and, to the Knowledge of ZERO, no such examination or audit is planned.

    (e) Employment Taxes. Each of the ZERO Companies has properly withheld and timely paid all withholding and employment taxes which it was required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to its employees or other Persons. All Forms W-2 and 1099 required to be filed with respect thereto have been timely and properly filed.

    (f) Tax Sharing Agreements. None of the ZERO Companies is a party to any agreement relating to allocating or sharing any taxes.

    (g) Excess Parachute Payments. None of the ZERO Companies is a party to any contract that could result, on account of the Merger, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

    (h) Liabilities of Other Persons. None of the ZERO Companies has any liability for taxes of any kind of any Person other than the ZERO Companies under any contract or under Treasury Regulations Section 1.1502-6 (or any similar provision of Law) as a transferee or successor or otherwise.

  4.16 Governmental Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by ZERO and the consummation of the Merger, except for: (a) the approvals described in Section
8.7 of this Agreement; and (b) the filing of the Certificate of Merger as described in this Agreement.

  4.17 No Pending Other Transactions. Except for this Agreement, none of the ZERO Companies is a party to or bound by any agreement, undertaking or commitment with respect to an Other Transaction.

  4.18 Labor Matters.

    (a) Employee Claims. Except as set forth in the Disclosure Schedule, there are no pending and unresolved material claims by any Person against any of the ZERO Companies arising out of any statute, ordinance or regulation relating to discrimination against employees or employee practices or occupational or safety and health standards. There is no pending or, to the Knowledge of ZERO, threatened, labor dispute, strike or work stoppage.

    (b) NLRB Matters. There is not now pending or, to the Knowledge of ZERO, threatened, any material charge or complaint against any of the ZERO Companies by or before the National Labor Relations Board or any representative thereof, or any comparable state agency or authority. To the Knowledge of ZERO, no union organizing activities are in process or contemplated and no petitions have been filed for union organization or representation of employees of any of the ZERO Companies not presently organized, and to the Knowledge of ZERO, none of the ZERO Companies has committed any unfair labor practices which have not heretofore been corrected and fully remedied.

  4.19 Disclosure. No statement of fact by ZERO contained in this Agreement or in the Disclosure Schedule contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

  4.20 Information Supplied. None of the information supplied or to be supplied by ZERO for inclusion or incorporation by reference in: (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) the Proxy Statement will, at the date mailed to the ZERO Stockholders and at the time of the ZERO Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

  4.21 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of ZERO Common Stock is the only vote of the holders of any class or series of capital stock or other securities of ZERO entitled to vote necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

  4.22 Accounting Matters. Neither the ZERO Companies nor, to the Knowledge of ZERO, any of the Affiliates of ZERO, has taken or agreed to take or will take any action that would prevent the Merger being accounted for as a pooling of interests for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC.

  4.23 Opinion of Financial Advisor. ZERO has received the opinion of Salomon Smith Barney, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to the ZERO Stockholders from a financial point of view, and a copy of such opinion has been delivered to API.

  4.24 Environmental Protection.

    (a) Definitions. As used in this Agreement:

      (i) "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (A) the presence, or release into the environment, of any Environmental Hazardous Materials at any location, whether or not owned by any of the ZERO Companies; or (B) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (C) any and all claims by any Person seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Environmental Hazardous Materials.

      (ii) "Environmental Hazardous Materials" shall mean: (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) and radon gas; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any governmental authority.

      (iii) "Environmental Laws" shall mean all federal, state, local or foreign statute, Law, rule, ordinance, code, policy, rule of common law and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to Environmental Releases or threatened Environmental Releases of Environmental Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Environmental Hazardous Materials.

      (iv) "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property which would be likely to result in an Environmental Claim.

    (b) Environmental Laws. Except as set forth in the Disclosure Schedule or in the ZERO SEC Reports, each of the ZERO Companies: (i) is in compliance in all material respects with all applicable Environmental Laws; and (ii) has not received any written communication from a governmental authority that alleges that it is not in compliance with applicable Environmental Laws.

    (c) Environmental Permits. Except as set forth in the Disclosure Schedule or in the ZERO SEC Reports, each of the ZERO Companies has obtained all material environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for its operations, and all such permits are in good standing and it is in material compliance with all terms and conditions of the Environmental Permits.

    (d) Environmental Claims. Except as set forth in the Disclosure Schedule or in the ZERO SEC Reports, there is no Environmental Claim pending or, to the Knowledge of ZERO, threatened, against any of the ZERO Companies or against any Person whose liability for any Environmental Claim any of the ZERO Companies has or may have retained or assumed either contractually or by operation of Law, or against any real or personal property or operations which any of the ZERO Companies owns, leases or manages.

    (e) Environmental Hazardous Materials. Except as set forth in the Disclosure Schedule or in the ZERO SEC Reports, to the Knowledge of ZERO, there have been no Environmental Releases of any Environmental Hazardous Material by any of the ZERO Companies or by any Person on real property owned, used, leased or operated by any of the ZERO Companies.

    (f) Owned Properties. Except as set forth in the Disclosure Schedule or in the ZERO SEC Reports, to the Knowledge of ZERO, no real property at any time owned, operated, used or controlled by any of the ZERO Companies is currently listed on the National Priorities List promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any comparable state list, and none of the ZERO Companies has received any written notice from any Person of potential or actual liability or a request for information from any Person under or relating to CERCLA or any comparable state or local Law.

    (g) Off-Site Properties. To the Knowledge of ZERO, no off-site location at which any of the ZERO Companies has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list and none of the ZERO Companies has received any written notice from any Person with respect to any off-site location, of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable state or local Law.

  4.25 Year 2000 Compliance. All of the material computer hardware and software systems of the ZERO Companies (including, without limitation, those related to their facilities, equipment manufacturing processes, quality control activities, accounting and bookkeeping records and record keeping activities) are presently or will be prior to December 31, 1999 Year 2000 Compliant. As used in this Agreement, the phrase "Year 2000 Compliant" shall mean with respect to ZERO's material hardware and software systems, that such hardware and software is designed to be used prior to, during, and after the calendar Year 2000 A.D., and such hardware and software used during each such time period will accurately receive, provide and process date/time data from, into and between the twentieth and twenty-first centuries, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other hardware and software, used in combination with ZERO's hardware and software, properly exchanges date/time data with ZERO's hardware and software.

  4.26 Continuing Directors. Each of the members of the Board of Directors of ZERO is a "Continuing Director" as such term is defined in the Certificate of Incorporation of ZERO.

  4.27 Undisclosed Liabilities. To the Knowledge of ZERO, none of the ZERO Companies has any material liabilities of any nature except as disclosed in the ZERO SEC Reports or which do not, individually or in the aggregate, have a ZERO Material Adverse Effect.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF API AND ACQUISITION

  API and Acquisition hereby represent and warrant to ZERO that:

  5.1 Organization.

    (a) Organization. Each of the API Companies and Acquisition is a corporation duly and validly organized and existing under the Laws of its respective jurisdiction of incorporation and is qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation, except where the failure to so qualify would not have a API Material Adverse Effect.

    (b) Corporate Power and Authority. Each of the API Companies and Acquisition has: (a) full corporate power and authority necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties; and (b) all material franchises, permits, licenses, approvals, authorizations and registrations necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties, except where the absence of any such franchises, permits, licenses, approvals, authorizations or registrations would not have a API Material Adverse Effect.

  5.2 Capitalization.

    (a) Capitalization of API. The entire authorized capital stock of API consists of: (i) 80,000,000 shares of Class A Common Stock, $.20 par value, of which 27,936,356 shares were issued and outstanding on April 3, 1998; and (ii) 7,500,000 shares of Class B Common Stock, $.20 par value, none of which are issued and outstanding; and (iii) 800,000 shares of Cumulative Preferred Stock, $1.00 par value, none of which are issued and outstanding.

    (b) Authorization. All of the outstanding shares of API Common Stock are, and the shares of API Common Stock to be issued pursuant to this Agreement will be when issued: (i) duly authorized, validly issued and fully paid; and (ii) nonassessable, except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted.

  5.3 Authorization; Enforceability. The execution, delivery and performance of this Agreement by API and Acquisition and all of the documents and instruments required by this Agreement to be executed and delivered by API and Acquisition are within the corporate power of API and Acquisition and: (a) have been duly authorized by the Boards of Directors of API and Acquisition; and (b) upon the approval of the API Stockholders of the issuance of API Common Stock pursuant to this Agreement, shall be duly authorized by all necessary corporate action by API and Acquisition. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by API and Acquisition will be, when executed and delivered by API and Acquisition, the valid and binding obligations of API and Acquisition, enforceable against API and Acquisition in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

  5.4 No Violation or Conflict. Subject to the receipt of the approvals and consents described in Section 7.7 of this Agreement, the execution, delivery and performance of this Agreement by API and Acquisition do not and will not conflict with or violate: (a) any Law or the Articles of Incorporation or Bylaws of any of the API Companies or the Certificate of Incorporation or Bylaws of Acquisition; or (b) any material contract or agreement to which any of the API Companies or Acquisition is a party or by which any of them is bound, except where such conflict or violation would not have a API Material Adverse Effect.

  5.5 Litigation. (a) Except as disclosed in the API SEC Reports filed prior to the date of this Agreement, there is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of API, proposed or threatened against or relating to any of the API Companies which, if adversely determined against any of the API Companies, individually or in the aggregate, would or would be reasonably likely to result in a API Material Adverse Effect; and (b) there are no actions, suits or proceedings pending or, to the Knowledge of API, proposed or threatened, against any of the API Companies by any Person which question the legality, validity or propriety of the transactions contemplated by this Agreement.

  5.6 API SEC Reports.

    (a) Definition. As used in this Agreement, "API SEC Reports" shall mean all reports, registration statements, definitive proxy statements, prospectuses and amendments thereto filed by API with the SEC since January 1, 1994 or filed by API with the SEC after the date of this Agreement and prior to the Effective Time of Merger.

    (b) API SEC Reports. The API SEC Reports: (i) complied or will comply, as the case may be, in all material respects with the then applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC issued thereunder; and (ii) did not or will not, as the case may be, contain as of their respective filing dates any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (c) Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of API included in the API SEC Reports have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the API Companies as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

  5.7 Brokers. Except for fees to Credit Suisse First Boston Corporation, neither API nor Acquisition has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement.

  5.8 Governmental Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by API and Acquisition and the consummation of the Merger, except for: (a) the approvals described in
Section 7.7 of this Agreement; and (b) the filing of the Certificate of Merger as described in this Agreement.

  5.9 Disclosure. No statement of fact by API or Acquisition contained in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

  5.10 Information Supplied. None of the information supplied or to be supplied by API for inclusion or incorporation by reference in: (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) the Proxy Statement will, at the date mailed to the API Stockholders and at the time of the API Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the Registration Statement, including the Proxy Statement insofar as it constitutes the prospectus of API, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

  5.11 Vote Required. The approval of the issuance of shares of API Common Stock pursuant to this Agreement by a majority of the votes cast by the holders of the shares of API Common Stock represented at the API Special Meeting and entitled to vote thereon, provided that the total vote cast represents over 50% of all outstanding shares entitled to vote thereon, is the only vote of the holders of any class or series of capital stock or other securities of API necessary to approve this Agreement and the transactions contemplated by this Agreement.

  5.12 Accounting Matters. Neither API nor, to the Knowledge of API, any of the Affiliates of API, has taken or agreed to take or will take any action that would prevent the Merger being accounted for as a pooling of interests for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC.

  5.13 Opinion of Financial Advisor. API has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to API from a financial point of view, and a copy of such opinion has been delivered to ZERO.

  5.14 No Related Persons. None of the API Companies is a "Related Person" of ZERO as such term is defined in the Certificate of Incorporation of ZERO.

  5.15 Absence of Certain Changes. Since August 31, 1997: (a) there has not been any API Material Adverse Effect; and (b) the API Companies have diligently carried on their business only in the regular course and in substantially the same manner as theretofore, except for the transactions described in this Agreement, as disclosed in the API SEC Reports or as publicly announced or acquisitions or dispositions by any of the API Companies.

  5.16 Undisclosed Liabilities. To the Knowledge of API, none of the API Companies has any material liabilities of any nature except as disclosed in the API SEC Reports or which do not, individually or in the aggregate, have a API Material Adverse Effect.

                                  ARTICLE VI

         CONDUCT OF BUSINESS BY THE ZERO COMPANIES PENDING THE MERGER

  Except with the written consent of API (which consent may not be unreasonably withheld for all matters in this Article VI of this Agreement except for Sections 6.10 and 6.11), from and after the date of this Agreement and until the Effective Time of Merger, ZERO shall, and shall cause each of the other ZERO Companies to:

  6.1 Carry on in Regular Course. Diligently carry on its business only in the regular course and in substantially the same manner as heretofore and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation.

  6.2 Use of Assets. Use, operate, maintain and repair all of its assets and properties in a normal business manner.

  6.3 No Default. Not do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any of the Existing Contracts.

  6.4 Employment Matters. Not: (a) except as described in the Disclosure Schedule or as consistent with its normal business practices consistent with past practice, grant any increase in the rate of pay of any of its employees, directors or officers; (b) institute or amend any Employee Benefit Plan; or
(c) except as described in the Disclosure Schedule, enter into or modify any written employment arrangement with any Person.

  6.5 Indebtedness. Not create, incur or assume any Indebtedness, except for Indebtedness incurred in the ordinary course of business by the ZERO Companies consistent with past practice.

  6.6 Preservation of Relationships. Use reasonable best efforts to preserve its business organization intact, to retain the services of its present officers and key employees and to preserve the goodwill of suppliers, customers, creditors and others having business relationships with it.

  6.7 Compliance with Laws. Comply in all material respects with all applicable Laws.

  6.8 Taxes. Timely and properly file all federal, state, local and foreign tax returns which are required to be filed, and shall pay or make provision for the payment of all taxes owed by it.

  6.9 Amendments. Not amend its Certificate of Incorporation or Bylaws.

  6.10 Dividends; Redemptions; Issuance of Stock. Not:

    (a) (i) issue any additional shares of stock of any class (including any shares of preferred stock) except for issuances of shares of ZERO Common Stock upon the exercise of options outstanding on the date of this Agreement under the ZERO Option Plans, or (ii) grant any warrants, options or rights to subscribe for or acquire any additional shares of stock of any class;

    (b) declare or pay any dividend or make any capital or surplus distributions of any nature, except for: (i) cash dividends by Subsidiaries of ZERO to ZERO; and (ii) regular quarterly cash dividends by ZERO on the outstanding ZERO Common Stock with usual record and payment dates not exceeding, during any fiscal quarter of ZERO, 110% of the cash dividends paid by ZERO on the ZERO Common Stock during the immediately preceding fiscal quarter of ZERO; or

    (c) directly or indirectly redeem purchase or otherwise acquire, recapitalize or reclassify any of its capital stock or liquidate in whole or in part, except for the redemption of 141,902 shares of ZERO Common Stock owned by a Subsidiary of ZERO.

  6.11 No Dispositions or Acquisitions. Not: (a) sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, except in the ordinary course of business consistent with past practice; or (b) acquire, or publicly propose to acquire or agree to acquire, by merger or consolidation with, or by purchase or otherwise, an equity interest in, or all or any portion of the assets of, any Person.

                                  ARTICLE VII

        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF API AND ACQUISITION

  Each and every obligation of API and Acquisition to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

  7.1 Compliance with Agreement. ZERO shall have performed and complied: (a) in all respects with all of its obligations under Sections 6.10 and 6.11 this Agreement which are to be performed or complied with by it prior to or on the Closing Date; and (b) in all respects with all of its other obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, except where the failure to perform or comply, individually or in the aggregate, would not or would not be reasonably likely to result in a ZERO Material Adverse Effect.

  7.2 No Litigation. No suit, action or other proceeding shall be pending before any court in which the consummation of the transactions contemplated by this Agreement is restrained or enjoined.

  7.3 Representations and Warranties of ZERO. The representations and warranties made by ZERO in this Agreement shall be true and correct in all respects when made and as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date, except where the effect of any breaches of the representations and warranties of ZERO made in this Agreement, individually or in the aggregate, would not or would not be reasonably likely to result in a ZERO Material Adverse Effect.

  7.4 No ZERO Material Adverse Effect. During the period from the date of this Agreement to the Closing Date there shall not have occurred, and be continuing on the Closing Date, any ZERO Material Adverse Effect.

  7.5 Approval of ZERO Stockholders and API Stockholders; Certificate of Merger. This Agreement, the Merger and the transactions contemplated by this Agreement shall have received the requisite approval and authorization of the ZERO Stockholders and the issuance of shares of API Common Stock pursuant to this Agreement shall have received the requisite approval and authorization of the API Stockholders. The Certificate of Merger shall have been executed and delivered by ZERO.

  7.6 Closing Certificate. ZERO shall have delivered to API a certificate signed on behalf of ZERO by the Chief Executive Officer and Chief Financial Officer of ZERO, dated the Closing Date, to the effect that, to the best of such officers' knowledge, the conditions set forth in Sections 7.1 and 7.3 of this Agreement have been satisfied.

  7.7 Governmental Approvals.

    (a) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings to effect a stop order. The API Common Stock issuable pursuant to the Merger shall have been registered or shall be exempt from registration or qualification under applicable state "blue sky" or securities Laws.

    (b) HSR Act. All necessary requirements of the HSR Act shall have been complied with and any "waiting periods" applicable to the Merger and to the transactions described in this Agreement which are imposed by the HSR Act shall have expired prior to the Closing Date or shall have been terminated by the appropriate agency.

  7.8 Listing. API shall have received notice from the New York Stock Exchange that the shares of API Common Stock to be issued or reserved for issuance pursuant to this Agreement are approved for listing on the New York Stock Exchange subject to official notice of issuance.

  7.9 Accountant Letter. API shall have received a copy of a letter from Deloitte & Touche LLP, which shall be in form and substance reasonably satisfactory to API and shall contain information concerning the financial condition of ZERO, dated the Closing Date, similar to the letter described in
Section 3.10 of this Agreement.

  7.10 Pooling Opinion. API shall have received an opinion from Coopers & Lybrand LLP to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

  7.11 Affiliate Letters. API shall have received an Affiliate Letter from each Person who is an Affiliate of either API or ZERO.

                                 ARTICLE VIII

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ZERO

  Each and every obligation of ZERO to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

  8.1 Compliance with Agreement. API and Acquisition shall have performed and complied in all respects with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, except where the failure to perform or comply, individually or in the aggregate, would not or would not be reasonably likely to result in a API Material Adverse Effect.

  8.2 No Litigation. No suit, action or other proceeding shall be pending before any court in which the consummation of the transactions contemplated by this Agreement is restrained or enjoined.

  8.3 Representations and Warranties of API and Acquisition. The representations and warranties made by API and Acquisition in this Agreement shall be true and correct in all respects when made and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except where the effect of any breaches of the representations and warranties of API and Acquisition made in this Agreement, individually or in the aggregate, would not or would not be reasonably likely to result in a API Material Adverse Effect.

  8.4 No API Material Adverse Effect. During the period from the date of this Agreement to the Closing Date there shall not have occurred, and be continuing on the Closing Date, any API Material Adverse Effect.

  8.5 Approval of ZERO Stockholders and API Stockholders; Certificate of Merger. This Agreement, the Merger and the other transactions contemplated by this Agreement shall have received the requisite approval and authorization of the ZERO Stockholders and the issuance of shares of API Common Stock pursuant to this Agreement shall have received the requisite approval and authorization of the API Stockholders. The Certificate of Merger shall have been executed and delivered by Acquisition.

  8.6 Closing Certificate. API shall have delivered to ZERO a certificate signed on behalf of API by the Chief Executive Officer and Chief Financial Officer of API, dated the Closing Date, to the effect that, to the best of such officers' knowledge, the conditions set forth in Sections 8.1 and 8.3 of this Agreement have been satisfied.

  8.7 Governmental Approvals.

    (a) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings to effect a stop order. The API Common Stock issuable pursuant to the Merger shall have been registered or shall be exempt from registration or qualification under applicable state "blue sky" or securities Laws.

    (b) HSR Act. All necessary requirements of the HSR Act shall have been complied with and any "waiting periods" applicable to the Merger and to the transactions described in this Agreement which are imposed by the HSR Act shall have expired prior to the Closing Date or shall have been terminated by the appropriate agency.

  8.8 Listing. API shall have received notice from the New York Stock Exchange that the shares of API Common Stock to be issued or reserved for issuance pursuant to this Agreement are approved for listing on the New York Stock Exchange subject to official notice of issuance.

  8.9 Tax Opinion. ZERO shall have received an opinion of Gibson Dunn & Crutcher LLP, counsel to ZERO, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code, and that API, Acquisition and ZERO will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to ZERO Stockholders, and such opinion shall not have been withdrawn or modified in any material respect as of the Closing Date and the Effective Time of Merger. In rendering such opinion, such counsel may require and rely upon representations contained in certificates of ZERO, API and Acquisition.

  8.10 Accountant Letter. ZERO shall have received a copy of a letter from Coopers & Lybrand LLP, which shall be in form and substance reasonably satisfactory to ZERO and shall contain information concerning the financial condition of API, dated the Closing Date, similar to the letter described in
Section 3.11 of this Agreement.

                                  ARTICLE IX

                          TERMINATION; MISCELLANEOUS

  9.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing (whether before or after approval of this Agreement by the ZERO Stockholders or the API Stockholders or both), as follows:

    (a) by mutual written agreement of API and ZERO, duly authorized by the Boards of Directors of API and ZERO;

    (b) by either API or ZERO by written notice to the other party if: (i) any court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; or (ii) if the Effective Time of Merger has not occurred on or before September 30, 1998, provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) of this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time of Merger to occur on or before that date;

    (c) by API by written notice to ZERO if: (i) there exists one or more breaches of the representations and warranties of ZERO made in this Agreement as of the date of this Agreement which breaches, individually or in the aggregate, would or would be reasonably likely to result in a ZERO Material Adverse Effect and such breaches shall not have been remedied within 20 calendar days after receipt by ZERO of written notice from API specifying the nature of such breaches and requesting that they be remedied; (ii) ZERO shall have failed to perform and comply in all respects with its agreements and covenants contained in Sections 6.10 and 6.11 of this Agreement; (iii) ZERO shall have failed to perform and comply in all respects with all of its other agreements and covenants contained in this Agreement and such failures to perform or comply, individually or in the aggregate, would or would be reasonably likely to result in a ZERO Material Adverse Effect and such failures to perform or comply shall not have been remedied within 20 calendar days after receipt by ZERO of written notice from API specifying the nature of such failures to perform or comply and requesting that they be remedied; (iv) API shall have convened the API Special Meeting to vote upon the issuance of shares of API Common Stock pursuant to this Agreement and such vote does not receive the requisite vote of the API Stockholders for such proposal; (v) ZERO shall have convened the ZERO Special Meeting to vote upon the Merger and the transactions described in this Agreement and such vote does not receive the requisite vote of the ZERO Stockholders for such proposal; or (vi) the Board of Directors of ZERO or any committee thereof: (A) shall withdraw or modify in any manner adverse to API its approval or recommendation of this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation upon API's request, or (C) shall approve or recommend any Other Transaction; and

    (d) by ZERO by written notice to API if: (i) there exists one or more breaches of the representations and warranties of API made in this Agreement as of the date of this Agreement which breaches, individually or in the aggregate, would or would be reasonably likely to result in a API Material Adverse Effect and such breaches shall not have been remedied within 20 calendar days after receipt by API of written notice from ZERO specifying the nature of such breaches and requesting that they be remedied; (ii) API shall have failed to perform and comply in all respects with all of its agreements and covenants contained in this Agreement and such failures to perform or comply, individually or in the aggregate, would or would be reasonably likely to result in a API Material Adverse Effect and such failures to perform or comply shall not have been remedied within 20 calendar days after receipt by API of written notice from ZERO specifying the nature of such failures to perform or comply and requesting that they be remedied; (iii) ZERO shall have convened the ZERO Special Meeting to vote upon the Merger and the transactions described in this Agreement and such vote does not receive the requisite vote of the ZERO Stockholders for such proposal; (iv) API shall have convened the API Special Meeting to vote upon the issuance of shares of API Common Stock pursuant to this Agreement and such vote does not receive the requisite vote of the API Stockholders for such proposal; (v) pursuant to Section 3.9(d) of this Agreement; or (vi) the Board of Directors of API or any committee thereof: (A) shall withdraw or modify in any manner adverse to ZERO its approval or recommendation of this Agreement or the Merger, or (B) shall fail to reaffirm such approval or recommendation upon ZERO's request.

  9.2 Rights on Termination; Waiver. If this Agreement is terminated pursuant to Section 9.1 of this Agreement, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of any party (including its directors, officers, employees, agents, legal, accounting or financial advisors or other representatives) to the others, provided that:
(a) the obligations of API and Acquisition contained in Sections 3.4(c), 9.2 and 9.5 of this Agreement shall survive any such termination; (b) the obligations of ZERO contained in Sections 3.4(c), 3.9(e), 9.2 and 9.5 of this Agreement shall survive any such termination; and (c) each party to this Agreement shall retain any and all remedies which it may have for breach of contract provided by Law based on another party's willful failure to comply with the terms of this Agreement. If any of the conditions set forth in Article VII of this Agreement have not been satisfied, API may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement and if any of the conditions set forth in Article VIII of this Agreement have not been satisfied, ZERO may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement. Any such election to proceed shall be evidenced by a certificate signed on behalf of the waiving party by an officer of that party.

  9.3 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants of the parties contained in this Agreement (other than the covenants contained in Sections 2.8, 2.9, 2.12, 3.14, 3.15, 3.17, 9.3, 9.13 and 9.15 of this Agreement) or made pursuant to this Agreement shall terminate and be of no further force and effect at the Effective Time of Merger and none of the parties shall have any liability or obligation with respect thereto.

  9.4 Entire Agreement; Amendment. This Agreement and the documents referred to in this Agreement and required to be delivered pursuant to this Agreement constitute the entire agreement among the parties pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, other than the Confidentiality Agreements, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement and in the Confidentiality Agreements. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT OR IN THE CONFIDENTIALITY AGREEMENTS, NO PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER PARTIES OR TO THE REPRESENTATIVES OF THE OTHER PARTIES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. This Agreement may be amended by the parties at any time before or after approval of this Agreement by the ZERO Stockholders, except that after such approval, no amendment shall be made without the further approval of the ZERO Stockholders if any such amendment: (a) changes the Exchange Ratio; or (b) materially adversely affects the rights of the ZERO Stockholders. This Agreement may be amended by the parties at any time before or after approval of this Agreement by the API Stockholders, except that after such approval, no amendment shall be made without the further approval of the API Stockholders if any such amendment: (y) changes the Exchange Ratio; or (z) materially adversely affects the rights of the API Stockholders. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by API, ZERO and Acquisition. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

  9.5 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except that: (a) API shall pay the filing fee relating to the filing required by the HSR Act; and (b) those expenses incurred in connection with printing the Proxy Statement and Registration Statement, as well as the filing fee relating thereto, shall be shared equally by ZERO, on the one hand, and API, on the other hand.

  9.6 Governing Law. This Agreement shall be construed and interpreted according to the Laws of the State of Delaware.

  9.7 Assignment. Prior to the Effective Time of Merger, this Agreement shall not be assigned by any party to this Agreement except with the prior written consent of the other parties to this Agreement.

  9.8 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of a party by personal delivery or telephonic facsimile transmission or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

  If to API or Acquisition:
                        Applied Power Inc.
                        Attention: Richard G. Sim
                        13000 West Silver Spring Drive
                        Butler WI 53007-6600

                        Fax No.: 414-781-0629

  with a copy to:       Quarles & Brady
                        Attention: Anthony W. Asmuth III
                        411 E. Wisconsin Avenue
                        Milwaukee, WI 53202-4497

                        Fax No: 414-271-3552

  If to ZERO:           ZERO Corporation
                        Attention: Wilford D. Godbold, Jr.
                        444 South Flower Street, Suite 2100
                        Los Angeles CA 90071-2922

                        Fax No: 213-629-2366

  with a copy to:       Gibson Dunn & Crutcher LLP
                        Attention: Peter F. Ziegler
                        333 South Grand Avenue
                        Los Angeles, CA 90071-3197

                        Fax No: 213-229-7520

  9.9 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

  9.10 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders. The language used in this Agreement shall be deemed to be language chosen by the parties to this Agreement to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises concerning the language of this Agreement, this Agreement shall be construed as if drafted jointly by the parties to this Agreement and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

  9.11 Severability. If any provision, clause, or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby unless such invalidity materially impairs the ability of the parties to consummate the transactions contemplated by this Agreement.

  9.12 Specific Performance. The parties agree that the assets and business of the ZERO Companies as a going concern and the API Common Stock constitute unique property. There is no adequate remedy at Law for the damage which any party might sustain for failure of the other parties to consummate the Merger and the transactions contemplated by this Agreement, and accordingly, each party shall be entitled, at its option, to the remedy of specific performance to enforce the Merger pursuant to this Agreement.

  9.13 No Reliance. Except for the parties to this Agreement, any assignees permitted by Section 9.7 of this Agreement and as described in Sections 3.14 and 3.15 of this Agreement: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement; and (b) the parties assume no liability to any Person because of any reliance on the representations, warranties and agreements of the parties contained in this Agreement.

  9.14 Exhibits and Disclosure Schedule. If a document or matter is disclosed in any Exhibit to this Agreement or in the Disclosure Schedule, it shall be deemed to be disclosed for all purposes of this Agreement without the necessity of specific repetition or cross-reference. All capitalized terms used in any Exhibit to this Agreement or in the Disclosure Schedule shall have the definitions specified in this Agreement.

  9.15 Further Assurances. If, at any time after the Effective Time of Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of either Acquisition or ZERO, the officers of the Surviving Corporation are fully authorized to take any such action in the name of Acquisition or ZERO.

  In Witness Whereof, the parties have caused this Agreement and Plan of Merger to be duly executed as of the day and year first above written.

                                          Applied Power Inc.

                                            /s/ Richard G. Sim
                                          By __________________________________
                                                Richard G. Sim
                                                President and Chief Executive
                                                 Officer

                                          Zero Corporation

                                            /s/ Wilford D. Godbold, Jr.
                                          By __________________________________
                                                Wilford D. Godbold, Jr.,
                                                President and Chief Executive
                                                 Officer
                                          STB Acquisition Corporation

                                            /s/ Richard G. Sim
                                          By __________________________________
                                                Richard G. Sim,
                                                President and Chief Executive
                                                 Officer

                        EXHIBIT 1A TO MERGER AGREEMENT

                         FORM OF API AFFILIATE LETTER

Gentlemen:

  The undersigned is a holder of shares of Class A Common Stock, par value $.20 per share ("API Common Stock") of Applied Power Inc., a Wisconsin corporation ("API") and understands that API, ZERO Corporation ("ZERO") and a subsidiary of API are parties to an Agreement and Plan of Merger providing for the merger of ZERO with a subsidiary of API (the "Merger") .

  The undersigned acknowledges that the undersigned may be deemed an "affiliate" of API as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

  The undersigned represents to, and covenants with API that the undersigned will not, during the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, any securities of API or ZERO, and the undersigned will not sell, transfer or otherwise dispose of, or reduce any risk relative to, shares of API Common Stock or any other shares of the capital stock of API until after such time as results covering at least 30 days of operations of API (including the combined operations of ZERO and API) have been published by API in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such results of operations.

  The undersigned has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of securities of API and ZERO.

                                          Very truly yours,

                                          -------------------------------------
                                          [Name]

Dated:

                        EXHIBIT 1B TO MERGER AGREEMENT

                         FORM OF ZERO AFFILIATE LETTER

Gentlemen:

  The undersigned is a holder of shares of Common Stock, par value $.01 per share ("ZERO Common Stock") of ZERO Corporation, a Delaware corporation ("ZERO") and is entitled to receive shares of Class A Common Stock, par value $.20 per share, (the "Shares") of Applied Power Inc., a Wisconsin corporation ("API") in connection with the merger (the "Merger") of ZERO with a subsidiary of API pursuant to an Agreement and Plan of Merger by and among ZERO, API and a subsidiary of API dated as of April 6, 1998.

  The undersigned acknowledges that the undersigned may be deemed an "affiliate" of ZERO within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

  If in fact the undersigned were an affiliate of ZERO under the Act, the undersigned's ability to sell, assign or transfer any Shares received by the undersigned in exchange for any shares of ZERO Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

  The undersigned hereby represents to and covenants with ZERO that it will not sell, assign or transfer any Shares received by the undersigned in exchange for shares of ZERO Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 (and otherwise in accordance with Rule 144 under the Act if the undersigned is an affiliate of API and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to API or as described in a "no-action" or interpretive letter from the Staff of the Commission, is not required to be registered under the Act.

  The undersigned understands that API is under no obligation to register the sale, transfer or other disposition of the Shares by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

  In the event of a sale of Shares received by the undersigned in the Merger pursuant to Rule 145, the undersigned will supply API with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as API may otherwise reasonably request. The undersigned understands that API may instruct its transfer agent to withhold the transfer of any Shares disposed of by the undersigned in a manner inconsistent with this letter.

  The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Shares received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to API to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder or (ii) in the event of a sale of the Shares which has been registered under the Act or made in conformity with the provisions of Rule 145.

  The undersigned further represents to, and covenants with API that the undersigned will not, during the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, any securities of API or ZERO, and the undersigned will not sell, transfer or otherwise dispose of, or reduce any risk relative to, the Shares received by the undersigned in the Merger or any other shares of the capital stock of API until after such time as results covering at least 30 days of operations of API (including the combined operations of ZERO and API) have been published by API in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such results of operations.

  The undersigned has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of securities of API and ZERO.

                                          Very truly yours,

                                          -------------------------------------
                                          [Name]

Dated:

  As an inducement to the above individual to deliver this letter, API agrees that for so long as and to the extent necessary to permit such individual to sell the Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, API shall use all reasonable efforts to file, on a timely basis, all reports and data required to be filed by it with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

                                          Very truly yours,

                                          Applied Power Inc.

                                          By: _________________________________
                                            Name:
                                            Title:

          [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]
                                                                      APPENDIX B

July 1, 1998

Board of Directors
Applied Power Inc.
13000 West Silver Spring Drive
Butler, Wisconsin 53007

Dear Members of the Board:

  You have asked us to advise you with respect to the fairness to Applied Power Inc. (the "Acquiror") from a financial point of view of the Exchange Ratio (as defined below) provided for in the Agreement and Plan of Merger, dated as of April 6, 1998 (the "Merger Agreement"), by and among the Acquiror, ZERO Corporation (the "Company"), and STB Acquisition Corporation (the "Sub"). The Merger Agreement provides for the merger (the "Merger") of the Sub with and into the Company pursuant to which the Company will become a wholly owned subsidiary of the Acquiror, and each outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") will be converted into 0.85 of a share (the "Exchange Ratio") of Class A Common Stock, par value $0.20 per share, of the Acquiror (the "Acquiror Common Stock").

  In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company, as well as the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the Company's and the Acquiror's managements to discuss the business and prospects of the Company.

  We have also considered certain financial and stock market data of the Company, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company, and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

  In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and the Acquiror's managements as to the future financial performance of the Company. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the Acquiror Common Stock when issued to the Company's stockholders pursuant to the Merger or the prices at which such Acquiror Common Stock will trade subsequent to Merger. We have assumed with your consent that the Merger will be accounted for as a "pooling of interests" under Accounting Principles Board Opinion No. 16 and will qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.

  In addition, in arriving at our opinion we have taken into consideration the Acquiror's acquisition on June 19, 1998 of approximately 82% of the issued share capital of VERO Group plc, a public limited company organized under the laws of the United Kingdom ("VERO"), pursuant to a cash tender offer for the entire issued share capital of VERO at a purchase price of 192 pence per share. You have advised us that the Acquiror owns or has accepted for payment over 90% of the issued share capital of VERO and that the Acquiror intends to invoke Section 429 of the U.K. Companies Act of 1985, as amended, to acquire the remaining issued share capital of VERO. On that basis and with your consent we have assumed that the acquisition of such shares will be consummated in accordance with such section at 192 pence per share and that, as a result, the Acquiror will have acquired all of the issued share capital of VERO.

  We have acted as financial advisor to the Acquiror in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

  In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  It is understood that this letter is for the information of the Board of Directors of the Acquiror in connection with its consideration of the Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the Acquiror from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                     APPENDIX C

                   [LETTERHEAD OF SALOMON SMITH BARNEY]

April 6, 1998

Board of Directors
ZERO Corporation
444 South Flower
Los Angeles, CA 92211

Members of the Board:

  You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock of ZERO Corporation (the "Company") of consideration to be received by such holders pursuant to the terms and conditions set forth in the Agreement and Plan of Merger by and among Applied Power Inc. ("Applied Power"), STB Acquisition Corporation ("Merger Sub") and the Company, dated April 6, 1998 (the "Merger Agreement"). We understand that, in the Merger, Merger Sub will be merged with and into the Company. We further understand that, upon effectiveness of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of ZERO (the "ZERO Common Stock"), will be converted into 0.850 fully paid and non-assessable shares of Class A Common Stock of Applied Power (the "Applied Power Common Stock"), par value $0.20 per share (the "Exchange Ratio").

  In connection with rendering our opinion, we have reviewed: (i) a draft of the Merger Agreement that you have advised us is substantially in the form to be executed by the parties; (ii) certain publicly available business and financial information relating to the Company and Applied Power which was discussed with us by the respective managements of the Company and Applied Power; (iii) information relating to certain strategic implications and operational benefits anticipated to result from the Merger which was discussed with us by ZERO; (iv) certain publicly available and other information concerning the trading of, and the trading market for, the publicly traded securities of the Company and Applied Power; (v) certain publicly available information with respect to other companies that we believe to be comparable in certain respects to the Company and Applied Power; and (vi) certain publicly available information with respect to other merger and acquisition transactions that we believe to be comparable in certain respects to the Merger. In addition to the foregoing, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate to arrive at our opinion.

  In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all information provided to or reviewed by us or publicly available, and we have not assumed any responsibility for any independent verification of any of such information. With respect to financial forecasts, and other information and data provided to or reviewed by, and relied upon by, us, we have been advised by the managements of the Company and Applied Power that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company and Applied Power as to the expected future financial performance of the Company and Applied Power and the strategic implications and operational benefits anticipated from the Merger. We express no opinion with respect to such forecasts or the assumptions on which they were based. We further relied on the assurances of managements of the Company and Applied Power that they were unaware of any facts that would make the forecasts or information and data provided to us incomplete or misleading. We have not made or been provided with any independent evaluations or appraisals of any of the Company's or Applied Power's assets, properties, liabilities or securities, nor have we made any physical inspection of the properties or assets of the Company or Applied Power. We have assumed that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles ("GAAP"), and that the Merger qualifies for such accounting treatment under GAAP.

  We have also assumed that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and none of the Company, Applied Power, Merger Sub or holders of Company Common Stock will recognize gain or loss for U.S. federal and state income tax purposes as a result of the Merger.

  As you are aware, Salomon Brothers Inc and Smith Barney Inc. (collectively, "Salomon Smith Barney") are acting as financial advisors to the Company in connection with the Merger for which we will receive certain fees, including with regard to the rendering of this opinion, a significant portion of which is contingent upon the consummation of the Merger. Additionally, Salomon Smith Barney has previously rendered financial advisory and investment banking services to the Company for which we have received customary compensation. In the ordinary course of our securities business we and our affiliates may hold or actively trade the debt and equity securities of the Company or Applied Power for our own account and for the account of our customers and, accordingly, we may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain other business and financial relationships with the Company and Applied Power.

  Our opinion, as expressed below, relates to the relative values of the Company and Applied Power and does not imply any conclusion as to what the value of the Applied Power Common Stock actually will be when issued pursuant to the Merger or the price at which such stock will trade following the consummation of the Merger. Our opinion necessarily is based upon conditions and circumstances as they exist and can be evaluated as of the date hereof and does not address the underlying business decision of the Company to enter into the Merger Agreement. Specifically, we have not been asked to, nor do we, express an opinion as to the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

  This opinion is for the benefit and use by members of the Board of Directors of the Company in connection with their evaluation of the Merger and does not constitute a recommendation to any holder of shares of the Company Common Stock as to how such stockholder should vote with respect to the Merger. This opinion may not be published or otherwise used by the Company without our prior written consent, other than as provided for in our engagement agreement, dated February 3, 1998, between the Company and Salomon Smith Barney.

  Based upon, and subject to, the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of ZERO Common Stock.

Very truly yours,

Salomon Smith Barney

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;
(iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

  Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

  Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

  Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

  Article VIII of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  See the Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 22. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 20 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BUTLER, STATE OF WISCONSIN, ON JUNE 30, 1998.

                                          Applied Power Inc.
                                          (Registrant)

                                                  /s/ Richard G. Sim
                                          By: _________________________________
                                                      Richard G. Sim
                                              Chairman, President and Chief
                                                    Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard G. Sim and Robert C. Arzbaecher, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.*

                 SIGNATURE                                     TITLE
                 ---------                                     -----


          /s/ Richard G. Sim                Chairman of the Board, President and
___________________________________________   Chief Executive Officer; Director
              Richard G. Sim

       /s/ Robert C. Arzbaecher             Vice President and Chief Financial Officer
___________________________________________   (Principal Financial Officer)
           Robert C. Arzbaecher

        /s/ Richard D. Carroll              Treasurer, Controller and
___________________________________________   Principal Accounting Officer
            Richard D. Carroll

        /s/ H. Richard Crowther             Director
___________________________________________
            H. Richard Crowther

          /s/ Jack L. Heckel                Director
___________________________________________
              Jack L. Heckel

        /s/ Richard A. Kashnow              Director
___________________________________________
            Richard A. Kashnow

        /s/ L. Dennis Kozlowski             Director
___________________________________________
            L. Dennis Kozlowski

         /s/ John J. McDonough              Director
___________________________________________
             John J. McDonough


*Each of the above signatures is affixed as of June 30, 1998.

                               APPLIED POWER INC
                          ("API" OR THE "REGISTRANT")
                         (COMMISSION FILE NO. 1-11288)

                                 EXHIBIT INDEX
                                       TO
                        FORM S-4 REGISTRATION STATEMENT

  The following exhibits are filed with or incorporated by reference in this Registration Statement:

                                               INCORPORATED HEREIN           FILED
EXHIBIT              DESCRIPTION                 BY REFERENCE TO            HEREWITH
-------              -----------               -------------------          --------
 2.1     Agreement and Plan of Merger, dated                         Appendix A to the
         as of April 6, 1998, by and among                           Joint Proxy
         Applied Power Inc., ZERO Corporation                        Statement/ Prospectus
         ("ZERO") and STB Acquisition                                contained in this
         Corporation                                                 Registration
                                                                     Statement (the "Joint
                                                                     Proxy Statement/
                                                                     Prospectus")
 3.1     Restated Articles of Incorporation   Exhibit 4.1 to the
         of API                               Registrant's
                                              Registration
                                              Statement on Form S-8
                                              (File No. 333-46469)
 3.2     Amended and Restated Bylaws of API   Exhibit 3.2 to the
         (effective as of January 8, 1997)    Registrant's Form 10-
                                              K for fiscal year
                                              ended August 31, 1997
 4.1     Restated Articles of Incorporation   See Exhibits 3.1 and
         and Amended and Restated Bylaws      3.2 above
 4.2     Agreement for Purchase and Sale,     Exhibit 19.2(a)-(g)
         dated August 29, 1990, between       to the Registrant's
         Minnesota Mining and Manufacturing   Form 10-Q for quarter
         Company and Applied Power Inc., and  ended May 31, 1991
         seven related Leases, each dated
         April 29, 1991, between Bernard
         Garland and Sheldon Garland, d/b/a
         Garland Enterprises, as Landlord,
         and Applied Power Inc., as Tenant
 4.3     Multicurrency Credit Agreement,      Exhibit 4.1 to the
         dated as of June 18, 1998, among     Registrant's Current
         Applied Power Inc. and Enerpac B.V., Report on Form 8-K
         as Borrowers, various financial      dated as of June 5,
         institutions from time to time party 1998
         thereto, as Lenders, The First
         National Bank of Chicago, as
         Syndication Agent, Societe Generale,
         as Documentation Agent, and Bank of
         America National Trust and Savings
         Association, as Administrative
         Agent, arranged by BancAmerica
         Robertson Stephens

                                               INCORPORATED HEREIN           FILED
EXHIBIT              DESCRIPTION                 BY REFERENCE TO            HEREWITH
-------              -----------               -------------------          --------
 4.4     Receivables Purchase Agreement dated Exhibit 4.1 to the
         as of November 20, 1997 among        Registrant's
         Applied Power Credit Corporation as  Quarterly Report on
         Seller, Applied Power Inc.           Form 10-Q
         individually and as Servicer and     for quarter ended
         Barton Capital Corporation as        November 30, 1997
         Purchaser and Societe Generale as
         Agent
 5.1     Opinion of Quarles & Brady as to the                                  X
         legality of the securities being
         registered
 8.1     Opinion of Gibson, Dunn & Crutcher                                    X
         LLP as to the tax consequences of
         the transaction
23.1     Consent of Deloitte & Touche LLP,                                     X
         API's independent accountants (and
         independent accountants for Versa
         Technologies, Inc.)
23.2     Consent of Deloitte & Touche LLP,                                     X
         ZERO's independent accountants
23.3     Consent of Quarles & Brady                                  Contained in Exhibit
                                                                     5.1
23.4     Consent of Gibson, Dunn & Crutcher                          Contained in Exhibit
         LLP                                                         8.1
23.5     Consent of Credit Suisse First                                        X
         Boston Corporation, financial
         advisor to API
23.6     Consent of Salomon Smith Barney,                                      X
         financial advisor to ZERO
23.7     Consent of Ernst & Young                                              X
24.1     Powers of Attorney                                          On Signatures page
99.1     Form of proxy to be used in                                           X
         connection with the Special Meeting
         of Stockholders of ZERO
99.2     Form of proxy to be used in                                           X
         connection with the Special Meeting
         of Shareholders of API
99.3     Opinion of Credit Suisse First                              Appendix B to the
         Boston Corporation                                          Joint Proxy
                                                                     Statement/
                                                                     Prospectus
99.4     Opinion of Salomon Smith Barney                             Appendix C to the
                                                                     Joint Proxy
                                                                     Statement/
                                                                     Prospectus

                                      EI-2